FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280318-05

JPMF1 Multifamily Mortgage Trust 2026-FX1

Free Writing Prospectus

Collateral Term Sheet

$734,215,000

(Approximate Total Mortgage Pool Balance)

$648,862,000

(Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

MF1 REIT III FR TRS LLC

as Sponsor and Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates

Series 2026-FX1

May 18, 2026

J.P. MORGAN

Lead Manager and Sole Bookrunner

ATLAS SP Securities	Goldman Sachs & Co. LLC	Santander US Capital Markets LLC
Co-Manager	Co-Manager	Co-Manager

This material is for your information, and none of J.P. Morgan Securities LLC, ATLAS SP Securities, a division of Apollo Global Securities, LLC, Goldman Sachs & Co. LLC or Santander US Capital Markets LLC (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-280318) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Seller. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-2

JPMF1 2026-FX1	Transaction Overview

Transaction Overview

J.P. Morgan Securities LLC, as Lead Manager and Sole Bookrunner, and J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor (collectively, “JPM”), are pleased to present MF1 Capital LLC’s (“MF1”) inaugural fixed-rate multifamily conduit offering, JPMF1 Multifamily Mortgage Trust 2026-FX1 (“JPMF1 2026-FX1”). The transaction will feature 17 five-year, fixed-rate loans, with an aggregate principal balance of approximately $734.2 million as of the Cut-off Date. The underlying collateral consists of 24 stabilized multifamily properties, spanning 12 states. MF1 originated each of the mortgage loans to be contributed to the securitization through an affiliate, MF1 REIT III FR TRS LLC.

●	Multifamily-Only, SEC-Registered Conduit Offering.
o	The collateral for the JPMF1 2026-FX1 transaction is 100% multifamily, securitized through the Depositor’s SEC-registered shelf, utilizing a REMIC trust structure.
●	Collateral Characteristics.
o	Approximately 53.9% of the collateral was built in or after 2000.
o	Approximately 43.9% of the pool is located in major MSAs such as New York/New Jersey (19.1%), San Bernardino, CA (8.1%), Chicago, IL (6.2%), Philadelphia, PA (6.1%) and Atlanta, GA (4.4%).
o	Approximately 76.5% of the borrower sponsors within the JPMF1 2026-FX1 transaction are prior agency/GSE borrowers.
●	Pool Metrics.
o	The mortgage loans represent a weighted average underwritten NOI Debt Yield, NCF DSCR and LTV of 8.2%, 1.37x, and 67.7%, respectively.
o	The weighted average occupancy across all properties within the pool is 95.5%.
o	The weighted average loan balance as of the Cut-Off Date is $43,189,118.
●	Investor-Aligned Financing Transaction via Retained Horizontal Risk Retention.
o	100% of the collateral is contributed by MF1 through MF1 REIT III FR TRS LLC and MF1 REIT III FR Retention Holder LLC, an affiliate of MF1, will be retaining the ‘B-piece’ in satisfaction of the U.S. risk retention obligations for the transaction.

MF1 Overview

MF1 was formed in 2018 as a 50/50 joint venture between an affiliate of Berkshire Group LLC (“Berkshire”) and Limekiln Real Estate Investment Management, LP (“Limekiln”). The joint venture is a multifamily lending platform led by professionals that have been participants in the multifamily ‘B-piece’ market since its inception. MF1 aims to provide sponsors with an alternative for properties that do not fit the narrow credit requirements for agency multifamily, with the ability to accommodate accelerated closing timelines. MF1 is also among the top issuers of commercial real estate collateralized loan obligations (“CRE CLOs”). The MF1 platform’s total origination volume has increased from $4.2 billion as of year-end 2020 to $28.8 billion as of year-end 2025. MF1 has:

●	Originated 572 loans since 2018, totaling $28.8 billion in total commitments as of December 31, 2025.
●	Issued 23 securitizations, securitizing $25.4 billion of loans in aggregate as of December 31, 2025.

The senior executives of MF1, Scott Waynebern, Eric Draeger and Jon Pfeil worked together for several years at Deutsche Bank in the 2000s. At Deutsche Bank, the executive team helped manage a leading Fannie/Freddie multifamily lender (Deutsche Bank Berkshire Mortgage), advised Freddie Mac on the launch of its Capital Markets Execution/CME/K-series multifamily lending and securitization program, bought the first CMBS ‘B-piece’ backed by newly-originated collateral after the 2008 financial crisis (FREMF 2009-K4) and created a new multifamily bridge lending product to incubate product for the Fannie/Freddie rate lending business. Scott Waynebern and Eric Draeger are also members of the Freddie Mac Multifamily Advisory Council.

As one half of the MF1 joint venture, Limekiln is headquartered in New York and is a multifamily-focused real estate investor. In addition to MF1, Limekiln executes high yield multifamily securities strategies including through a separate account that has purchased Freddie Mac controlling-class B-pieces and pursues multifamily special situations. Limekiln has purchased, or advised on the purchase of, the ‘B-piece’ on 11 Freddie Mac K-Program deals, totaling $13.1 billion of loan volume.

Berkshire, the other half of the MF1 joint venture, is headquartered in Boston, Massachusetts. Berkshire operates out of three offices with 229 corporate employees and approximately 800 property management employees. Berkshire has been in the multifamily business for 60 years and has sponsored several multifamily debt and equity strategies over this period. As of December 31, 2025, Berkshire owned, managed and oversaw approximately 481,000 residential units, including 128 residential communities, across the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-3

JPMF1 2026-FX1	Certificate Structure

Offered Certificates

Class	Expected Ratings (Fitch/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-2(7)	AAAsf/AAA(sf)	(7)(8)	21.750%	(7)(9)	(8)	(8)	10.5%	53.0%
Class A-3(7)	AAAsf/AAA(sf)	(7)(8)	21.750%	(7)(9)	(8)	(8)	10.5%	53.0%
Class X-A	AAAsf/AAA(sf)	$574,523,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AA(low)(sf)	$74,339,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class B(7)	AA-sf/AA(high)(sf)	$42,217,000(7)	16.000%	(7)(9)	4.85	58 – 58	9.8%	56.9%
Class C(7)	A-sf/A(high)(sf)	$32,122,000(7)	11.625%	(7)(9)	4.89	58 – 59	9.3%	59.8%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/A(low)(sf)	$26,615,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-F	BBsf/BBB(high)(sf)	$8,260,000(10)(13)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-S	NR/NR	$734,215,000(10)	N/A	Fixed IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/A(sf)	$11,931,000	10.000%	(9)	4.93	59 – 59	9.1%	60.9%
Class E	BBB-sf/BBB(high)(sf)	$14,684,000	8.000%	(9)	4.93	59 – 60	8.9%	62.3%
Class F	BBsf/BBB(sf)	$8,260,000(13)	6.875%	(9)	5.01	60 – 60	8.8%	63.0%
Class G-RR	BB-sf/BBB(low)(sf)	$9,178,000(13)	5.625%	(9)	5.01	60 – 60	8.7%	63.9%
Class H-RR	B-sf/BB(sf)	$11,931,000	4.000%	(9)	5.01	60 – 60	8.5%	65.0%
Class J-RR	NR/NR	$29,369,000	0.000%	(9)	5.01	60 – 60	8.2%	67.7%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates (together with the Class X-S certificates, “Class X certificates”) may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-S certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balance of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class D, Class E, Class F, Class G-RR, Class H-RR and J-RR certificates
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-4

JPMF1 2026-FX1	Certificate Structure

and the Exchangeable Certificates with a certificate balance are referred to as the “principal balance certificates.” Each Class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class B and Class C certificates, respectively, shown in the table above.

(8)	The exact initial certificate balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A 3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate of the initial certificate balances of the Class A-2 and Class A-3 trust components is expected to be approximately $574,523,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2 trust component. The Class A-3 X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $574,523,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 - $250,000,000	NAP – 4.32	NAP / 44 –54
Class A-3 trust component	$324,523,000 - $574,523,000	4.66 – 4.51	54 - 58 / 44 – 58
(9)	The pass-through rate for each class of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate and a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-S certificates will be equal to the aggregate certificate balance of the Class A-2, Class A-3, Class B and Class C trust components and the Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates. outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate, over (b) the weighted average of the pass-through rates on the Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus the Class X-S Excess Strip Rate, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The pass-through rate for the Class X-S certificates for any distribution date will be a per annum rate equal to 0.10140% (the “Class X-S Excess Strip Rate”).
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The notional amount of the Class X-F certificates and the initial certificate balance of each of the Class F and Class G-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial certificate balance of the Class F certificates is expected to fall within a range of $7,342,000 and $10,096,000, and the initial certificate balance of the Class G-RR certificates is expected to fall within a range of $7,342,000 and $10,096,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “Horizontal Risk Retention Certificates”) will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class F certificates would affect the initial notional amount of the Class X-F certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-5

JPMF1 2026-FX1	Issue Characteristics

Issue Characteristics

Offered Certificates:	$648,862,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 12 principal balance classes (Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 10 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class B-X1, Class B-X2, Class C-X1 and Class C-X2).
Lead Managers and Sole Bookrunner:	J.P. Morgan Securities LLC
Co-Managers:	ATLAS SP Securities, a division of Apollo Global Securities, LLC, Goldman Sachs & Co. LLC or Santander US Capital Markets LLC.
Mortgage Loan Sellers:	MF1 REIT III FR TRS LLC
Rating Agencies:	Fitch and Morningstar DBRS
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	MF1 Loan Services LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	MF1 REIT III FR Retention Holder LLC (or an affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by MF1 REIT FR TRS LLC as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsor, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates , or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the Offered Certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2026 (or, in the case of any mortgage loan that has its first due date after June 2026, the date that would have been its due date in June 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 18, 2026
Expected Closing Date:	June 10, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2026.
Rated Final Distribution Date:	The distribution date in May 2059
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. None of the certificates will constitute “mortgage related securities” for purposes of SMMEA.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	JPMF1 2026-FX1<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class X-A, Class X-B, Class X-D, Class X-F and Class X-S certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-2 and Class A-3 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-2 trust component, until the certificate balance of the Class A-2 trust component has been reduced to zero, and (b) second, to principal on the Class A-3 trust component, until the principal balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of certificates and trust component other than the Class A-2 and Class A-3 trust components have been reduced to zero as a result of the allocation of mortgage loan losses to those trust components, funds available for distributions of principal will be distributed to the Class A-2 and Class A-3 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-2 and Class A-3 trust components, to reimburse the Class A-2 and Class A-3 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Seventh, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview
from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.
Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (8) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (8) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class B	$42,217,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$32,122,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”).  Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
“Class A-2 Exchangeable Certificates”	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of  Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class B or Class C trust component, respectively.  The maximum certificate balances of  Class A-2, Class A-3, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-2 and Class A-3 trust components discussed above in footnote (8) under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of  Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the  Class A-2, Class A-3, Class B or Class C trust component, respectively.  Each class of  Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to the lesser of (x) 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (y) $1,000,000 of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the mortgage loan seller and (ii) workout fees generally equal to the lesser of (x) 1.0% of interest (other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan) and (y) $1,000,000, subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to each of the Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1 and Class A-3-2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(7) to each of the Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date,

(8) to the Class B-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

(10) to the Class C-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above,

(13) to each of the Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date,

(14) to the Class X-D certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class D certificates and the Class E certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D certificates and the Class E certificates as described above,

(15) to each of the Class F certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date,

(16) to the Class X-F certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class F certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class F certificates as described above, and

(17) to the Class G-RR, Class H-RR and Class J-RR certificates, pro rata, based on the total amount of principal distributed to the such classes on that Distribution Date).

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates and the Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees or workout fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-S and Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii)  the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class J-RR, Class H-RR, Class G-RR, Class F, Class E and Class D certificates, the Class C and Class B trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-2 and Class A-3 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-2 or Class A-3 trust components as write-offs in reduction of their principal balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B or Class C trust components as write-offs in reduction of their principal balances.

Non-Serviced Whole Loan:	The following mortgaged property secures a mortgage loan (a “non-serviced mortgage loan”), one or more pari passu promissory notes or one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: The Lightwell. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the servicing agreement for another securitization transaction) as a “non-serviced whole loan.” The non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of the non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of the control note)), and the holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” at any determination, with respect to a servicing shift mortgage loan is the then applicable “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

servicing note, there will be no Loan-Specific Directing Certificateholder under the pooling and servicing agreement for this transaction (the “PSA”) with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR, Class H-RR and Class J-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class G-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be not deemed continuing in the event that the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class J-RR, Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C and Class B trust components, in that order, and then pro rata to the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Any Appraised Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Appraisal Reduction Amounts.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause that such appraisal is delivered within 30

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on any non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced servicing agreement and applicable intercreditor agreement) and the special servicer (for any mortgage loan (other than a non-serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the PSA, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a whole loan if it is a defaulted loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer) or the trustee for the securitization of a companion loan, and each related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the offer is made by an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender, so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the JPMF1 Multifamily Mortgage Trust 2026-FX1 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement
of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of certificates representing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

Servicing Standard:	Each of the master servicer and the special servicer are obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated
Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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JPMF1 2026-FX1	Structural Overview

serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                 reviewing the actions of the special servicer with respect to any specially serviced loan;

●                  reviewing (i) all reports by the special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                 reviewing for accuracy and consistency with the PSA the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amount and any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                 preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan or if an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “trust-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

●                 to consult (on a non-binding basis) with the special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class G-RR, Class H-RR and Class J-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations
Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-17

JPMF1 2026-FX1	Structural Overview

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting right.

Dispute Resolution Provisions:

The mortgage loan seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller, and the mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the mortgage loan has been repurchased in accordance with the mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the mortgage loan purchase agreement, (iv) the mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-18

JPMF1 2026-FX1	Collateral Overview
Mortgage Loan Seller	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
MF1 REIT III FR TRS LLC	17	24	$734,215,000	100.0%
Total:	17	24	$734,215,000	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$734,215,000
Number of Mortgage Loans:	17
Average Cut-off Date Balance per Mortgage Loan:	$43,189,118
Number of Mortgaged Properties:	24
Average Cut-off Date Balance per Mortgaged Property:	$30,592,292
Weighted Average Mortgage Rate:	5.76726%
% of Pool Secured by 5 Largest Mortgage Loans:	42.9%
% of Pool Secured by 10 Largest Mortgage Loans:	71.0%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	55
Weighted Average Seasoning (months):	5
% of Pool Secured by Refinance Loans:	96.3%
% of Pool Secured by Acquisition Loans:	3.7%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	9.7%
% of Pool with Subordinate Debt:	0.0%
% of Pool with Mezzanine Mortgage Debt:	6.1%

Credit Statistics(2)
Weighted Average UW NOI DSCR:	1.39x
Weighted Average UW NOI Debt Yield:	8.2%
Weighted Average UW NCF DSCR:	1.37x
Weighted Average UW NCF Debt Yield:	8.0%
Weighted Average Cut-off Date LTV Ratio(3):	67.7%
Weighted Average Maturity Date LTV Ratio(3):	67.7%

Footnotes are set forth on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-19

JPMF1 2026-FX1	Collateral Overview

Lockboxes
% of Pool with Springing Lockboxes:	100.0%

Reserves
% of Pool Requiring Tax Reserves:	100.0%
% of Pool Requiring Insurance Reserves:	60.6%
% of Pool Requiring Replacement Reserves:	100.0%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	76.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	23.5%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2026.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-20

JPMF1 2026-FX1	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/ Units	Cut-off Date Balance per SF/Room/Units	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MF1	The Lightwell	Brooklyn	NY	Multifamily	$71,000,000	9.7%	218	$784,403.67	1.37x	7.5%	65.1%	65.1%
2	MF1	Addison Ridge Phases I & III	Fayetteville	NC	Multifamily	$67,000,000	9.1%	421	$159,144.89	1.36x	7.9%	66.4%	66.4%
3	MF1	Flintstone Chicago MHC Portfolio	Various	IL	Multifamily	$60,000,000	8.2%	631	$95,087.16	1.25x	7.7%	67.7%	67.7%
4	MF1	The Beverly	San Bernardino	CA	Multifamily	$59,400,000	8.1%	254	$233,858.27	1.33x	8.1%	73.6%	73.6%
5	MF1	Friedman Family Portfolio	Wayne	PA	Multifamily	$57,500,000	7.8%	175	$328,571.43	1.24x	7.3%	68.9%	68.9%
6	MF1	Crosby Hill Apartments	Wilmington	DE	Multifamily	$45,000,000	6.1%	203	$221,674.88	1.42x	8.0%	69.0%	69.0%
7	MF1	The HIGHLAND	Orange	NJ	Multifamily	$43,000,000	5.9%	138	$311,594.20	1.25x	7.7%	70.1%	70.1%
8	MF1	Princeton Gardens	Princeton	NJ	Multifamily	$41,250,000	5.6%	160	$257,812.50	1.34x	7.9%	69.6%	69.6%
9	MF1	The Exchange on Franklin	Manalapan	NJ	Multifamily	$40,000,000	5.4%	168	$238,095.24	1.33x	7.8%	67.6%	67.6%
10	MF1	The Boulevard at Tallahassee	Tallahassee	FL	Multifamily	$37,000,000	5.0%	924	$40,043.29	1.51x	9.4%	61.7%	61.7%
		Total/Wtd. Avg.				$521,150,000	71.0%			1.33x	7.9%	68.0%	68.0%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-21

JPMF1 2026-FX1	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MF1	The Lightwell	$71,000,000	$100,000,000	$171,000,000	MF1 2026-FL21	CBRE Loan Services, Inc.	MF1 Loan Services LLC	MF1 2026-FL21	1.37x	7.5%	65.1%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	% of Pool	Mezzanine or Sub Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
6	MF1	Crosby Hill Apartments	$45,000,000	6.1%	$5,500,000	1.42x	8.0%	69.0%	1.14x	7.2%	77.5%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-22

JPMF1 2026-FX1	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MF1	The Lightwell	Brooklyn	NY	Multifamily	$71,000,000	9.7%	218	$784,403.67	1.37x	7.50%	65.10%	65.10%	MF1 2025-FL19
2	MF1	Addison Ridge Phases I & III	Fayetteville	NC	Multifamily	$67,000,000	9.1%	421	$159,144.89	1.36x	7.90%	66.40%	66.40%	CSAIL 2015-C4 (Phase I)
3	MF1	Flintstone Chicago MHC Portfolio	Various	IL	Multifamily	$60,000,000	8.2%	631	$95,087.16	1.25x	7.70%	67.70%	67.70%	MSCR 2022-MN4
7	MF1	The HIGHLAND	Orange	NJ	Multifamily	$43,000,000	5.9%	138	$311,594.20	1.25x	7.70%	70.10%	70.10%	MF1 2025-FL20
10	MF1	The Boulevard at Tallahassee	Tallahassee	FL	Multifamily	$37,000,000	5.0%	924	$40,043.29	1.51x	9.40%	61.70%	61.70%	CSAIL 2015-C1
12	MF1	Sherwood Acres	Baton Rouge	LA	Multifamily	$33,500,000	4.6%	604	$55,463.58	1.67x	10.50%	74.90%	74.90%	JPMBB 2015-C33
13	MF1	St. Germaine	Harvey	LA	Multifamily	$33,000,000	4.5%	552	$59,782.61	1.73x	10.60%	55.70%	55.70%	JPMDB 2016-C2
14	MF1	Ibex Park	Smyrna	GA	Multifamily	$32,500,000	4.4%	240	$135,416.67	1.28x	7.70%	71.00%	71.00%	ACREC 2023-FL2
		Total				$377,000,000	51.3%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan seller. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-23

JPMF1 2026-FX1	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	24	$734,215,000	100.0%	5.7673%	1.37x	8.2%	67.7%	67.7%
Garden	11	$351,215,000	47.8%	5.7807%	1.41x	8.5%	69.3%	69.3%
Mid Rise	5	$171,500,000	23.4%	5.6289%	1.30x	7.5%	67.6%	67.6%
High Rise	2	$74,500,000	10.1%	5.8480%	1.36x	8.2%	63.2%	63.2%
Manufactured Housing	4	$60,000,000	8.2%	5.9800%	1.25x	7.7%	67.7%	67.7%
Low Rise	1	$40,000,000	5.4%	5.7430%	1.33x	7.8%	67.6%	67.6%
Student Housing	1	$37,000,000	5.0%	5.8000%	1.51x	9.4%	61.7%	61.7%
Total/Wtd. Avg.	24	$734,215,000	100.0%	5.7673%	1.37x	8.2%	67.7%	67.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-24

JPMF1 2026-FX1	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New Jersey	4	153,750,000	20.9%	5.9307%	1.30x	7.9%	66.3%	66.3%
New York	2	107,300,000	14.6%	5.4558%	1.37x	7.7%	68.1%	68.1%
North Carolina	1	67,000,000	9.1%	5.6000%	1.36x	7.9%	66.4%	66.4%
Louisiana	2	66,500,000	9.1%	5.8259%	1.70x	10.5%	65.4%	65.4%
Illinois	4	60,000,000	8.2%	5.9800%	1.25x	7.7%	67.7%	67.7%
California - Southern(2)	1	59,400,000	8.1%	5.8700%	1.33x	8.1%	73.6%	73.6%
Pennsylvania	3	57,500,000	7.8%	5.7200%	1.24x	7.3%	68.9%	68.9%
Delaware	1	45,000,000	6.1%	5.4900%	1.42x	8.0%	69.0%	69.0%
Florida	1	37,000,000	5.0%	5.8000%	1.51x	9.4%	61.7%	61.7%
Georgia	1	32,500,000	4.4%	5.8150%	1.28x	7.7%	71.0%	71.0%
Virginia	1	26,965,000	3.7%	5.5700%	1.44x	8.3%	69.7%	69.7%
South Carolina	3	21,300,000	2.9%	6.4470%	1.20x	8.1%	67.4%	67.4%
Total/Wtd. Avg.	24	$734,215,000	100.0%	5.7673%	1.37x	8.2%	67.7%	67.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
(2)	“California – Southern” includes zip codes at or below 93600.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-25

JPMF1 2026-FX1	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
21,300,000-29,999,999	3	$77,765,000	10.6%
30,000,000-39,999,999	5	$172,300,000	23.5%
40,000,000-49,999,999	4	$169,250,000	23.1%
50,000,000-71,000,000	5	$314,900,000	42.9%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: $21,300,000 Max: $71,000,000 Wtd Avg: $43,189,118

   State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New Jersey	4	$153,750,000	20.9%
New York	2	$107,300,000	14.6%
North Carolina	1	$67,000,000	9.1%
Louisiana	2	$66,500,000	9.1%
Illinois	4	$60,000,000	8.2%
California – Southern(3)	1	$59,400,000	8.1%
Pennsylvania	3	$57,500,000	7.8%
Delaware	1	$45,000,000	6.1%
Florida	1	$37,000,000	5.0%
Georgia	1	$32,500,000	4.4%
Virginia	1	$26,965,000	3.7%
South Carolina	3	$21,300,000	2.9%
Total:	24	$734,215,000	100.0%

   Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	24	$734,215,000	100.0%
Garden	11	$351,215,000	47.8%
Mid Rise	5	$171,500,000	23.4%
High Rise	2	$74,500,000	10.1%
Manufactured Housing	4	$60,000,000	8.2%
Low Rise	1	$40,000,000	5.4%
Student Housing	1	$37,000,000	5.0%
Total/Wtd. Avg.	24	$734,215,000	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.3310% - 5.5800%	3	$142,965,000	19.5%
5.5810% - 5.8300%	8	$344,550,000	46.9%
5.8310% - 6.0800%	4	$195,900,000	26.7%
6.0810% - 6.4470%	2	$50,800,000	6.9%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 5.3310% Max: 6.4470% Wtd Avg: 5.7673%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	17	$734,215,000	100.0%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
44 - 50	2	$50,800,000	6.9%
51 - 55	10	$427,215,000	58.2%
56 - 60	5	$256,200,000	34.9%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 44 mos. Max: 60 mos. Wtd Avg: 55 mos.

Mortgage Loan Seller

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MF1	17	$734,215,000	100.0%
Total/Wtd. Avg.	17	$734,215,000	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	17	734,215,000	100.0%
Total/Wtd. Avg.	17	$734,215,000	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
54.4% - 59.9%	2	$62,500,000	8.5%
60.0% - 64.9%	1	$37,000,000	5.0%
65.0% - 69.9%	9	$430,015,000	58.6%
70.0% - 74.9%	5	$204,700,000	27.9%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 54.4% Max: 74.9% Wtd Avg: 67.7%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
54.4% - 59.9%	2	$62,500,000	8.5%
60.0% - 64.9%	1	$37,000,000	5.0%
65.0% - 69.9%	9	$430,015,000	58.6%
70.0% - 74.9%	5	$204,700,000	27.9%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 54.4% Max: 74.9% Wtd Avg: 67.7%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20x - 1.35x	9	$384,450,000	52.4%
1.36x - 1.45x	5	$246,265,000	33.5%
1.46x - 1.55x	1	$37,000,000	5.0%
1.56x - 1.73x	2	$66,500,000	9.1%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 1.20x Max: 1.73x Wtd Avg: 1.37x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.3% - 7.8%	6	$304,000,000	41.4%
7.9% - 8.4%	8	$326,715,000	44.5%
8.5% - 9.5%	1	$37,000,000	5.0%
9.6% - 10.6%	2	$66,500,000	9.1%
Total/Wtd. Avg.	17	$734,215,000	100.0%
Min: 7.3% Max: 10.6% Wtd Avg: 8.2%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-26

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$71,000,000
218 Front Street	The Lightwell	Cut-off Date LTV:	65.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-27

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$71,000,000
218 Front Street	The Lightwell	Cut-off Date LTV:	65.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	7.5%

The Lightwell
218 Front Street
Brooklyn, NY 11201
MANHATTAN
New York
BROOKLYN
Hoboken
Jersey City
GOVERNORS ISLAND
NEW JERSEY
NEW YORK
Hudson River
East River
FDR DRIVE
Newton Creek
UPPER EAST SIDE
MIDTOWN
CLINTON
CHELSEA
WEST VILLAGE
GRAMERCY
SOHO
EAST VILLAGE
TRIBECA
LOWER EAST SIDE
FINANCIAL DISTRICT
ASTORIA
LONG ISLAND CITY
SUNNY SIDE
GREENPOINT
WILLIAMSBURG
BEDFORD-STUYVESANT
BOERUM HILL
CARROLL GARDENS
RED HOOK
PARK SLOPE
GREENWOOD
SUNSET PARK
FLATBUSH
Lincoln Center
Central Park
Cuny-hunter College
Lighthouse Park
John Jay Park
Rainey Park
De Witt Clinton Park
New York Weill Cornell Medical Center
Rockefeller University
Times Square
Rockefeller Center
Queens Bridge Park
Bryant Park
South Point Park
Madison Square Garden
United Nations HQ
Empire State Building
NYU Langone Medical Center
Bellevue Hospital Center
Stevens Institute Of Technology
Union Square
Calvary Cemetery
Washington Square Park
James J Walker Park
Nyu
Tompkins Square Park
Newport Centre Mall
Bedford Ave Shopping Corridor
Mccarren Park
Columbus Park
Seward Park
East River Park
Grand St Shopping Corridor
Brookfield Place
World Trade Center Buildings
NY-Presbyterian Hospital
Skyscraper Museum
Museum of Jewish Heritage
Brooklyn Historical Society DUMBO
National Museum of the American Indian
Woodhull Medical Center
Greenway Terrace
S Parkes Cadman Plaza
Brooklyn Bridge Park
Long Island University
City Point
Brooklyn Hospital Center
Myrtle Ave Shopping Corridor
Pratt Institute
Tompkins Park
Court St Shopping Corridor
Fulton Mall
Atlantic Terminal Mall
Barclays Center
Smith St Shopping Corridor
Washington Ave Shopping Corridor
Coffey Park
Whole Foods
Van Brunt St Shopping Corridor
Washington Skatepark
Grand Army Plaza
Brower Park
IKEA
New York Methodist Hospital
Brooklyn Museum
Brooklyn Botanical Garden
Lincoln Terrace Park
Prospect Park Zoo
Prospect Park
Kingsbrook Jewish Medical Center
Kings County Hospital Center
University Hospital Of Brooklyn
Prospect Park Lake
Greenwood Cemetery
495
278
78
9A
478
Wayne
Yonkers
Hackensack
Clifton
BRONX
Port Washington
New York
MANHATTAN
QUEENS
Newark
BROOKLYN
Elizabeth
STATEN ISLAND
Lido Beach
Atlantic Ocean
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-28

Mortgage Loan No. 1 The Lightwell

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$71,000,000			Location:	Brooklyn, NY 11201
Cut-off Date Balance:	$71,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	9.7%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Cheskel Schwimmer			Year Built/Renovated:	2024/NAP
Guarantor:	Cheskel Schwimmer			Size(4):	218 Units
Mortgage Rate:	5.33100%			Cut-off Date Balance Per Unit(4):	$784,404
Note Date:	12/15/2025			Maturity Date Balance Per Unit(4):	$784,404
Maturity Date:	1/6/2031			Property Manager:	The Lightwell Dumbo LLC
Term to Maturity:	60 Months				(Borrower-related)
Amortization Term:	0 Months			Underwriting and Financial Information(1)
IO Period:	60 Months			UW NOI(5):	$12,745,187
Seasoning:	5 Months			UW NCF:	$12,690,687
Prepayment Provisions:	L(29),D(27),O(4)			UW NOI Debt Yield(1):	7.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	7.4%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	7.5%
Additional Debt Balance(1):	$100,000,000			UW NCF DSCR(1):	1.37x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$8,450,503 (TTM 2/28/2026)
				2nd Most Recent NOI:	$6,085,725 (TTM 11/30/2025)
				3rd Most Recent NOI:	NAV
Reserves(2)				Most Recent Occupancy:	97.2% (4/12/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.4% (12/2/2025)
Tax Reserve:	$36,681	$18,341	NAP	3rd Most Recent Occupancy(6):	NAV
Insurance Reserve:	$63,838	$21,279	NAP	Appraised Value (as of):	$262,600,000 (11/18/2025)
Replacement Reserve:	$0	$4,550	NAP	Appraised Value Per Unit(4):	$1,204,587
TI/LC Reserve:	$600,000	$0	NAP	Cut-off Date LTV Ratio:	65.1%
Other Reserves(3):	$402,000	$0	NAP	Maturity Date LTV Ratio:	65.1%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$171,000,000	100.0%	Loan Payoff:	$167,539,197	98.0%
			Closing Costs:	$1,914,706	1.1%
			Upfront Reserves:	$1,102,519	0.6%
			Return of Equity:	$443,578	0.3%
Total Sources:	$171,000,000	100.0%	Total Uses:	$171,000,000	100.0%

(1)	The Lightwell Mortgage Loan (as defined below) is a part of The Lightwell Whole Loan (as defined below). The Underwriting and Financial Information presented above is based on the aggregate Cut-off Date Balance of The Lightwell Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	Other Reserves consists of an upfront parking lease free rent reserve ($102,000) and a rent concessions reserve ($300,000).
(4)	The Lightwell Property (as defined below) is comprised of 218 multifamily units, 11,000 square feet of ground floor retail space and an amenity space. Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit and Appraised Value Per Unit are solely based upon the 218 multifamily units.
(5)	The increase in UW NOI from Most Recent NOI is primarily attributable to (i) additional incremental multifamily leasing, (ii) burn-off of residential concessions provided through the initial lease-up of the Lightwell Property following construction in 2024 and (iii) additional revenue from the parking lease. The Lightwell Property received its final certificate of occupancy in September 2025 and the trailing 12-month historical financials are not representative of a full fiscal year of performance following construction and lease up of The Lightwell Property.
(6)	The Lightwell Property was constructed in 2024 and received its final certificate of occupancy in September 2025.

The Mortgage Loan. The largest mortgage loan (“The Lightwell Mortgage Loan”) is part of a whole loan (“The Lightwell Whole Loan”) secured by a first priority fee mortgage encumbering a 218-unit mid rise apartment complex located in Brooklyn, New York (“The Lightwell Property”). The Lightwell Whole Loan is comprised of two pari passu promissory notes with an aggregate original principal balance of $171,000,000. The Lightwell Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $71,000,000. The Lightwell Whole Loan will be serviced pursuant to the servicing agreement for the MF1 2026-FL21 securitization trust. The relationship between the holders of The Lightwell Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-29

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$71,000,000
218 Front Street	The Lightwell	Cut-off Date LTV:	65.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	7.5%

The promissory notes comprising The Lightwell Whole Loan are summarized in the below table:

The Lightwell Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$100,000,000	$100,000,000	MF1 2026-FL21	Yes
A-2	$71,000,000	$71,000,000	JPMF1 2026-FX1	No
Total Whole Loan	$171,000,000	$171,000,000

The Borrower and the Borrower Sponsor. The borrower for The Lightwell Mortgage Loan is Toe Front Realty LLC, a New York limited liability company and single purpose entity with one independent director at the sole member level (the “Borrower”). The sole member of the Borrower has pledged its membership interests in the Borrower as additional collateral for The Lightwell Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Cheskel Schwimmer (the “Borrower Sponsor” and “Guarantor”). The Guarantor also provided an environmental indemnity in connection with The Lightwell Mortgage Loan.

The Borrower Sponsor has been an active real estate developer and owner in New York City for over 30 years and has completed numerous multifamily projects throughout the city, totaling two million square feet of total development. The Borrower Sponsor currently owns 18 multifamily properties excluding The Lightwell Property, totaling 1,053 units across New York City. The Lightwell Property is managed by The Lightwell Dumbo LLC, an affiliate of the Borrower Sponsor. The management company is headquartered in Brooklyn and manages the Borrower Sponsor’s entire portfolio of over 1,000 units.

The Property. The Lightwell Property is a recently built, mid rise apartment complex located in the Down Under the Manhattan Bridge Overpass (“DUMBO”) neighborhood of Brooklyn, New York. The Lightwell Property was constructed as two towers connected by a below-grade amenity space and walkway on the ground floor. The Lightwell Property is comprised of 218 multifamily units, of which 152 units (69.7%) are fair market and 66 units (30.3%) are classified as affordable. Unit inventory at The Lightwell Property includes 24 studio units, 65 one-bedroom units and 129 two-bedroom units, which average 623 square feet. The average underwritten rent for the affordable units is $3,615, while the fair market units have an average underwritten rent of $6,330. The Lightwell Property was built in 2024 and obtained its final certificate of occupancy in September of 2025. Upon delivery, The Lightwell Property benefitted from significant leasing velocity, rapidly achieving stabilization. As of April 12, 2026, The Lightwell Property was 97.2% leased. Units at The Lightwell Property feature stainless-steel appliances, quartz countertops, high ceilings, in-unit washer/dryers and hardwood or vinal plank flooring. Amenities at The Lightwell Property include a spa/sauna, social lounge, multi-level gym and office/conference space. In addition, The Lightwell Property offers recreational spaces for its residents, highlighted by a golf simulator, theater and a rooftop lounge with barbecue grills, seating areas and a pickleball court. The rooftop, as well as north-facing units, have unobstructed views of the Manhattan skyline. The Lightwell Property is also conveniently located near the F, A and C lines of the New York City subway system, all of which provide access into Manhattan.

The Lightwell Property also features an 11,000 square foot, ground floor retail space suited for a grocery store, in addition to 2,000 square feet of storage space, a 180 square foot community facility suite and a 150-space parking garage (leased to a third-party operator). As of April 12, 2026, the 11,000 square foot grocery space is not occupied. The community facility suite is leased to The Goat Series Creations on a short-term lease (which expires on May 31, 2026) and is expected to renew following the end of its lease term. The grocer and commercial spaces are assumed to be vacant for purposes of the lender’s underwriting.

The Borrower Sponsor acquired the land for The Lightwell Property for approximately $69.0 million with construction beginning in the third quarter of 2023. The Lightwell Property received a temporary certificate of occupancy in October 2024 and a final certificate of occupancy in September 2025. The Borrower Sponsor’s total cost basis is $189.1 million.

The Lightwell Property benefits from a 35-year 421-a tax exemption under Option C of the Affordable New York tax exemption program (the “421-a Program”). Of the 218 total units at The Lightwell Property, 66 units (30.3%) are classified as affordable and required to be designated for households whose income is below 130% of the area median income (“AMI”), which exceeds the 30% threshold necessary to qualify for the 421-a Program. As part of the 421-a Program, taxes on the improvements are 100% exempt based on the percentage of affordable units during the first 25 years, before a pro-rated phaseout of the exemption during years 26-35. The affordable units are also subject to the New York City rent stabilization laws and will remain stabilized until the tenants in occupancy at the expiration of the abatement period vacate The Lightwell Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Tax Credits” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-30

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$71,000,000
218 Front Street	The Lightwell	Cut-off Date LTV:	65.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	7.5%

The following table presents certain information relating to the residential unit mix of The Lightwell Property:

Unit Mix Summary(1)
Unit Type	# Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Fair Market
Studio	8	416	100.0%	$4,195	$10.08	$4,200	$10.10
One Bedroom	48	543	100.0%	$5,097	$9.39	$5,100	$9.39
Two Bedroom	96	757	95.8%	$7,159	$9.45	$7,175	$9.48
Fair Market Total / Wtd. Avg.	152	671	97.4%	$6,330	$9.46	$6,363	$9.48
Affordable
Studio	16	398	93.8%	$3,111	$7.81	$3,685	$9.26
One Bedroom	17	469	100.0%	$3,364	$7.17	$3,948	$8.42
Two Bedroom	33	590	97.0%	$3,985	$6.75	$4,738	$8.03
Affordable Total / Wtd. Avg.	66	512	97.0%	$3,615	$7.04	$4,279	$8.43
Total / Wtd. Avg.	218	623	97.2%	$5,510	$8.86	$5,732	$9.20

(1)	Based on the underwritten rent roll dated April 12, 2026.
(2)	Market Rent for Fair Market units is based on the appraisal’s market rent conclusions. Market Rent for Affordable units is based on the maximum allowable rents noted within the appraisal.

The Market. The Lightwell Property is located in Kings County, New York and is part of the New York - NY USA metropolitan statistical area (the “New York MSA”). The multifamily market in the New York MSA ranks among the largest in the nation. As of the end of 2025, the vacancy rate in the New York MSA was 3.3%. Rents in the New York MSA average $3,326 per unit, and have grown by 2.0% over 2024 rents.

The Lightwell Property is located within the Downtown Brooklyn multifamily submarket. As of the end of 2025, the vacancy rate in the Downtown Brooklyn submarket was 10.7%. The Downtown Brooklyn submarket offers residents an approximately 25-minute commute to Midtown Manhattan. As of the end of 2025, asking rents for 4- and 5-star properties in the Downtown Brooklyn submarket were $4,883 per unit, above the New York MSA average of $3,326 per unit. Rents in Downtown Brooklyn have increased by 3.7% over 2024 rents, also above the broader New York MSA. Public transportation options near The Lightwell Property include the York Street subway station (F line) 0.2 miles away, the High Street station (A/C lines) 0.6 miles away and the NYC Ferry terminal at Pier 1 Brooklyn Bridge Park 0.6 miles away. The Downtown Brooklyn, Brooklyn Heights and the Brooklyn Navy Yard neighborhoods are also proximate to The Lightwell Property.

According to a third-party report, the 2024 population within a one-, three- and five-mile radius of The Lightwell Property was 133,857, 1,176,399 and 2,796,419, respectively, and the 2024 median household income within the same radii was $91,012, $101,186 and $88,994, respectively.

The following table presents certain information relating to appraisal-identified comparable properties to The Lightwell Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy(2)	No. Units	Avg. Rent Per Unit(3)
The Lightwell	NAP	2024	97.2%(4)	218	$7,159(5)
65 Washington Street	0.1 mile	2000	NAV	54	$5,463
60 Water Street	0.7 mile	2015	NAV	290	$7,120
69 Adams Street	0.4 mile	2024	NAV	225	$6,535
99 Gold Street	0.0 mile	2009	NAV	88	$6,653
220 Water Street	0.2 mile	1900	NAV	138	$6,730
85 Jay Street	0.3 mile	2022	NAV	320	$10,521

(1)	Source: Appraisal
(2)	The Appraisal does not provide occupancy for the Comparable Multifamily Properties.
(3)	Avg. Rent Per Unit is based on the market rent for two bedroom units as set forth in the appraisal unless stated otherwise.
(4)	Information based on the underwritten rent roll dated April 12, 2026.
(5)	Based on the average in place rents for fair market two-bedroom units at The Lightwell Property as of the underwritten rent roll dated April 12, 2026.

Appraisal. The appraisal concluded to an “as is” value for The Lightwell Property of $262,600,000 as of November 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at The Lightwell Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-31

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$71,000,000
218 Front Street	The Lightwell	Cut-off Date LTV:	65.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	7.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Lightwell Property:

Cash Flow Analysis(1)(2)
	TTM 11/30/2025	TTM 2/28/2026	UW	UW per Unit
Gross Potential Rent(3)	$8,528,369	$11,185,110	$14,452,820	$66,297
Vacancy	$0	$0	($635,924)	($2,917)
Credit Loss	$0	$0	$0	$0
Concessions	($1,560,161)	($1,451,357)	$0	$0
Net Rental Income	$6,968,207	$9,733,753	$13,816,896	$63,380
Other Income(4)	$133,607	$177,968	$506,400	$2,323
Effective Gross Income	$7,101,814	$9,911,721	$14,323,296	$65,703

Real Estate Taxes(5)	$92,039	$213,613	$215,773	$990
Insurance	$283,138	$278,570	$243,192	$1,116
Other Operating Expenses	$640,911	$969,035	$1,119,144	$5,134
Total Expenses	$1,016,089	$1,461,218	$1,578,109	$7,239

Net Operating Income(6)	$6,085,725	$8,450,503	$12,745,187	$58,464
Replacement Reserves	$0	$0	$54,500	$250
Net Cash Flow	$6,085,725	$8,450,503	$12,690,687	$58,214

Occupancy %(7)	95.4%(8)	97.2%(9)	95.6%
NOI DSCR(10)	0.66x	0.91x	1.38x
NCF DSCR(10)	0.66x	0.91x	1.37x
NOI Debt Yield(10)	3.6%	4.9%	7.5%
NCF Debt Yield(10)	3.6%	4.9%	7.4%

(1)	The Lightwell Property was constructed in 2024 and received its final certificate of occupancy in September 2025.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated April 12, 2026.
(4)	UW Other Income is underwritten based on the Borrower Sponsor’s budgeted figure.
(5)	As part of the 421-a Program, Real Estate Taxes are 100% exempt for the improvements based on the percentage of affordable units during the first 25 years, before a pro-rated phaseout of the exemption during years 26-35. UW Real Estate Taxes represent the Borrower Sponsor’s projected five-year average figure.
(6)	The increase in UW Net Operating Income from TTM 2/28/2026 is primarily attributable to (i) additional incremental multifamily leasing, (ii) burn-off of residential concessions provided through the initial lease-up of The Lightwell Property following construction in 2024 and (iii) additional revenue from the parking lease.
(7)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.
(8)	Based on the rent roll dated December 2, 2025.
(9)	Based on the underwritten rent roll dated April 12, 2026.
(10)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated based on the aggregate Cut-off Balance of The Lightwell Whole Loan.

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit $36,681 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $18,341).

Insurance Reserve – At origination, the Borrower was required to deposit $63,838 for insurance. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual insurance premiums (initially estimated to be $21,279).

Replacement Reserve – On a monthly basis, the Borrower is required to make deposits of $4,550 (approximately $250 per unit, per annum) to be used for capital expenditures.

TI/LC Reserve – At origination, the Borrower was required to deposit $600,000 into the TI/LC reserve for tenant improvements and leasing commissions related to the vacant grocery store commercial space. Funds in the TI/LC reserve will be available for tenant improvements and leasing commissions incurred in connection with satisfactory commercial leases which include both grocer and non-grocer leases at The Lightwell Property.

Parking Lease Free Rent Reserve – At origination, the Borrower was required to deposit $102,000 into a parking free rent reserve for a contractual three-month rent abatement under the executed parking lease, which will be released to the Borrower upon evidence that the parking operator has made its first contractual payment.

Residential Free Rent Reserve – At origination, the Borrower was required to deposit $300,000 into the residential free rent reserve for the outstanding rent concessions for the existing residential tenants. Funds in the reserve will be released to the Borrower upon The Lightwell Property achieving a net rental collection figure of $1,139,000 per month for three consecutive months as substantiated by the lender based on, among other things, collections reports, trailing 12-month statements and bank statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-32

Multifamily – Mid Rise	Loan #1	Cut-off Date Balance:	$71,000,000
218 Front Street	The Lightwell	Cut-off Date LTV:	65.1%
Brooklyn, NY 11201		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	7.5%

Lockbox and Cash Management. The Lightwell Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and a cash management account and deposit, or cause to be deposited, all rents into the lockbox account within two business days of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with The Lightwell Whole Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with The Lightwell Whole Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.10x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of the event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.15x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of the full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-33

Multifamily – Garden	Loan #2	Cut-off Date Balance:	$67,000,000
1000 Antietam Creek Drive and	Addison Ridge Phases I & III	Cut-off Date LTV:	66.4%
710 Piper Farm Road		UW NCF DSCR:	1.36x
Fayetteville, NC 28303		UW NOI Debt Yield:	7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-34

Multifamily – Garden	Loan #2	Cut-off Date Balance:	$67,000,000
1000 Antietam Creek Drive and	Addison Ridge Phases I & III	Cut-off Date LTV:	66.4%
710 Piper Farm Road		UW NCF DSCR:	1.36x
Fayetteville, NC 28303		UW NOI Debt Yield:	7.9%

MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS
FORT BRAGG
295
Addison Ridge Phases I & III
1000 Antietam Creek Drive and 710 Piper Farm Road
Fayetteville, NC 28303
YADKIN ROAD
SANTA FE DRIVE
ALL AMERICAN FREEWAY
Roy G. Turner Park
Fayetteville
Ponderosa Elementary
Westover High and Middle Schools
Westover Recreation Center
Morganton Road Elementary School
A B Wilkins High School
Cornerstone Christian Academy Field
BRAGG BOULEVARD
SKIBO RD
MORGANTON ROAD
Cross Creek Mall
Fayetteville Technical Community College Campus
Westwood Shopping Center
Fayetteville Academy
CLIFFDALE ROAD
Woodstream Park
Cliffdale Elementary School
Freedom Town Center
Montclair Elementary School
Ann Chestnutt Middle School
Hollywood Heights Park
Lewis Chapel School
RAEFORD RD
401
NORTH CAROLINA
Raleigh
Goldsboro
Fayetteville
Lumberton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-35

Mortgage Loan No. 2 Addison Ridge Phases I & III

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$67,000,000			Location:	Fayetteville, NC 28303
Cut-off Date Balance:	$67,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	9.1%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	John Rutledge, Sherrie Ann Rutledge, Lisa			Year Built/Renovated(2):	2013, 2020/NAP
	Elsenheimer and Weber Family Holdings,			Size(2):	421 Units
	LLC			Cut-off Date Balance Per Unit:	$159,145
Guarantors:	John Rutledge, Sherrie Ann Rutledge, Lisa			Maturity Date Balance Per Unit:	$159,145
	Elsenheimer and Weber Family Holdings,			Property Manager:	Weber Bloom. LLC.
	LLC
Mortgage Rate:	5.60000%			Underwriting and Financial Information
Note Date:	12/31/2025			UW NOI:	$5,265,493
Maturity Date:	1/6/2031			UW NCF:	$5,160,243
Term to Maturity:	60 Months			UW NOI Debt Yield:	7.9%
Amortization Term:	0 Months			UW NCF Debt Yield:	7.7%
IO Period:	60 Months			UW NOI Debt Yield at Maturity:	7.9%
Seasoning:	5 Months			UW NCF DSCR:	1.36x
Prepayment Provisions:	L(23),YM1(33),O(4)			Most Recent NOI(3):	$5,359,852 (TTM 2/28/2026)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI(3)(4):	$4,863,687 (12/31/2024)
Additional Debt Type:	NAP			3rd Most Recent NOI(3):	$4,310,578 (12/31/2023)
Additional Debt Balance:	NAP			Most Recent Occupancy:	94.1% (2/28/2026)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy(4):	94.8% (12/31/2024)
				3rd Most Recent Occupancy:	90.7% (12/31/2023)
Reserves(1)				Appraised Value (as of):	$100,900,000 (12/3/2025)
Type	Initial	Monthly	Cap	Appraised Value Per Unit:	$239,667
Tax Reserve	$0	$40,560	NAP	Cut-off Date LTV Ratio:	66.4%
Insurance Reserve	$20,337	Springing	NAP	Maturity Date LTV Ratio:	66.4%
Replacement Reserve	$0	$8,775	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$67,000,000	100.0%	Loan Payoff:	$37,772,896	56.4%
			Return of Equity:	$27,047,063	40.4%
			Closing Costs:	$2,159,704	3.2%
			Upfront Reserves:	$20,337	0.0%
Total Sources:	$67,000,000	100.0%	Total Uses:	$67,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The Addison Ridge Phases I & III Properties (as defined below) are comprised of (i) Addison Ridge Phase I (“Phase I”), a 2013 vintage, 211 unit garden apartment community, and (ii) Addison Ridge Phase III (“Phase III”), a 2020 vintage, 210 unit garden apartment community.
(3)	The increases from 3rd Most Recent NOI to 2nd Most Recent NOI and from 2nd Most Recent NOI to Most Recent NOI are primarily attributable to increases in rental rates.
(4)	Year-end 2025 financial statements and occupancy were not made available by the loan sponsor given timing of origination in December 2025.

The Mortgage Loan. The second largest mortgage loan (the “Addison Ridge Phases I & III Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $67,000,000 secured by a first priority fee mortgage encumbering 421 units between two adjacent multifamily properties located in Fayetteville, North Carolina (the “Addison Ridge Phases I & III Properties”).

The Borrowers and the Borrower Sponsors. The borrowers for the Addison Ridge Phases I & III Mortgage Loan are Santa Fe Properties SPE, LLC and Santa Fe Properties III Owner, LLC, each a Delaware limited liability company and single purpose entity with one independent director (the “Borrowers”). The borrower sponsors and non-recourse carveout guarantors are John Rutledge, Sherrie Ann Rutledge, Lisa Elsenheimer and Weber Family Holdings, LLC (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the Addison Ridge Phases I & III Mortgage Loan.

John Rutledge has 22 years of multifamily experience across asset management, property operations and investment. John Rutledge began his career in asset management at Grandbridge Real Estate Capital (a subsidiary of Truist) and later worked at Morganton Management & Development where he managed approximately 1,200 units. John Rutledge co-founded Cobalt Property Services, a full-service property management firm based out of Atlanta, that currently manages approximately 850 units across 70 properties. Additionally, John Rutledge is a limited partner on three other multifamily properties in Georgia, excluding The Addison Ridge Phases I & III Properties and Addison Ridge Phase II (non-collateral). Sherrie Rutledge is John Rutledge’s mother and has been a co-investor alongside him on multiple real estate transactions. Weber Family Holdings, LLC is owned by a group of heirs of Charles Weber (the original developer of The Addison Ridge Phases I & III Properties) and ultimately controlled by John Rutledge and Lisa Elsen Heimer, Charles Weber’s niece.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-36

Multifamily – Garden	Loan #2	Cut-off Date Balance:	$67,000,000
1000 Antietam Creek Drive and	Addison Ridge Phases I & III	Cut-off Date LTV:	66.4%
710 Piper Farm Road		UW NCF DSCR:	1.36x
Fayetteville, NC 28303		UW NOI Debt Yield:	7.9%

The Property. The Addison Ridge Phases I & III Properties represent two of the three phases of the broader Addison Ridge development undertaken by the Borrower Sponsors. The Addison Ridge Phases I & III Properties are comprised of (i) eight, three-story garden buildings, built in 2013, totaling 211 units (“Addison Ridge Phase I”) and (ii) seven, three-story garden buildings, built in 2020, totaling 210 units (“Addison Ridge Phase III”). The Addison Ridge Phases I & III Properties are located immediately adjacent to one another in Fayetteville, North Carolina across 35.5 acres. The larger Addison Ridge development includes Addison Ridge Phase II, a 2013-vintage, 214-unit mid rise apartment community owned by the Borrower Sponsors that is not included as collateral for the Addison Ridge Phases I & III Mortgage Loan. The Addison Ridge Phases I & III Mortgage Loan documents contain anti-poaching provisions related to tenants and leasing across the development.

As of February 28, 2026, the Addison Ridge Phases I & III Properties were 94.1% leased, catering primarily to the nearby Fort Bragg military base (“Fort Bragg”). Unit inventory at Addison Ridge Phase I is comprised of 43 one-bedroom units, 161 two-bedroom units and 7 three-bedroom units, with an average unit size of 1,110 square feet. Addison Ridge Phase III consists of 150 one-bedroom units and 60 two-bedroom units, with an average unit size of 873 square feet. The Addison Ridge Phases I & III Properties feature a top-of-market amenity package, including clubhouses, fitness centers, swimming pools, a movie theater, grilling areas, game rooms and a dog park. Unit interiors include an in-unit washer/dryer, plank flooring, granite countertops and a private patio or balcony. The Addison Ridge Phases I & III Properties feature 667 total parking spaces, resulting in a parking ratio of 1.6 spaces per unit.

Approximately 40% of the units at the Addison Ridge Phases I & III Properties are leased to military personnel. At the nearby Fort Bragg, on-base housing options for lower-ranked enlisted personnel without dependents are limited to barracks, while dependent housing is near full capacity and has a waiting list. To fulfill housing needs, the military leverages the private sector via the Basic Allowance for Housing (“BAH”) program. In-place rents at the Addison Ridge Phases I & III Properties are below the 2025 Fort Bragg BAH limits across unit types and military ranks. According to the Borrower Sponsors, the Addison Ridge Phases I & III Properties have not experienced any material occupancy volatility from past or announced military deployments, particularly evidenced by Addison Ridge Phase I having maintained an occupancy rate in excess of 93.4% since 2020.

The Addison Ridge Phases I & III Properties also feature approximately 2,800 square feet of commercial space that is 100% leased to two tenants. These commercial spaces are leased to Global Threat Solutions, LLC and Peak Realty Management, LLC on short-term leases that expire in September 2026. Commercial income represents less than approximately 1.0% of effective gross income from the Addison Ridge Phases I & III Properties.

The following table presents certain information relating to the residential unit mix of the Addison Ridge Phases I & III Properties:

Unit Mix(1)

Unit Type	# Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Addison Ridge Phase I
One Bedroom	43	902	93.0%	$1,405	$1.56	$1,486	$1.65
Two Bedroom	161	1,154	96.3%	$1,593	$1.38	$1,600	$1.39
Three Bedroom	7	1,366	100.0%	$1,865	$1.37	$1,914	$1.40
Total / Wtd. Avg.	211	1,110	95.7%	$1,565	$1.41	$1,587	$1.44
Addison Ridge Phase III
One Bedroom	150	779	90.7%	$1,378	$1.77	$1,410	$1.81
Two Bedroom	60	1,109	96.7%	$1,659	$1.50	$1,700	$1.53
Total / Wtd. Avg.	210	873	92.4%	$1,462	$1.66	$1,493	$1.73
Total / Wtd. Avg.	421	992	94.1%	$1,514	$1.52	$1,540	$1.59

(1)	Based on the underwritten rent roll dated February 28, 2026.

(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The Addison Ridge Phases I & III Properties are located in Fayetteville, North Carolina within the Fayetteville metropolitan statistical area (the “Fayetteville MSA”) and the West Cumberland County submarket. Following a period of rent growth starting in late 2020 and extending through 2021 (12.3% increase in market rent), the Fayetteville MSA saw an increase in the construction of multifamily properties between 2022 and 2024 (6.2% increase in inventory). Similarly, the West Cumberland County submarket saw an increase in rent (12.8% increase in market rent) and inventory (8.5% increase in inventory) over the same periods. According to a third party market research report, as of the second quarter of 2026, the Fayetteville MSA had average effective rents of $1,250 per unit per month and an average vacancy of 9.4%. The West Cumberland County submarket had average effective rents of $1,268 per unit per month and an average vacancy rate of 9.2%, as of the same period.

The Addison Ridge Phases I & III Properties are located near Cross Creek Mall and Glensford Commons Shopping Center, anchored by major retailers including Macy’s, Belk, BJ’s Wholesale Club, Lowe’s Home Improvement and Walmart Supercenter. The site also has direct access to the All American Freeway and is in close proximity to Interstate 295 and other major roadways, providing access throughout the Fayetteville area. The largest employer and demand driver in the West Cumberland County submarket is Fort Bragg, a US Army military base employing more than 50,000 uniformed service members. Additional key employers and area demand drivers include MANN+HUMMEL, Purlator, Goodyear Tire & Rubber, Walmart, Amazon’s 1 million square foot distribution facility and Campbell’s 625,000 square foot facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-37

Multifamily – Garden	Loan #2	Cut-off Date Balance:	$67,000,000
1000 Antietam Creek Drive and	Addison Ridge Phases I & III	Cut-off Date LTV:	66.4%
710 Piper Farm Road		UW NCF DSCR:	1.36x
Fayetteville, NC 28303		UW NOI Debt Yield:	7.9%

The following table presents certain information relating to appraisal-identified comparable properties to Addison Ridge Phases I & III Properties:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	No. Units	Avg. Rent Per Unit
Addison Ridge Phases I & III	NAP	2013, 2020	94.1%(2)	421	$1,514(2)
Annondale on Santa Fe	1.0 miles	2024	98.5%	400	$1,719
The One at Fayetteville Apartments	0.5 miles	2024	96.6%	264	$1,697
Addison Ridge Phase II	0.1 miles	2016	96.7%	214	$1,605
Independence Place Apartments	4.8 miles	2011	81.3%	300	$1,571
West End at Fayetteville	0.3 miles	2012	90.3%	360	$1,482
Enclave at Pamalee Square	4.3 miles	2010	93.0%	242	$1,475
Westlake at Morganton	2.6 miles	2007	95.3%	327	$1,426

(1)	Source: Appraisal.

(2)	Information based on the underwritten rent roll dated February 28, 2026.

Appraisal. The appraisal concluded to an “as is” value for the Addison Ridge Phases I & III Properties of $100,900,000 as of December 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2025, there was no evidence of any recognized environmental conditions at the Addison Ridge Phases I & III Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Addison Ridge Phases I & III Properties:

Cash Flow Analysis(1)
	2023	2024	2/28/2026 TTM	UW	UW per Unit
Gross Potential Rent(2)	$6,714,300	$6,942,557	$7,404,339	$7,632,549	$18,130
Vacancy	($626,336)	($363,811)	($273,293)	($381,627)	($906)
Credit Loss	($54,986)	($63,010)	($28,800)	($38,560)	($92)
Concessions	($20,701)	($26,285)	($38,157)	($38,163)	($91)
Net Rental Income	$6,012,277	$6,489,450	$7,064,089	$7,174,199	$17,041
Other Income	$665,349	$800,054	$913,962	$940,117	$2,233
Effective Gross Income	$6,677,627	$7,289,504	$7,978,051	$8,114,316	$19,274

Real Estate Taxes	$497,361	$514,529	$485,139	$477,176	$1,133
Insurance	$96,503	$132,204	$275,662	$441,531	$1,049
Other Expenses	$1,773,184	$1,779,083	$1,857,398	$1,930,116	$4,585
Total Expenses	$2,367,049	$2,425,817	$2,618,199	$2,848,823	$6,767

Net Operating Income(3)	$4,310,578	$4,863,687	$5,359,852	$5,265,493	$12,507
Replacement Reserves	$0	$0	$0	$105,250	$250
Net Cash Flow	$4,310,578	$4,863,687	$5,359,852	$5,160,243	$12,257

Occupancy %(4)	90.7%	94.8%	96.3%	94.0%
NOI DSCR	1.13x	1.28x	1.41x	1.38x
NCF DSCR	1.13x	1.28x	1.41x	1.36x
NOI Debt Yield	6.4%	7.3%	8.0%	7.9%
NCF Debt Yield	6.4%	7.3%	8.0%	7.7%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 28, 2026.
(3)	The increases in Net Operating Income from 2023 to 2024 and from 2024 to TTM 2/28/2026 are primarily attributable to increases in rental rates.
(4)	UW Occupancy % is based on economic occupancy while historical figures represent physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-38

Multifamily – Garden	Loan #2	Cut-off Date Balance:	$67,000,000
1000 Antietam Creek Drive and	Addison Ridge Phases I & III	Cut-off Date LTV:	66.4%
710 Piper Farm Road		UW NCF DSCR:	1.36x
Fayetteville, NC 28303		UW NOI Debt Yield:	7.9%

Escrows and Reserves.

RE Tax Reserve – On a monthly basis, the Borrowers are required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $40,560).

Insurance Reserve – At origination, the Borrowers were required to deposit approximately $20,337 for insurance premiums. On a monthly basis, the Borrowers are required to make deposits of one-twelfth of the projected insurance premiums; provided, however, so long as no event of default has occurred and is continuing and the lender has been provided proof that a blanket insurance policy is in place and is being maintained, monthly insurance deposits will not be required.

Replacement Reserve – On a monthly basis, the Borrowers are required to make deposits of $8,775 ($250 per unit, per annum) for capital expenditures.

Lockbox and Cash Management. The Addison Ridge Phases I & III Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrowers will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within five business days of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with the Addison Ridge Phases I & III Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrowers. During the continuance of a Trigger Event, excess cash will be held in accordance with The Addison Ridge Phases I & III Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.15x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of such event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Properties. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance for 100% of the full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-39

Multifamily - Manufactured Housing	Loan #3	Cut-off Date Balance:	$60,000,000
Various	Flintstone Chicago MHC Portfolio	Cut-off Date LTV:	67.7%
Various, IL		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-40

Multifamily - Manufactured Housing	Loan #3	Cut-off Date Balance:	$60,000,000
Various	Flintstone Chicago MHC Portfolio	Cut-off Date LTV:	67.7%
Various, IL		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS
North Chicago
Knollwood
Northbrook
Des Plaines
Schaumburg
Elgin
Rockford
Belvidere
Rochelle
Chicago
Aurora
Naperville
Yorkville
Romeoville
Joliet
Elwood
LaSalle
1
2
3
4
90
43
12
94
39
88
290
294
355
55
57
80

Flintstone Chicago MHC Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Lake Bluff	231 North Skokie Highway	Lake Bluff	IL	60044
2	Meadowcreek	4503 West Lake Street	Melrose Park	IL	60160
3	Oak Lawn	13011 Office Drive	Poplar Grove	IL	61065
4	Wood Dale	140 South Wood Dale Road	Wood Dale	IL	60191

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-41

Mortgage Loan No. 3 – Flintstone Chicago MHC Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Portfolio
Original Balance:	$60,000,000			Location(2):	Various, IL
Cut-off Date Balance:	$60,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	8.2%			Detailed Property Type:	Manufactured Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Christopher Howard and Paul Howard			Year Built/Renovated(2):	Various / Various
Guarantors:	Christopher Howard and Paul Howard			Size(2):	631 Pads
Mortgage Rate:	5.98000%			Cut-off Date Balance Per Pad:	$95,087
Note Date:	3/31/2026			Maturity Date Balance Per Pad:	$95,087
Maturity Date:	4/6/2031			Property Manager:	Flintstone Capital Partners LLC
Term to Maturity:	60 months				(Borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$4,596,907
Seasoning:	2 months			UW NCF:	$4,565,357
Prepayment Provisions:	L(26),D(30),O(4)			UW NOI Debt Yield:	7.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.6%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	7.7%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.25x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$4,002,970 (TTM 2/28/2026)
				2nd Most Recent NOI(4):	$3,332,860 (12/31/2025)
				3rd Most Recent NOI:	$3,492,817 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	97.1% (3/9/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	96.9% (12/31/2025)
Tax Reserve:	$150,663	$50,221	NAP	3rd Most Recent Occupancy:	97.6% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$88,600,000 (2/20/2026)
Replacement Reserve:	$0	$2,650	NAP	Appraised Value per Pad:	$140,412
Required Repairs:	$13,188	$0	NAP	Cut-off Date LTV Ratio:	67.7%
				Maturity Date LTV Ratio:	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$60,000,000	100.0%	Loan Payoff:	$40,340,885	67.2%
			Return of Equity	$17,682,881	29.5%
			Closing Costs:	$1,812,383	3.0%
			Upfront Reserves:	$163,851	0.3%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	See “Portfolio Summary” below.
(3)	The increase in UW NOI from the Most Recent NOI is primarily attributable to (i) annual rental increases that were instituted at the beginning of 2026 and (ii) the inclusion of a full year’s ownership of the Lake Bluff Property (as defined below).
(4)	2nd Most Recent NOI and 2nd Most Recent Occupancy are impacted due to the inclusion of partial year financials and occupancy data for The Lake Bluff Property, which was acquired in March 2025.

The Mortgage Loan. The third largest mortgage loan (the “Flintstone Chicago MHC Portfolio Mortgage Loan”) is a $60,000,000 mortgage loan secured by a first priority fee mortgage encumbering four manufactured housing communities totaling 631 pads located across various locations in Illinois (collectively the “Flintstone Chicago MHC Portfolio Properties” or the “Flintstone Chicago MHC Portfolio”).

The Borrowers and the Borrower Sponsors. The borrowers for the Flintstone Chicago MHC Portfolio Mortgage Loan are Lake Bluff MHP LLC, Meadowcreek MHP LLC, Oak Lawn MHP LLC and Wood Dale MHP LLC, each a limited liability company and single purpose entity with one independent director (collectively, the “Borrowers”). The borrower sponsors and non-recourse carveout guarantors for the Flintstone Chicago MHC Portfolio Mortgage Loan are Christopher Howard and Paul Howard (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with Flintstone Chicago MHC Portfolio Mortgage Loan.

Christopher Howard is the owner of Flintstone Capital Partners LLC (“Flintstone Properties”), which was founded in 2014 and has managed or acquired 24 manufactured housing communities, totaling approximately 3,600 pads across eight states. Flintstone Properties currently owns or manages 11 manufactured housing communities across the United States. Paul Howard, Christopher Howard’s father, has significant experience with manufactured housing communities. The Guarantors are repeat agency borrowers.

The Properties. The Flintstone Chicago MHC Portfolio Properties consist of four manufactured housing properties across Illinois with 287 pads in Melrose Park, Illinois (“The Meadowcreek Property”), 184 pads in Poplar Grove, Illinois (“The Oak Lawn Property”), 97 pads in Wood Dale, Illinois (“The Wood Dale Property”) and 63 pads in Lake Bluff, Illinois (“The Lake Bluff Property”). The Borrower Sponsors acquired the Flintstone Chicago MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-42

Multifamily - Manufactured Housing	Loan #3	Cut-off Date Balance:	$60,000,000
Various	Flintstone Chicago MHC Portfolio	Cut-off Date LTV:	67.7%
Various, IL		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

Properties in four separate transactions between 2019 and 2025 for an aggregate approximate amount of $48.7 million (approximately $77,197 per pad), and have since invested approximately $3.5 million (approximately $5,619 per pad) on infrastructure and community improvements.

As of March 9, 2026, the Flintstone Chicago MHC Portfolio Properties were 97.1% leased, with no individual property less than 93.5% leased. Of the 631 pads at the Flintstone Chicago MHC Portfolio, approximately 1.3% are park owned homes. Rental rates range from approximately $700 to $937 per pad per month, with an average rental rate across the Flintstone Chicago MHC Portfolio of $827 per pad per month. Average occupancy across the Flintstone Chicago MHC Portfolio has been 95.8% since 2023.

The following table presents certain information relating to the Flintstone Chicago MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Pads	Year Built	Occupancy(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value
Meadowcreek	Melrose Park, IL	287	1950	99.3%	$29,000,000	48.3%	$42,450,000
Oak Lawn	Poplar Grove, IL	184	1970	93.5%	$14,750,000	24.6%	$21,000,000
Wood Dale	Wood Dale, IL	97	1940	96.9%	$9,750,000	16.3%	$14,850,000
Lake Bluff	Lake Bluff, IL	63	1960	98.4%	$6,500,000	10.8%	$10,300,000
Total/Wtd. Avg.		631		97.1%	$60,000,000	100.0%	$88,600,000

(1)	Occupancy is based on the underwritten rent roll dated March 9, 2026.

The following table presents certain information relating to the unit mix at the Flintstone Chicago MHC Portfolio Properties:

Portfolio Unit Mix(1)
Property Name	Total Pads	Leased Pads	Total Pads % Occupancy	Park-Owned Homes(2)	Park-Owned Homes % Occupancy(2)	Average Rent Per Pad(3)
Meadowcreek	287	285	99.3%	0	NAP	$889
Oak Lawn	184	172	93.5%	3	100%	$700
Wood Dale	97	94	96.9%	0	NAP	$800
Lake Bluff	63	62	98.4%	5	100%	$937
Total/Wtd. Avg.	631	613	97.1%	8	100%	$827

(1)	Occupancy is based on the underwritten rent roll dated March 9, 2026.
(2)	The Flintstone Chicago MHC Portfolio Mortgage Loan documents limit the number of park-owned homes to no more than 20 total pads.
(3)	Based on the underwritten rent roll dated March 9, 2025.

The Markets. Three of the four Flintstone Chicago MHC Portfolio Properties are situated within the Chicago metropolitan statistical area (“MSA), the third-largest metropolitan area in the United States, with a population of approximately 9.4 million and a labor force of roughly 5.0 million. The Chicago multifamily market contains approximately 580,000 units across dozens of submarkets. The three Chicago-area Flintstone Chicago MHC Portfolio Properties sit within distinct submarkets: The Lake Bluff Property in Southeast Lake County (approximately 3,700 units), The Meadowcreek Property in West Cook County (approximately 27,000 units) and The Wood Dale Property in Northeast DuPage County (approximately 14,000 units). The Oak Lawn Property is located in Boone County within the Rockford MSA, a smaller market of approximately 9,400 multifamily units situated approximately 77 miles west of Chicago. Boone County is among the smallest submarkets in the Rockford MSA, containing approximately 700 units of inventory. The Flintstone Chicago MHC Portfolio benefits from zoning restrictions, entitlement barriers, and community opposition in the MSA, which collectively limit the feasibility of developing new manufactured housing communities in the subject markets. The average rent across the appraisals’ comparable properties ranges from $814 to $988 per pad, compared to the average in-place rent across the Flintstone Chicago MHC Portfolio Properties of $827. The average Flintstone Chicago MHC Portfolio Properties’ pad rents represent an approximately 111% discount to conventional multifamily alternatives in each market segment, providing affordable options for housing within areas where multifamily rents are historically expensive.

Appraisal. The appraisals concluded to an aggregate “as is” value for the Flintstone Chicago MHC Portfolio of $88,600,000 as of February 20, 2026.

Environmental Matters. According to the Phase I environmental site assessments as of various dates in February 2026, there was no evidence of any recognized environmental conditions at the Flintstone Chicago MHC Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-43

Multifamily - Manufactured Housing	Loan #3	Cut-off Date Balance:	$60,000,000
Various	Flintstone Chicago MHC Portfolio	Cut-off Date LTV:	67.7%
Various, IL		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Flintstone Chicago MHC Portfolio Properties:

Cash Flow Analysis(1)
	2024	2025	TTM 2/28/2026	UW	UW per Pad
Gross Potential Rent(2)	$4,865,662	$4,646,997	$5,374,145	$6,247,674	$9,901
Vacancy	($114,756)	($144,057)	$0	($312,384)	($495)
Credit Loss	($36,425)	($2,698)	($4,643)	($9,947)	($16)
Concessions	($1,540)	($3,721)	($4,671)	($4,101)	($6)
Net Rental income	$4,712,941	$4,496,521	$5,364,831	$5,921,242	$9,384
Other Income	$672,376	$670,863	$674,207	$664,669	$1,053
Effective Gross Income	$5,385,317	$5,167,384	$6,039,038	$6,585,911	$10,437

Real Estate Taxes	$668,605	$657,995	$676,646	$590,836	$936
Insurance	$88,143	$78,921	$85,844	$109,122	$173
Other Operating Expenses	$1,135,752	$1,097,609	$1,273,577	$1,289,046	$2,043
Total Expenses	$1,892,500	$1,834,524	$2,036,068	$1,989,004	$3,152

Net Operating Income(3)	$3,492,817	$3,332,860	$4,002,970	$4,596,907	$7,285
Replacement Reserves	$0	$0	$0	$31,550	$50
Net Cash Flow	$3,492,817	$3,332,860	$4,002,970	$4,565,357	$7,235

Occupancy %(4)	97.6%	96.9%	97.1%(5)	94.8%
NOI DSCR	0.96x	0.92x	1.10x	1.26x
NCF DSCR	0.96x	0.92x	1.10x	1.25x
NOI Debt Yield	5.8%	5.6%	6.7%	7.7%
NCF Debt Yield	5.8%	5.6%	6.7%	7.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Gross Potential Rent is based on the in place rent roll as of March 9, 2026, which is inclusive of rental increases that took effect January 1, 2026.
(3)	The increase in UW Net Operating Income from the TTM 2/28/2026 Net Operating Income is primarily attributable to (i) annual rental increases that were instituted at the beginning of 2026 and (ii) the inclusion of a full year’s ownership of the Lake Bluff Property.
(4)	UW Occupancy % represents economic occupancy while historical figures represent physical occupancy.
(5)	Based on the underwritten rent roll dated March 9, 2026.

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrowers were required to deposit $150,663 for real estate taxes. On a monthly basis, the Borrowers are required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $50,221).

Insurance Reserve – On a monthly basis, the Borrowers are required to make deposits of one-twelfth of the projected annual insurance premiums; provided, however, so long as no event of default has occurred and is continuing and the lender has been provided proof that a blanket insurance policy is in place and is being maintained, monthly insurance deposits will not be required.

Replacement Reserve – On a monthly basis, the Borrowers are required to make deposits of $2,650 (approximately $50 per pad, per annum) to be used for capital expenditures.

Required Repairs Reserve – At origination, the Borrowers were required to deposit $13,188 to be used in connection with immediate repairs to be completed within the timeframes stipulated in the Flintstone Chicago MHC Portfolio Mortgage Loan documents.

Lockbox and Cash Management. The Flintstone Chicago MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the Borrowers will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with the Flintstone Chicago MHC Portfolio Mortgage Loan documents. If no Cash Sweep Period is continuing, funds in the lockbox account will be disbursed to the Borrowers. During the continuance of a Cash Sweep Period, excess cash will be held in accordance with the Flintstone Chicago MHC Portfolio Mortgage Loan documents.

A “Cash Sweep Period” will commence upon (i) an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period falling below 1.15x. A Cash Sweep Period will terminate (x) with regard to clause (i) above, upon the acceptance by the lender of a cure of such event of default; or (y) with regard to clause (ii) above, if the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Additional Subordinate or Mezzanine Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-44

Multifamily - Manufactured Housing	Loan #3	Cut-off Date Balance:	$60,000,000
Various	Flintstone Chicago MHC Portfolio	Cut-off Date LTV:	67.7%
Various, IL		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

Release of Properties. The Flintstone Chicago MHC Portfolio Mortgage Loan documents permit the release of one or more individual Flintstone Chicago MHC Portfolio Properties (a “Release Property”) in connection with a bona fide sale of a Release Property to an unaffiliated third party upon the satisfaction of certain conditions, including, among others, (i) no event of default exists; (ii) the Borrowers’ (A) defease an amount equal to the greater of (a) 120% of the allocated loan amount for such Release Property, (b) the net proceeds from the sale of the Release Property, as determined by the lender and (c) immediately following release of the Release Property, an amount necessary such that the loan-to-value ratio based on the remaining Flintstone Chicago MHC Portfolio Properties would be greater than 125%, in accordance with REMIC regulations, and (B) if applicable, pay all accrued and unpaid interest on any principal being prepaid; (iii) after giving effect to such release, the debt service coverage ratio (“DSCR”) is at least equal to the greater of (x) 1.30x and (y) the DSCR immediately prior to such release; (iv) after giving effect to such release, the debt yield is not less than the greater of (x) 8.00% and (y) the debt yield immediately prior to such release; (v) after giving effect to such release, the loan-to-value ratio is not greater than the lesser of (x) 70% and (y) the loan-to-value ratio immediately prior to such release; and (vi) after giving effect to such release, the outstanding principal balance of the Flintstone Chicago MHC Portfolio Mortgage Loan must be equal to or greater than $30,000,000. The Borrowers will be permitted to prepay a portion of the Flintstone Chicago MHC Portfolio Mortgage Loan to satisfy the tests indicated in clauses (iii), (iv) and (v) above.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance for 100% of the full replacement cost and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-45

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$59,400,000
1930 West College Avenue	The Beverly	Cut-off Date LTV:	73.6%
San Bernardino, CA 92407		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-46

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$59,400,000
1930 West College Avenue	The Beverly	Cut-off Date LTV:	73.6%
San Bernardino, CA 92407		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.1%

MAP © 2026 CARTIFACT
DATA © OSM/ESRI/GEOBOUNDARIES
The Beverly
1930 West College Avenue
San Bernardino, CA 92407
San Bernardino
Palm Avenue Elementary School
San Bernardino National Forest
California State University, San Bernardino
Littlefield/ Shultis Park
KENDALL DR
CVS
North Park Elementary School
NORTHPARK BLVD
Cajon High School
University Town Center
Shandin Hills Middle School
Wildwood Park
Walmart
Lowe's
Stater Bros. Markets
40TH ST
Harper Field
Golden Valley Middle School
Arrowhead Country Club
Blair Park
Shandin Hills Golf Course
E J Marshall Elementary School
Delman Heights Park
Davidson Elementary School
California Elementary School
Mountain View Mortuary & Cemetery
Arrowview Middle School
Saint Bernardine Medical Center
Frisbie Park
Community Hospital of San Bernardino
Ballard Rehabilitation Hospital
San Bernardino High School
Dr. Mildred Dalton Henry Elementary School
Dr. Martin Luther King Jr. Middle School
W BASELINE RD
Graciano Gómez Elementary School
N WATERMAN AVE
Arroyo Valley High School
Encanto Park
Captain Leland F. Norton Elementary School
Ramona-Alessandro Elementary School
Juanita Blakely Jones Elementary School
Seccombe Lake Park
Nunez Park
Norton Science and Language Academy
215
210
Santa Clarita
San Fernando
Burbank
Pasadena
Santa Monica
Ontario
San Bernardino
Riverside
Los Angeles
El Segundo
Torrance
Anaheim
Corona
Long Beach
Newport Beach
Laguna Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-47

Mortgage Loan No. 4 The Beverly

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$59,400,000			Location:	San Bernardino, CA 92407
Cut-off Date Balance:	$59,400,000			General Property Type:	Multifamily
% of Initial Pool Balance:	8.1%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Dax T.S. Mitchell and Andrew Gi			Year Built/Renovated:	1987/2020
Guarantors:	Dax T.S. Mitchell and Andrew Gi			Size:	254 Units
Mortgage Rate:	5.87000%			Cut-off Date Balance Per Unit:	$233,858
Note Date:	5/12/2026			Maturity Date Balance Per Unit:	$233,858
Maturity Date:	6/6/2031			Property Manager:	Guardian Asset Management LLC
Term to Maturity:	60 Months				(Borrower-related)
Amortization Term:	0 Months
IO Period:	60 Months			Underwriting and Financial Information
Seasoning:	0 Months			UW NOI:	$4,784,624
Prepayment Provisions:	L(24),D(32),O(4)			UW NCF:	$4,706,646
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.1%
Additional Debt Type:	NAP			UW NCF Debt Yield:	7.9%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	8.1%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.33x
				Most Recent NOI:	$4,431,653 (TTM 3/31/2026)
				2nd Most Recent NOI(2):	$4,145,331 (12/31/2025)
				3rd Most Recent NOI(2):	$3,167,291 (12/31/2024)
Reserves(1)				Most Recent Occupancy(3):	98.8% (5/5/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	89.7% (12/31/2025)
Tax Reserve:	$326,925	54,487	NAP	3rd Most Recent Occupancy(3):	83.4% (12/31/2024)
Insurance Reserve:	$0	Springing	NAP	Appraised Value (as of):	$80,760,000 (3/24/2026)
Replacement Reserve:	$0	$6,500	NAP	Appraised Value Per Unit:	$317,953
Immediate Repairs:	$633,816	$0	NAP	Cut-off Date LTV Ratio:	73.6%
				Maturity Date LTV Ratio:	73.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$59,400,000	100.0%	Loan Payoff:	$55,450,570	93.4%
			Return of Equity:	$1,837,448	3.1%
			Closing Costs:	$1,151,242	1.9%
			Upfront Reserves:	$960,741	1.6%
Total Sources:	$59,400,000	100.0%	Total Uses:	$59,400,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributable to: (i) increased occupancy as a result of increased demand following recent renovations and (ii) rental premiums received as a result of the renovations.
(3)	The increase in Most Recent Occupancy from 2nd Most Recent Occupancy and 3rd Most Recently Occupancy is attributed to increased demand following recent renovations.

The Mortgage Loan. The fourth largest mortgage loan (“The Beverly Mortgage Loan”) is a $59,400,000 mortgage loan secured by a first priority fee mortgage encumbering a 254-unit, garden style, apartment complex located in San Bernardino, California (“The Beverly Property”).

The Borrower and the Borrower Sponsors. The borrower for The Beverly Mortgage Loan is Broadstone Investors LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and the non-recourse carveout guarantors for The Beverly Mortgage Loan are Dax T.S. Mitchell and Andrew Gi (the “Borrower Sponsors” and the “Guarantors”). The Guarantors also provided an environmental indemnity in connection with The Beverly Mortgage Loan.

The Borrower Sponsors co-founded MAG Capital Partners in 2015, a Dallas-based private real estate investment firm that focuses primarily on U.S. industrial real estate and select small- to mid-cap operating company investments. The Borrower Sponsors, as of the second quarter of 2024, had more than $1.0 billion in assets under management across 96 properties representing over 10 million square feet of real estate assets. All three of the Borrower Sponsors’ multifamily assets are located in the San Bernardino market.

The Property. The Beverly Property, also known as Broadview Apartments, is a 254-unit, garden style apartment complex located in San Bernardino, California. Unit inventory at The Beverly Property consists of 107 one-bedroom units and 147 two-bedroom units with an average unit size of 867 square feet. The average underwritten rent per unit is $2,118 per month. As of May 5, 2026, The Beverly Property was 98.8% leased. Units feature an oven, a microwave, a dishwasher, a refrigerator, washer and dryer hookups (appliances available for rent), a balcony or patio, and a fireplace in select units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-48

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$59,400,000
1930 West College Avenue	The Beverly	Cut-off Date LTV:	73.6%
San Bernardino, CA 92407		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.1%

Community amenities include a leasing office, a business center, a fitness room, a tennis court, a clubhouse, a swimming pool, a hot tub/spa, a dog park, and a courtyard with grilling areas. The Beverly Property features 719 parking spaces resulting in a parking ratio of 2.8 spaces per unit.

The Beverly Property was originally built in 1987 and renovated in 2020. The Borrower Sponsors invested approximately $5.85 million ($23,032 per unit) into unit renovations, common amenities, landscaping and roof upgrades. Prior to the Borrower Sponsors’ acquisition, the previous ownership had invested approximately $5.6 million into improvements since 2018

The Beverly Mortgage Loan documents permit the Borrower to request the lender’s permission to construct 12 accessory dwelling units (“ADUs”), which are detached structures that create additional rentable residential space on a single lot, at The Beverly Property during the term of The Beverly Mortgage Loan. If 12 ADUs are constructed, the lender may in its sole discretion allow the Borrower to construct up to an additional 6 ADUs. Further construction of ADUs is not permitted under The Beverly Mortgage Loan documents. Any ADUs will be collateral for The Beverly Mortgage Loan and will be rented to tenants like any other units.

The following table presents certain information relating to the residential unit mix of The Beverly Property:

Unit Mix(1)

Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
One Bedroom / One Bath	107	750	99.1%	$1,927	$2.57	$1,975	$2.63
Two Bedroom / One Bath	45	875	100.0%	$2,175	$2.49	$2,200	$2.51
Two Bedroom / Two Bath	102	986	98.0%	$2,295	$2.33	$2,325	$2.36
Total / Wtd. Avg.	254	867	98.8%	$2,118	$2.44	$2,155	$2.49

(1)	Based on the underwritten rent roll dated May 5, 2026.

(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The Beverly Property is located within the San Bernardino multifamily submarket and the Inland Empire multifamily market within the Riverside-San Bernardino-Ontario, CA metropolitan statistical area (the “Riverside MSA”). According to a third party market research report, the Inland Empire market contains approximately 182,342 multifamily units, with a population of approximately 4.8 million within the Riverside MSA. The Riverside MSA is supported by a diversified employment base spanning healthcare/social services, public administration/transportation and logistics and benefits from a strong educational footprint, with institutions including the University of California-Riverside, California State University San Bernardino, the University of Redlands and the Loma Linda School of Medicine. According to a third party market research report, as of the second quarter of 2026, the Inland Empire market had a vacancy rate of 6.5%, with market rent growth of 0.5% year-over-year and an effective rent of $2,110 per unit.

The San Bernardino submarket is approximately six miles north of the city of San Bernardino and 60 miles east of Los Angeles, California. Nearby shopping centers along University Parkway and Kendall Drive include national retailers such as Walmart, Stater Bros., Starbucks, McDonald's, and Chevron, along with various retail centers, restaurants, convenience stores, and service-oriented businesses. The Beverly Property is located approximately one mile from California State University San Bernardino. According to a third party market research report, as of the second quarter of 2026, the San Bernardino submarket had a vacancy rate of 5.6%, below the broader MSA average, with an average asking rent of $1,891 per unit and year-over-year asking rent growth of 1.2%. The San Bernardino submarket contains approximately 43,372 units of total inventory, with 400 units currently under construction. According to a third-party demographic report, the 2025 population within a two-mile, five-mile, and ten-mile radius of The Beverly Property was 42,164, 233,907 and 731,889, respectively and the 2025 median household income within the same radii was $78,817, $75,491 and $81,346, respectively.

The following table presents certain information relating to appraisal-identified comparable properties to The Beverly Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit
The Beverly	NAP	1987	98.8%(2)	254	$2,118(2)
Ridgeline(3)	0.2 miles	1985	91.2%	160	$2,308
Castlepark	0.3 miles	1987	92.0%	508	$2,061
Hillside Village Apartments	0.6 miles	1985	93.0%	80	$1,875
Sixteen60	0.3 miles	1988	90.9%	197	$2,201
Acacia Park	1.1 miles	1986	98.0%	304	$1,978
Kendall Brook Apartments	1.4 miles	1985	96.5%	113	$1,792

(1)	Source: Appraisal.

(2)	Information based on the underwritten rent roll dated May 5, 2026.

(3)	Borrower Sponsor-owned property.

Appraisal. The appraisal concluded to an “as is” value for The Beverly Property of $80,760,000 as of March 24, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated March 24, 2026, there was no evidence of any recognized environmental conditions at The Beverly Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-49

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$59,400,000
1930 West College Avenue	The Beverly	Cut-off Date LTV:	73.6%
San Bernardino, CA 92407		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Beverly Property:

Cash Flow Analysis(1)
	2024	2025	TTM 3/31/2026	UW	UW per Unit
Gross Potential Rent(2)	$6,026,864	$6,064,808	$6,203,199	$6,458,916	$25,429
Vacancy	($1,000,928)	($623,080)	($516,876)	($322,946)	($1,271)
Credit Loss	($41,675)	($24,449)	($16,896)	($19,377)	($76)
Concessions	($46,350)	($16,566)	($15,566)	($19,377)	($76)
Net Rental Income	$4,937,910	$5,400,713	$5,653,860	$6,097,217	$24,005
Other Income	$375,683	$440,509	$471,807	$564,074	$2,221
Effective Gross Income	$5,313,593	$5,841,222	$6,125,667	$6,661,291	$26,226

Real Estate Taxes	$613,760	$631,218	$636,123	$659,889	$2,598
Insurance	$223,484	$98,171	$98,171	$138,283	$544
Other Operating Expenses	$1,309,058	$966,502	$959,721	$1,078,495	$4,246
Total Operating Expenses	$2,146,302	$1,695,891	$1,694,014	$1,876,667	$7,388

Net Operating Income(3)	$3,167,291	$4,145,331	$4,431,653	$4,784,624	$18,837
Replacement Reserves	$0	$0	$0	$77,978	$307
Net Cash Flow	$3,167,291	$4,145,331	$4,431,653	$4,706,646	$18,530

Occupancy (%)(4)	83.4%	89.7%	91.7%	94.4%
NOI DSCR	0.90x	1.17x	1.25x	1.35x
NCF DSCR	0.90x	1.17x	1.25x	1.33x
NOI Debt Yield	5.3%	7.0%	7.5%	8.1%
NCF Debt Yield	5.3%	7.0%	7.5%	7.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Gross Potential Rent is based on the in place rent roll as of May 5, 2026.
(3)	The increase in 2025 Net Operating Income from 2024 Net Operating Income is primarily attributable to: (i) increased occupancy as a result increased demand following recent renovations and (ii) rental premiums received as a result of the renovations.
(4)	UW Occupancy % is based on economic occupancy while historical figures represent physical occupancy

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit approximately $326,925 for real estate taxes. On a monthly basis, the Borrower is required to make deposits equal to one-twelfth of the projected annual real estate taxes (estimated to be $54,487).

Insurance Reserve –On a monthly basis, the Borrower is required to make deposits equal to one-twelfth of the projected annual insurance premiums; provided however, so long as no event of default has occurred and is continuing and the lender has been provided proof that a blanket insurance policy is in place and is being maintained, monthly insurance deposits will not be required.

Replacement Reserve – On a monthly basis, the Borrower is required to make deposits of $6,500 (approximately $307 per unit, per annum) to be used for capital expenditures.

Immediate Repairs Reserve – At origination, the Borrower was required to make an upfront deposit of $633,816 to be used in connection with immediate repairs to be completed within the timeframes stipulated in The Beverly Mortgage Loan documents.

Lockbox and Cash Management. The Beverly Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with The Beverly Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with The Beverly Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.15x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of such event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Properties. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-50

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$57,500,000
Various	Friedman Family Portfolio	Cut-off Date LTV:	68.9%
Wayne, PA 19087		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-51

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$57,500,000
Various	Friedman Family Portfolio	Cut-off Date LTV:	68.9%
Wayne, PA 19087		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.3%

MAP © 2026 CARTIFACT
DATA © OSM/ESRI/GEOBOUNDARIES
McKaig Nature Education Center
76
Executive Estates Park
Armenian Sisters Academy
St. David's Golf Club
Valley Forge Military Academy
Cabrini College
Eastern University
Harford Park
476
The Inn at Villanova University
Radnor Elementary School
Archbishop John Carroll High School
Eagle Village Shops
EAST LANCASTER AVENUE
2
1
3
Radnor Township Middle School
St. David's Square
Radnor High School
Villanova University
Odorisio Park
Encke Park
BROOKE ROAD
Brooke Farm Trail
Agnes Irwin School
CONESTOGA ROAD
476
The Willows
Radnor Valley Country Club
Haverford School

Friedman Family Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Aberwyck	435 East Lancaster Avenue	Wayne	PA	19087
2	Crestwood	421 East Lancaster Avenue	Wayne	PA	19087
3	Wessex House	505 East Lancaster Avenue	Wayne	PA	19087

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-52

Mortgage Loan No. 5 – Friedman Family Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$57,500,000			Location:	Wayne, PA 19087
Cut-off Date Balance:	$57,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	David B. Friedman and Brian K. Friedman			Year Built/Renovated(3):	Various/2022
Guarantors:	David B. Friedman and Brian K. Friedman			Size:	175 Units
Mortgage Rate:	5.72000%			Cut-off Date Balance per Unit:	$328,571
Note Date:	3/4/2026			Maturity Balance per Unit:	$328,571
Maturity Date:	3/6/2031			Property Manager:	Friedman Realty Group, Inc.
Term to Maturity:	60 months				(Borrower-affiliated)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,182,056
Seasoning:	3 months			UW NCF:	$4,138,306
Prepayment Provisions:	L(27),D(29),O(4)			UW NOI Debt Yield:	7.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.2%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	7.3%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.24x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$4,067,969 (TTM 1/31/2026)
				2nd Most Recent NOI:	$4,051,688 (12/31/2025)
				3rd Most Recent NOI:	$3,850,570 (12/31/2024)
				Most Recent Occupancy:	97.1% (2/23/2026)
Reserves(1)				2nd Most Recent Occupancy:	94.9% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.2% (12/31/2024)
RE Taxes:	$139,598	$26,404	NAP	Appraised Value (as of):	$83,500,000 (1/22/2026)
Insurance:	$77,615	$7,762	NAP	Appraised Value per Unit:	$477,143
Immediate Repairs:	$16,600	$0	NAP	Cut-off Date LTV Ratio:	68.9%
Replacement Reserve:	$0	$3,650	NAP	Maturity Date LTV Ratio:	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$57,500,000	100.0%	Loan Payoff:	$48,436,684	84.2%
			Return of Equity:	$7,958,198	13.8%
			Closing Costs:	$871,305	1.5%
			Upfront Reserves:	$233,813	0.4%
Total Sources:	$57,500,000	100.0%	Total Uses:	$57,500,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The Friedman Family Portfolio Mortgage Loan (as defined below) does not allow for individual property releases.
(3)	See “Portfolio Summary” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Friedman Family Portfolio Mortgage Loan”) is a $57,500,000 mortgage loan secured by a first priority fee interest encumbering three adjacent, mid rise multifamily properties totaling 175 units located in Wayne, Pennsylvania (the “Friedman Family Portfolio”).

The Borrower and the Borrower Sponsor. The borrower for the Friedman Family Portfolio Mortgage Loan is Friedman Family Radnor Fund, LLC, a single purpose, Delaware limited liability company with one independent director (the “Borrower”). The borrower sponsors and the non-recourse carveout guarantors for the Friedman Family Portfolio Mortgage Loan are Brian K. Friedman and David B. Friedman (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the Friedman Family Portfolio Mortgage Loan.

Brian K. Friedman is the founder of the Friedman Realty Group, a family-owned and operated company that originally focused on multifamily, office and retail properties throughout New Jersey and the Philadelphia area. In 2010, the Friedman Realty Group sold off its office and retail assets to focus on multifamily only. As of October 2025, the Friedman Realty Group owns 25 multifamily properties in Pennsylvania and New Jersey and is primarily operated by Brian K. Friedman’s son, David B. Friedman.

The Properties. The Friedman Family Portfolio consists of three adjacent, mid rise multifamily properties (each a “Friedman Family Portfolio Property”) containing a total of 175 units located in Wayne, Pennsylvania. The Friedman Family Portfolio collectively offers a unit mix of 51 one-bedroom units, 110 two-bedroom units and 14 three-bedroom units with an average unit size of approximately 1,160 square feet. Additionally, there is 4,517 square feet of commercial space, that is 100.0% leased by (i) Wayne Realty Corporation, a real estate brokerage, (ii) a pilates studio and (iii) Albert Levin Co., a real estate investment firm. The weighted average remaining lease term of the commercial tenants is 2.8 years.

Community amenities within the Friedman Family Portfolio include off-street parking, EV charging stations, controlled access, elevators, laundry facilities, a resident lounge, a package center, a fitness center, a dog park and a barbecue area. Each unit features a washer/dryer, quartz countertops, custom

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-53

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$57,500,000
Various	Friedman Family Portfolio	Cut-off Date LTV:	68.9%
Wayne, PA 19087		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.3%

backsplashes, wood flooring, air conditioning and heat and private balconies or patios. As of February 23, 2026, the Friedman Family Portfolio was 97.1% leased with an average in-place rent of $2,562 per unit per month. Since 2024, the Borrower Sponsor has maintained an occupancy above 94.2% across the Friedman Family Portfolio. There are 258 parking spaces across the three Friedman Family Portfolio Properties, resulting in a parking ratio of approximately 1.5 parking spaces per unit.

The Borrower Sponsor acquired the Friedman Family Portfolio in December 2020 for approximately $51.7 million and has since invested approximately $16.8 million (approximately $96,000 per unit), having a total cost basis of $68.5 million (approximately $391,428 per unit) and approximately $11.0 of remaining equity post origination. The renovations involved extensive upgrades to unit interiors, including complete kitchen and bathroom renovations, building exterior and common area upgrades, and fully renovating the fitness center and playground. Additionally, the Borrower Sponsor completed a build out of the commercial space currently occupied by the pilates studio. Through renovations at the Friedman Family Portfolio, the Borrower Sponsor has been able to increase average monthly rents from $1,857 to $2,562 per unit per month as of February 23, 2026.

The following table presents certain information relating to the Friedman Family Portfolio:

Portfolio Summary
Property Name	City, State	Units	Year Built/Renovated	Occupancy(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value
Wessex House	Wayne, Pennsylvania	87	1965/2022	98.9%	$30,600,000	53.2%	$44,800,000
Aberwyck	Wayne, Pennsylvania	51	1966/2022	96.1%	$16,000,000	27.8%	$23,000,000
Crestwood	Wayne, Pennsylvania	37	1962/2022	94.6%	$10,900,000	19.0%	$15,700,000
Total/Wtd. Avg.		175		97.1%	$57,500,000	100.0%	$83,500,000

(1)	Occupancy based on the underwritten rent roll dated as of February 23, 2026.
(2)	No individual releases are permitted pursuant the Friedman Family Portfolio Mortgage Loan documents.

The following table presents certain information relating to the unit mix of the Friedman Family Portfolio:

Unit Mix(1)

Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Wessex House
One Bedroom	24	927	95.8%	$2,218	$2.39	$2,205	$2.38
Two Bedroom	52	1,267	100.0%	$2,771	$2.19	$2,800	$2.21
Three Bedroom	11	1,533	100.0%	$3,883	$2.53	$3,910	$2.55
Total / Wtd. Avg.	87	1,207	98.9%	$2,765	$2.28	$2,776	$2.30
Aberwyck
One Bedroom	18	838	100.0%	$2,031	$2.42	$2,035	$2.43
Two Bedroom	31	1,203	93.5%	$2,488	$2.05	$2,525	$2.10
Three Bedroom	2	1,660	100.0%	$3,710	$2.23	$3,700	$2.23
Total / Wtd. Avg.	51	1,092	96.1%	$2,370	$2.20	$2,398	$2.20
Crestwood
One Bedroom	9	914	100.0%	$1,928	$2.11	$2,000	$2.19
Two Bedroom	27	1,215	92.6%	$2,416	$1.98	$2,500	$2.06
Three Bedroom	1	1,314	100.0%	$3,800	$2.89	$3,800	$2.89
Total / Wtd. Avg.	37	1,144	94.6%	$2,330	$2.04	$2,414	$2.11
Total / Wtd. Avg.	175	1,160	97.1%	$2,562	$2.21	$2,589	$2.23

(1)	Information based on the underwritten rent roll dated as of February 23, 2026.
(2)	Market Rent per the respective appraisal’s market rent conclusions.

The Market. The Friedman Family Portfolio is located in Wayne Pennsylvania, within Delaware County. The Friedman Family Portfolio is in the Main Line submarket, a suburban markets within the Philadelphia metropolitan statistical area (the “Philadelphia MSA”). According to the appraisal, the Main Line submarket is within a one hour commute to multiple employment and entertainment hubs and commands the highest asking rent and occupancy rate compared to the other Philadelphia MSA submarkets. The location benefits from the Saint Davids Train Station located just behind the Friedman Family Portfolio and the Wayne/Strafford “downtown” retail/restaurant district within a short walk (less than one block). According to the appraisal, as of the third quarter of 2025, the Philadelphia apartment market had a 92.4% occupancy and average asking rent of $1,827 per unit per month, while the Main Line submarket had a 93.7% occupancy and average asking rent of $2,330 per unit over the same period.

The Friedman Family Portfolio is in the Radnor Township School District, whose high school is listed as the third best public high school in the state and 125th public high school nationwide, according to a third party report. In addition to the Radnor School District, there are also multiple colleges and universities nearby, including Villanova University (approximately 10,000 students) located 1.6 miles to the east and Eastern University (approximately 10,000 students) located 0.5 miles to the north.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-54

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$57,500,000
Various	Friedman Family Portfolio	Cut-off Date LTV:	68.9%
Wayne, PA 19087		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to appraisal-identified comparable properties to Friedman Family Portfolio:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	No. Units	Avg. Rent Per Unit
Friedman Family Portfolio	NAP	1962-1966	97.1%(2)	175	$2,562(2)
Wessex House	0.1 Miles	1965	99.0%	87	$2,760
Radnor Preserve	0.6 Miles	1965	98.0%	90	$2,705
Radnor Crossing	0.3 Miles	1967	98.0%	234	$2,032
Wayne Manor	0.7 Miles	1970	100.0%	22	$2,129
Delmont Apartments	1.6 Miles	1968	99.0%	100	$2,069
The Fritz	3.5 Miles	2023	97.0%	67	$2,555
The Villas at Bryn Mawr Apartment Homes	3.0 Miles	1951	97.0%	316	$2,208

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated February 23, 2026.

Appraisal. The appraisals concluded an aggregate “as is” value for the Friedman Family Portfolio of $83,500,000 as of January 22, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated February 2, 2026 and February 3, 2026, there was no evidence of any recognized environmental conditions at the Friedman Family Portfolio.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Friedman Family Portfolio:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 1/31/2026	UW	UW per Unit
Gross Potential Rent(2)	$4,969,072	$5,141,716	$5,298,852	$5,316,334	$5,374,428	$30,711
Vacancy	($912,083)	(297,940)	($272,146)	($270,638)	($268,721)	($1,536)
Credit Loss	($2,613)	(2,699)	($3,677)	($3,677)	$0	$0
Concessions	($20,360)	(43,267)	($32,909)	($35,604)	$0	$0
Net Rentable Income	$4,034,016	$4,797,809	$4,990,120	$5,006,414	$5,105,707	$29,175
Other Income	$263,575	$432,098	$555,374	$561,065	$623,352	$3,562
Effective Gross Income	$4,297,590	$5,229,907	$5,545,494	$5,567,480	$5,729,059	$32,737

Real Estate Taxes	$258,816	$266,376	$276,726	$277,451	$289,295	$1,653
Insurance	$84,313	$84,274	$84,189	$84,719	$88,702	$507
Other Expenses	$962,799	$1,028,686	$1,132,892	$1,137,341	$1,169,006	$6,680
Total Operating Expenses	$1,305,927	$1,379,336	$1,493,806	$1,499,510	$1,547,003	$8,840

Net Operating Income(3)	$2,991,663	$3,850,570	$4,051,688	$4,067,969	$4,182,056	$23,897
Replacement Reserves	$0	$0	$0	$0	$43,750	$250
Net Cash Flow	$2,964,813	$3,850,570	$4,051,688	$4,067,969	$4,138,306	$23,647

Occupancy (%)(4)	81.6%	94.2%	94.9%	94.9%	95.0%
NOI DSCR	0.90x	1.15x	1.22x	1.22x	1.25x
NCF DSCR	0.89x	1.15x	1.22x	1.22x	1.24x
NOI Debt Yield	5.2%	6.7%	7.0%	7.1%	7.3%
NCF Debt Yield	5.2%	6.7%	7.0%	7.1%	7.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 23, 2026.
(3)	The increases in 2024 Net Operating Income and 2023 Net Operating Income is primarily attributable to:(i) renovations that were completed in 2024 and (ii) increases in utility reimbursement charges in-line with market rates.
(4)	UW Occupancy is based on economic occupancy while historical figures represent physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-55

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$57,500,000
Various	Friedman Family Portfolio	Cut-off Date LTV:	68.9%
Wayne, PA 19087		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.3%

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit $139,598 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated at $26,404).

Insurance Reserve – On a monthly basis, the Borrower is required to make deposits of one-twelfth of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that the monthly insurance deposit will be waived so long as no event of default is continuing, the Borrower maintains insurance coverage for the Friedman Family Portfolio as part of blanket or umbrella coverage reasonably approved by the lender, and the Borrower provides the lender with evidence of the renewal of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Immediate Repairs Reserve – At origination, the Borrower was required to deposit $16,600 to perform immediate repairs to be completed within the timeframes stipulated in the Friedman Family Portfolio Mortgage Loan documents.

Replacement Reserve – On a monthly basis, the Borrower is required to escrow approximately $3,650 (approximately $250 per unit, per annum) for capital expenditures.

Lockbox and Cash Management. The Friedman Family Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with the Friedman Family Portfolio Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with the Friedman Family Portfolio Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio (“DSCR”) based on the prior trailing 12-month period is less than 1.10x (tested quarterly). A Trigger Event will terminate (x) with regard to clause (i) above, upon the cure of such event of default or (y) with regard to clause (ii) above, if the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Subordinate or Mezzanine Indebtedness. None.

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of the full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-56

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$45,000,000
517 Shipley Street	Crosby Hill Apartments	Cut-off Date LTV:	69.0%
Wilmington, DE 19801		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-57

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$45,000,000
517 Shipley Street	Crosby Hill Apartments	Cut-off Date LTV:	69.0%
Wilmington, DE 19801		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.0%

MAP © 2026 CARTIFACT
DATA © OSM/ESRI/GEOBOUNDARIES
Brandywine Creek State Park
Concord Square
Concord Gallery
Talleyville
Montchanin Course
DuPont Championship Course
Wilmington Country Club
Valley Garden Park
Montchanin Course
Greenville Center
Nemours/Alfred I. duPont Hospital for Children
95
Bellevue State Park
Greenville
Alapocas Run State Park
Rock Manor Golf Course
Rockwood Park
Bellefonte
University of Delaware Wilmington Campus
Ed Oliver Golf Club
Merchant's Square
Silverbrook Cemetery
Saint Francis Healthcare
Wilmington
Cathedral Cemetery
Veterans Affairs Medical Center Wilmington
95
Elsmere
Walmart
Canby Park West
495
Crosby Hill Apartments
517 Shipley Street
Wilmington, DE 19801
Delaware Psychiatric Center
Crossroads Plaza
NEW CASTLE COUNTY AIRPORT
Wilmington University
Boyertown
Quakertown
Princeton
Harleysville
Doylestown
Trenton
Blue Bell
King of Prussia
Willow Grove
Levittown
Wayne
PA
Malvern
West Chester
Philadelphia
Cherry Hill
Medford
Chester
NJ
DE
Wilmington
Mantua
Berlin
Gloucester Township
Pilesgrove
Glassboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-58

Mortgage Loan No. 6 Crosby Hill Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,000,000			Location:	Wilmington, DE 19801
Cut-off Date Balance:	$45,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	6.1%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Robert Buccini, Christopher Buccini and David Pollin			Year Built/Renovated:	2022/NAP
Guarantors:	Robert Buccini, Christopher Buccini and David Pollin			Size:	203 Units
Mortgage Rate:	5.49000%			Cut-off Date Balance Per Unit:	$221,675
Note Date:	1/2/2026			Maturity Date Balance Per Unit:	$221,675
Maturity Date:	1/6/2031			Property Manager:	BPG Real Estate Services LLC
Term to Maturity:	60 Months				(Borrower-related)
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI:	$3,613,793
Seasoning:	5 Months			UW NCF:	$3,563,043
Prepayment Provisions:	L(29),D(27),O(4)			UW NOI Debt Yield:	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.9%
Additional Debt Type(1):	Mezzanine			UW NOI Debt Yield at Maturity:	8.0%
Additional Debt Balance(1):	$5,500,000			UW NCF DSCR:	1.42x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3)(4):	$3,164,762 (2/27/2026)
				2nd Most Recent NOI(3):	$3,038,723 (12/31/2025)
				3rd Most Recent NOI:	$3,132,646 (12/31/2024)
Reserves(2)				Most Recent Occupancy:	92.6% (4/21/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.9% (12/31/2025)
RE Taxes:	$48,849	$8,141	NAP	3rd Most Recent Occupancy:	91.2% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$65,200,000 (11/18/2025)
Replacement Reserve:	$0	$4,250	NAP	Appraised Value Per Unit:	$321,182
				Cut-off Date LTV Ratio:	69.0%
				Maturity Date LTV Ratio:	69.0%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$45,000,000	89.1%	Loan Payoff:	$49,075,400	97.2%
Mezzanine Loan(1):	$5,500,000	10.9%	Closing Costs:	$1,136,900	2.3%
			Return of Equity:	$238,852	0.5%
			Upfront Reserves:	$48,849	0.1%
Total Sources:	$50,500,000	100.0%	Total Uses:	$50,500,000	100.0%

(1)	See “Mezzanine Indebtedness” below.
(2)	See “Escrows and Reserves” below.
(3)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily attributable to an increase in rental rates and burn-off of residential concessions.

The Mortgage Loan. The sixth largest mortgage loan (the “Crosby Hill Apartments Mortgage Loan”) is a $45,000,000 mortgage loan secured by a first priority fee mortgage encumbering a 203-unit, high rise apartment complex located in Wilmington, Delaware (the “Crosby Hill Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower for the Crosby Hill Apartments Mortgage Loan is 517 Shipley LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and the non-recourse carveout guarantors are Robert Buccini, Christopher Buccini and David Pollin (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the Crosby Hill Apartments Mortgage Loan.

The Borrower Sponsors manage BPG Group, a privately held real estate acquisition, development and management company focused on multifamily, hotel, office, retail and parking properties. Since 1993, BPG Group has acquired or developed a portfolio with a value of approximately $6.0 billion primarily in the Wilmington market, including 19 residential communities comprising approximately 2,258 units including the Crosby Hill Apartments Property, approximately 47 hotels, approximately 7 million square feet of office and retail space and entertainment venues including Chase Fieldhouse in Wilmington, Delaware.

The Property. The Crosby Hill Apartments Property, built in 2022, is a high rise apartment complex located in Wilmington, Delaware. The Crosby Hill Apartments Property was delivered in 2022 and is comprised of one, 11-story glass tower and two connected mid rise buildings The Crosby Hill Apartments Property is comprised of 203 units and has a unit mix that includes 36 studio units, 124 one-bedroom units and 43 two-bedroom units with an aggregate average unit size of 735 square feet. The average underwritten rent across all units is $1,974. As of April 21, 2025, The Crosby Hill Apartments Property was 92.6% leased. Unit finishes include stainless steel appliances, white cabinets, quartz countertops, backsplashes, a washer/dryer and hardwood flooring. Community amenities include an interior courtyard with a barbeque/fire pit area and pool, a tenant lounge with a screening room and co-working

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-59

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$45,000,000
517 Shipley Street	Crosby Hill Apartments	Cut-off Date LTV:	69.0%
Wilmington, DE 19801		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.0%

space, a fitness center and 24/7 concierge service. The Crosby Hill Apartments Property features a 125-space parking garage, resulting in a parking ratio of 0.6 spaces per unit.

The Borrower Sponsors developed the Crosby Hills Apartments Property and have a cost basis of approximately $64.5 million following origination of the Crosby Hills Apartments Mortgage Loan. The Borrower Sponsors leased up the Crosby Hills Apartments Property to over 93.0% by the end of the first quarter of 2024 with all concessions having burned off at that time.

The Crosby Hill Apartments Property benefits from a 10-year real estate tax abatement from the City of Wilmington due to its location within a qualifying geographic area and being constructed as a “qualified improvement”. The tax abatement provides for a 100% abatement of real estate taxes for the first five years, followed by a 20% annual phase-in through year 10. The first year of the tax abatement commenced in the 2025/2026 fiscal year. The Crosby Hill Apartments Property also benefits from a real estate tax abatement from New Castle County, which phases in at an annual rate of 10% until reaching full taxation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents certain information relating to the residential unit mix of The Crosby Hill Apartments Property:

Unit Mix(1)

Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Studio	36	552	94.4%	$1,599	$2.90	$1,650	$2.99
One Bedroom	124	677	91.1%	$1,909	$2.82	$1,950	$2.88
Two Bedroom	43	1,052	95.3%	$2,466	$2.34	$2,450	$2.33
Total / Wtd. Avg.	203	735	92.6%	$1,974	$2.68	$2,003	$2.73

(1)	Based on the underwritten rent roll dated April 21, 2026.

(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The Crosby Hill Apartments Property is located in the Wilmington central business district, which is part of the Philadelphia – PA USA apartment market and the Upper New Castle County submarket. Wilmington’s location provides connectivity to Washington, D.C. (approximately 110 miles south) and New York City (approximately 130 miles north) via Amtrak rail service and Interstate 95.

Per a third party market research report, the Philadelphia - PA USA apartment market recorded 93.0% occupancy as of the second quarter of 2026, with average asking rent of $1,855 per unit per month while the Upper New Castle County apartment submarket recorded 93.6% occupancy as of the same period with average asking rent of $1,627 per unit per month. Per the same third party market research report, the estimated 2025 population within a two-, five- and 10-mile radius was 81,858, 194,905 and 470,560, respectively, and the median household income within the same radii was $54,912, $72,272 and $85,415, respectively.

The following table presents certain information relating to appraisal-identified comparable properties to The Crosby Hill Apartments Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	No. Units	Avg. Rent Per Unit
Crosby Hill Apartments	NAP	2022	92.6%(2)	203	$1,974(2)
The Standard(3)	0.3 mile	2023	65.0%	366	$2,092
The Press(3)	0.2 mile	2025	15.0%	243	$2,282
The Residences at Mid-Town Park(3)	0.2 mile	2018	93.0%	200	$1,769
Luxor Lifestyle	0.6 mile	2023	97.0%	193	$1,989
101 Avenue of the Arts Apartments	0.4 mile	2018	96.0%	68	$2,473

(1)	Source: Appraisal.

(2)	Information based on the underwritten rent roll dated April 21, 2026.

(3)	Properties are owned by the Borrower Sponsors or an affiliate thereof..

Appraisal. The appraisal concluded to an “as is” value for The Crosby Hill Apartments Property of $65,200,000 as of November 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 25, 2025, there was no evidence of any recognized environmental conditions at The Crosby Hill Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-60

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$45,000,000
517 Shipley Street	Crosby Hill Apartments	Cut-off Date LTV:	69.0%
Wilmington, DE 19801		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Crosby Hill Apartments Property:

Cash Flow Analysis(1)
	2024	2025	TTM 2/27/2026	UW	UW per Unit
Gross Potential Rent(2)	$4,539,198	$4,617,977	$4,701,089	$4,803,233	$23,661
Vacancy	($398,028)	($512,064)	($465,753)	($349,505)	($1,722)
Credit Loss	($66,451)	($6,747)	$0	$0	$0
Concessions	($38,635)	($195,737)	($175,319)	$0	$0
Net Rental Income	$4,036,084	$3,903,429	$4,060,017	$4,453,728	$21,940
Other Income	$312,415	$311,266	$320,333	$317,959	$1,566
Effective Gross Income	$4,348,499	$4,214,695	$4,380,350	$4,771,687	$23,506

Real Estate Taxes(3)	$37,441	$43,321	$45,181	$148,355	$731
Insurance	$78,819	$80,691	$79,647	$80,691	$397
Other Expenses	$1,099,593	$1,051,960	$1,090,760	$928,848	$4,576
Total Operating Expenses	$1,215,853	$1,175,972	$1,215,588	$1,157,894	$5,704

Net Operating Income(4)	$3,132,646	$3,038,723	$3,164,762	$3,613,793	$17,802
Replacement Reserves	$0	$0	$0	$50,750	$250
Net Cash Flow	$3,132,646	$3,038,723	$3,164,762	$3,563,043	$17,552

Occupancy (%)(5)	91.2%	88.9%	90.1%	92.7%
NOI DSCR	1.25x	1.21x	1.26x	1.44x
NCF DSCR	1.25x	1.21x	1.26x	1.42x
NOI Debt Yield	7.0%	6.8%	7.0%	8.0%
NCF Debt Yield	7.0%	6.8%	7.0%	7.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated April 21, 2026.
(3)	The Crosby Hill Apartments Property benefits from a 10-year real estate tax abatement program with The City of Wilmington where taxes are fully abated for the first five years and increase by 20% per year thereafter. New Castle County/School taxes will increase by 10% per year throughout the course of the program. UW Real Estate Taxes are based on a forward five-year average of the abated taxes.
(4)	The increase in TTM 2/27/2026 Net Operating Income from 2025 Net Operating Income is primarily attributable to rental rate increases and burn-off of residential concessions.
(5)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit $48,849 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $8,141).

Insurance Reserve – On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual insurance premiums; provided, however, so long as no event of default has occurred and is continuing and the lender has been provided proof that a blanket insurance policy is in place and is being maintained, monthly insurance deposits will not be required. At origination of the Crosby Hill Apartment Mortgage Loan, a blanket policy was in place.

Replacement Reserve – On a monthly basis, the Borrower is required to make deposits of $4,250 (approximately $251 per unit, per annum) to be used for capital expenditures.

Lockbox and Cash Management. The Crosby Hill Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with the Crosby Hill Apartments Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with the Crosby Hill Apartments Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.10x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of the event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. Concurrent with the origination of the Crosby Hill Apartments Mortgage Loan, PMRP VI Crosby, L.L.C. made a mezzanine loan in the amount of $5,500,000 to the holder of 100% of the direct equity interests in the sole member of the Borrower of the Crosby Hill Apartments Mortgage Loan, secured by a pledge of such equity interests (the “Crosby Hill Apartments Mezzanine Loan”). The Crosby Hill Apartments Mezzanine Loan is coterminous with the Crosby Hill Apartments Mortgage Loan and accrues interest at a fixed rate of 11.00000% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-61

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$45,000,000
517 Shipley Street	Crosby Hill Apartments	Cut-off Date LTV:	69.0%
Wilmington, DE 19801		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.0%

The Crosby Hills Apartments Mezzanine Loan is subordinate to the Crosby Hill Apartments Mortgage Loan to the extent provided in the related intercreditor agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Additional Indebtedness” in the prospectus.

The Crosby Hills Apartments Property’s total debt as of the origination date is summarized in the table below:

The Crosby Hills Apartments Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Mortgage Loan	$45,000,000	60	60	5.49000%	1.42x	8.0%	69.0%
Mezzanine Loan	$5,500,000	60	60	11.00000%	1.14x	7.2%	77.5%
Total Debt	$50,500,000			6.09010%	1.14x	7.2%	77.5%

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-62

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$43,000,000
416 Highland Avenue	The HIGHLAND	Cut-off Date LTV:	70.1%
Orange, NJ 07050		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-63

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$43,000,000
416 Highland Avenue	The HIGHLAND	Cut-off Date LTV:	70.1%
Orange, NJ 07050		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS
The HIGHLAND
416 Highland Avenue
Orange, NJ 07050
West Orange
East Orange
Irvington
Newark
Glenfield Park
Nishuane Park
Canterbury Park
Watsessing Park
Bloomfield College
Forest Hill Field Club
Hendricks Field Golf Course
Belleville Park
Clara Maass Medical Center
Branch Brook Park
Columbus Hospital
Essex Green Shopping Center
Francis A Byrne Golf Course
Essex County Country Club
Rock Spring Golf Club
Orange Park
East Orange General Hospital
VA New Jersey Health Care System
Meadowland Park
Grove Park
Seton Hall University
Ivy Hill Park
Vailsburg Park
Rutgers Biomedical and Health Sciences
Saint Michael's Medical Center
NJIT
Rutgers University Newark
University Hospital
Irvington Park
Newark Beth Israel Medical Center
NEWARK LIBERTY INT'L AIRPORT
280
78
NY
NJ
Parsippany
Newark
New York
JFK INT'L AIRPORT
Edison
Princeton
Freehold
Trenton
Atlantic Ocean
Flora

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-64

Mortgage Loan No. 7 The HIGHLAND

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$43,000,000			Location:	Orange, NJ 07050
Cut-off Date Balance:	$43,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.9%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Phillip Evansky and Emanuel Klein			Year Built/Renovated:	2024/NAP
Guarantors:	Phillip Evansky and Emanuel Klein			Size:	138 Units
Mortgage Rate:	5.99900%			Cut-off Date Balance Per Unit:	$311,594
Note Date:	5/6/2026			Maturity Date Balance Per Unit:	$311,594
Maturity Date:	5/6/2031			Property Manager:	PEEK Properties, LLC
Term to Maturity:	60 Months				(Borrower-related)
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI(2):	$3,300,152
Seasoning:	1 Month			UW NCF:	$3,265,652
Prepayment Provisions:	L(25),D(30),O(5)			UW NOI Debt Yield:	7.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.6%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	7.7%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.25x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$2,761,758 (TTM 3/31/2026)
				2nd Most Recent NOI:	$2,659,384 (12/31/2025)
				3rd Most Recent NOI(3):	NAV
Reserves(1)				Most Recent Occupancy:	97.1% (4/30/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.8% (12/31/2025)
Tax Reserve	$28,162	$14,081	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance Reserve	$44,216	$11,054	NAP	Appraised Value (as of):	$61,300,000 (4/9/2026)
Replacement Reserve	$0	$2,875	$133,422	Appraised Value Per Unit:	$444,203
				Cut-off Date LTV Ratio:	70.1%
				Maturity Date LTV Ratio:	70.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$43,000,000	100.0%	Loan Payoff:	$38,255,347	89.0%
			Return of Equity:	$3,907,210	9.1%
			Closing Costs:	$765,066	1.8%
			Upfront Reserves:	$72,378	0.2%
Total Sources:	$43,000,000	100.0%	Total Uses:	$43,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) additional incremental leasing and (ii) burn-off of concessions provided through the initial lease-up of The HIGHLAND Property (as defined below).
(3)	Historical financials and occupancy are not available as The HIGHLAND Property was constructed in 2024 and received its final certificate of occupancy in February 2024.

The Mortgage Loan. The seventh largest mortgage loan (“The HIGHLAND Mortgage Loan”) is a $43,000,000 mortgage loan secured by a first priority fee mortgage encumbering a 138-unit mid rise, five-story apartment building located in Orange, New Jersey (“The HIGHLAND Property”).

The Borrower and the Borrower Sponsors. The borrower for The HIGHLAND Mortgage Loan is PEEK Highland I Owner Urban Renewal LLC, a New Jersey limited liability company (the “Borrower”) and single purpose entity with one independent director held in its sole member, which is a Delaware limited liability company. The borrower sponsors and non-recourse carveout guarantors for The HIGHLAND Mortgage Loan are Phillip Evanski and Emanuel Klein (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with The HIGHLAND Mortgage Loan.

The Borrower Sponsors are the principals of PEEK Properties, LLC (“PEEK”), a fully integrated developer, owner and operator of multifamily properties in New Jersey, with a focus on Orange, New Jersey. PEEK was founded in 2018 and has developed and acquired a total of 10 multifamily buildings in Orange/East Orange. PEEK also serves as the property manager for The HIGHLAND Property. The Guarantors are a repeat agency borrowers.

The Property. The HIGHLAND Property is a recently built, 138 unit, five-story mid rise apartment building located in Orange, New Jersey. The HIGHLAND Property is comprised of 138 units and has a unit mix of 7 studio units, 84 one-bedroom units and 47 two-bedroom units with an aggregate average unit size of 802 square feet. The average underwritten rent per unit is $2,473 per month. As of April 30, 2026, The HIGHLAND Property was 97.1% leased. Unit finishes include stainless-steel appliance packages, in-unit washers/dryers, engineered hardwood floors, quartz countertops, backsplashes and tiled flooring in the bathroom. Community amenities include EV charging stations, a storage room, a package room, a resident lounge, a fitness center, a lobby, a dog park and a second floor courtyard with grills, turf and chairs. The HIGHLAND Property features 213 parking spaces, resulting in a parking ratio of 1.5 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-65

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$43,000,000
416 Highland Avenue	The HIGHLAND	Cut-off Date LTV:	70.1%
Orange, NJ 07050		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

The Borrower Sponsors acquired the land for approximately $9.1 million and had a total development cost basis of approximately $47.2 million. Construction commenced in November 2021 and the certificate of occupancy was achieved in February 2024. Following origination, the Borrower Sponsor will have approximately $4.2 million of cash equity remaining.

The HIGHLAND Property benefits from a 30-year payment in lieu of taxes (“PILOT”) program with the City of Orange Township. The PILOT is structured to have tax payments based on a percentage of annual gross revenue (“AGR”), with the first 10 years being based on 4% of AGR, years 11-15 will stay at 4% if the AGR is below the projections in the agreement or will grow to 5% of AGR if AGR equals or exceeds such projections. In years 21-25, the percentage will increase to 7% of AGR and then to 9% in year 26. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Real Estate and Other Tax Considerations”” in the prospectus.

The following table presents certain information relating to the residential unit mix of The HIGHLAND Property:

Unit Mix(1)
Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Studio	7	559	100.0%	$1,979	$3.54	$2,000	$3.58
One Bedroom	84	702	95.2%	$2,324	$3.31	$2,386	$3.40
Two Bedroom	47	1,017	100.0%	$2,799	$2.75	$2,796	$2.75
Total / Wtd. Avg.	138	802	97.1%	$2,473	$3.07	$2,506	$3.12

(1)	Based on the underwritten rent roll dated April 30, 2026.
(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The HIGHLAND Property is located in Orange, New Jersey, within the Lower Essex County multifamily submarket and the broader Northern New Jersey metropolitan statistical area ("MSA"). Essex County, home to Newark, benefits from access to mass transit and proximity to New York City, supporting transit-oriented development activity. This connectivity has contributed to increased multifamily development in the county, evidenced by a wave of construction since 2021. Across Northern New Jersey, more than 5,800 units were delivered in 2025, increasing total inventory by 18% over the past five years.

According to a third-party report, the market asking rent across Northern New Jersey is $2,242 per unit, up approximately 13% over the past five years and on par with the national growth rates, though Northern New Jersey rents sit at approximately a 25% premium to the United States average of $1,780 per unit. Vacancy in the Northern New Jersey MSA has recently trended higher than historical average levels in the 4- and 5-star property class segment, with vacancy being 12.5%.

As of the first quarter of 2026, the Lower Essex County submarket vacancy rate was 9.7%, having increased from a recent low of 5.3% in 2020 due to the influx of new supply. The average asking rent in Lower Essex County is $2,177 per month, reflecting year-over-year market rent growth of 1.1%

The following table presents certain information relating to appraisal-identified comparable properties to The HIGHLAND Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	No. Units	Avg. Rent Per Unit
The HIGHLAND	NAP	2024	97.1%(2)	138	$2,473(2)
The Mural	0.3 miles	2024	96.0%	103	$2,350
Essex & Crane	0.7 miles	2023	97.0%	209	$2,386
The Harvard	1.3 miles	2020	97.0%	50	$2,194
The 2	1.8 miles	2024	96.0%	90	$2,305
Essence 144	1.2 miles	2017	94.0%	156	$2,157
Linc 32	0.7 miles	2016	96.0%	112	$2,159
Pinnacle Orange Crossing	0.7 miles	2025	30.0%	90	$2,440

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated April 30, 2026.

Appraisal. The appraisal concluded to an “as is” value for The HIGHLAND Property of $61,300,000 as of April 9, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 9, 2026, there was no evidence of any recognized environmental conditions at The HIGHLAND Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-66

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$43,000,000
416 Highland Avenue	The HIGHLAND	Cut-off Date LTV:	70.1%
Orange, NJ 07050		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The HIGHLAND Property:

Cash Flow Analysis(1)(2)
	2025	TTM 3/31/2026	UW	UW per Unit
Gross Potential Rent	$4,046,310	$4,058,312	$4,087,835	$29,622
Vacancy	($694,793)	($506,395)	($204,392)	($1,481)
Credit Loss	$0	$0	($6,626)	($48)
Concessions	($169,581)	($202,007)	($61,318)	($444)
Net Rental Income	$3,181,936	$3,349,911	$3,815,500	$27,649
Other Income	$293,095	$313,854	$358,724	$2,599
Effective Gross Income	$3,475,031	$3,663,765	$4,174,223	$30,248

Real Estate Taxes(4)	$76,275	$65,118	$166,969	$1,210
Insurance	$143,535	$90,588	$126,333	$915
Other Operating Expenses	$595,837	$746,301	$580,769	$4,208
Total Expenses	$815,647	$902,007	$874,071	$6,334

Net Operating Income(5)	$2,659,384	$2,761,758	$3,300,152	$23,914
Replacement Reserves	$0	$0	$34,500	$250
Net Cash Flow	$2,659,384	$2,761,758	$3,265,652	$23,664

Occupancy %(6)	82.8%	87.5%	93.3%
NOI DSCR	1.02x	1.06x	1.26x
NCF DSCR	1.02x	1.06x	1.25x
NOI Debt Yield	6.2%	6.4%	7.7%
NCF Debt Yield	6.2%	6.4%	7.6%

(1)	Limited operating history is available as The HIGHLAND Property was constructed in 2024.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated April 30, 2026.
(4)	Real Estate Taxes are subject to The HIGHLAND Property’s PILOT program. UW Real Estate Taxes were based on 4% of annual gross revenue.
(5)	The increase from TTM 3/31/2026 Net Operating Income to the UW Net Operating Income is primarily attributable to (i) additional incremental leasing and (ii) burn off of concessions provided during the initial lease-up of The HIGHLAND Property following construction in 2024.
(6)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit approximately $28,162 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (estimated to be approximately $14,081).

Insurance Reserve – At origination, the Borrower was required to deposit $44,216 for insurance premiums. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual insurance premiums (estimated to be $11,054).

Replacement Reserve – On a monthly basis, to the extent that funds on deposit in the replacement reserve (less any pending disbursements therefrom) are less than $133,422, the Borrower is required to make deposits of $2,875 ($250 per unit, per annum) to be used for capital expenditures.

Lockbox and Cash Management. The HIGHLAND Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with The HIGHLAND Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with The HIGHLAND Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.10x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of the event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.15x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-67

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$41,250,000
101 Blue Spring Road and 101	Princeton Gardens	Cut-off Date LTV:	69.6%
Princeton Avenue		UW NCF DSCR:	1.34x
Princeton, NJ 08540		UW NOI Debt Yield:	7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-68

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$41,250,000
101 Blue Spring Road and 101	Princeton Gardens	Cut-off Date LTV:	69.6%
Princeton Avenue		UW NCF DSCR:	1.34x
Princeton, NJ 08540		UW NOI Debt Yield:	7.9%

Princeton Gardens
101 Blue Spring Road and
101 Princeton Avenue
Princeton, NJ 08540
Montgomery
Princeton
Trenton
Boyertown
Quakertown
Harleysville
Doylestown
Blue Bell
Woodside
Levittown
King of Prussia
Willow Grove
Bristol
Wayne
PA
Malvern
West Chester
Philadelphia
Cherry Hill
Medford
Chester
NJ
DE
Berlin
Wilmington
Mantua
Gloucester Township
Pilesgrove
Glassboro
Montgomery Veterans Park
Mill Pond Park
River Road
Rocky Hill
Delaware and Raritan Canal State Park
Georgetown-Franklin Turnpike
Montgomery Shopping Center
Hobler Park
Princeton North Shopping Center
Princeton Airport
Princeton House Behavioral Health
Autumn Hill Reservation
Herrontown Woods
All Saints Preserve
Heathcote Meadows Preserve
Van Dyke Wright Park
John Witherspoon Woods
Woodfield Reservation
State Road
Public Open Space
Princeton Shopping Center
Community Park North
Princeton
Princeton Forrestal Village
Princeton Theological Seminary
Princeton University - Forrestal Campus
Greenway Meadows
Princeton University
University Medical Center of Princeton at Plainsboro
TPC Jasna Polana
Carson Road Woods
Institute for Advanced Study
Institute Woods
Charlotte Rachel Wilson Campus
MarketFair
The Shops at Windsor Green
The Square at West Windsor
Nassau Park Pavilion
West Windsor Community Park
Mercer On One
Maidenhead Meadows Park
MAP © 2026 CARTIFACT
DATA © OSM/ESRI/GEOBOUNDARIES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-69

Mortgage Loan No. 8 Princeton Gardens

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$41,250,000			Location:	Princeton, NJ 08540
Cut-off Date Balance:	$41,250,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Shimon Rieder and Yosef Goldberg			Year Built/Renovated:	1977/2023
Guarantors:	Shimon Rieder and Yosef Goldberg			Size:	160 Units
Mortgage Rate:	5.71000%			Cut-off Date Balance Per Unit:	$257,813
Note Date:	12/17/2025			Maturity Date Balance Per Unit:	$257,813
Maturity Date:	1/6/2031			Property Manager:	OakT Management LLC
Term to Maturity:	60 Months				(Borrower-related)
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI:	$3,246,983
Seasoning:	5 Months			UW NCF:	$3,192,583
Prepayment Provisions:	L(29),D(27),O(4)			UW NOI Debt Yield:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	7.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.34x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,156,021 (TTM 2/28/2026)
				2nd Most Recent NOI(2):	$3,109,656 (12/31/2025)
				3rd Most Recent NOI(2):	$2,584,249 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	94.4% (3/24/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.9% (12/31/2025)
Tax Reserve	$31,285	$30,629	NAP	3rd Most Recent Occupancy:	94.8% (12/31/2024)
Insurance Reserve	$20,353	$10,177	NAP	Appraised Value (as of):	$59,250,000 (10/13/2025)
Replacement Reserve	$35,000	$4,675	NAP	Appraised Value Per Unit:	$370,313
Required Repairs	$38,375	$0	NAP	Cut-off Date LTV Ratio:	69.6%
				Maturity Date LTV Ratio:	69.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$41,250,000	100.0%	Loan Payoff:	$32,637,212	79.1%
			Return of Equity:	$7,435,538	18.0%
			Closing Costs:	$1,052,237	2.6%
			Upfront Reserves:	$125,013	0.3%
Total Sources:	$41,250,000	100.0%	Total Uses:	$41,250,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributable to rental rate increases following renovations that occurred after the Borrower Sponsors (as defined below) acquired the Princeton Gardens Property (as defined below) in December 2022.

The Mortgage Loan. The eighth largest mortgage loan (the “Princeton Gardens Mortgage Loan”) is a $41,250,000 mortgage loan secured by a first priority fee mortgage encumbering a 160-unit garden style multifamily property located in Princeton, New Jersey (the “Princeton Gardens Property”).

The Borrower and the Borrower Sponsors. The borrower for the Princeton Gardens Mortgage Loan is OT Princeton LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and the non-recourse carveout guarantors for the Princeton Gardens Mortgage Loan are Shimon Rieder and Yosef Goldberg (the “Borrower Sponsors” or the “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the Princeton Gardens Mortgage Loan.

Shimon Rieder and Yosef Goldberg are the co-founders of Ventus Capital, a vertically integrated multifamily owner-operator that was formed in 2015. Ventus Capital specializes in acquisition and management of multifamily properties across the New York and New Jersey markets. Ventus Capital currently owns 13 properties totaling 1,345 units. According to the Borrower Sponsors, Shimon Rieder leads acquisitions, investor relations and strategic initiatives, with a hands-on role in sourcing opportunities, capital formation and major operational decisions while Yosef Goldberg oversees day-to-day operations at Ventus Capital. The Guarantors are repeat agency borrowers.

The Property. The Princeton Gardens Property is comprised of 160 garden-style units located in Princeton, New Jersey. Unit inventory at the Princeton Gardens Property consists of 79 one-bedroom units, 55 two-bedroom units, 10 three-bedroom units and 16 townhomes, with an average unit size of 1,154 square feet. The average underwritten rent per unit per month is $2,434. As of March 24, 2026, the Princeton Gardens Property was 94.4% leased. Units feature fully equipped kitchens with stainless steel appliances, an in-unit washer/dryer in renovated units and a private balcony. All units have hardwood flooring and there are on-site laundry facilities available. Community amenities include grills, a gym, tennis and pickleball courts, walking trails and a dog park. The Princeton Gardens Property features 331 parking spaces, resulting in a parking ratio of 2.1 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-70

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$41,250,000
101 Blue Spring Road and 101	Princeton Gardens	Cut-off Date LTV:	69.6%
Princeton Avenue		UW NCF DSCR:	1.34x
Princeton, NJ 08540		UW NOI Debt Yield:	7.9%

The Princeton Gardens Property was originally built in 1977 and renovated in 2023. The Borrower Sponsors acquired the Princeton Gardens Property in December 2022 for approximately $35.9 million (approximately $224,375 per unit). Since acquisition, the Borrower Sponsors have invested approximately $1.7 million ($24,740 per renovated unit) renovating 68 units. Renovated units have achieving rental premiums of approximately $296 per unit per month compared to unrenovated units. In addition to unit upgrades, the Borrower Sponsors invested approximately $1.0 million ($6,227 per unit) in parking-lot repaving, roof replacements, tennis-court refresh with a new pickleball court, plumbing repairs, window and HVAC repairs, landscape upgrades and a renovation of the leasing office. The Borrower Sponsors note that it is anticipated that unit renovations will continue to be completed with equity upon turnover.

The following table presents certain information relating to the residential unit mix of the Princeton Gardens Property:

Unit Mix(1)
Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Classic
One Bedroom	39	1,043	97.4%	$2,051	$1.96	$2,100	$2.01
Two Bedroom	37	1,225	97.3%	$2,411	$1.96	$2,395	$1.95
Three Bedroom	6	1,359	83.3%	$2,824	$2.08	$2,900	$2.13
Townhome	10	1,347	100.0%	$2,692	$2.00	$2,700	$2.00
Total / Wtd. Avg.	92	1,170	96.7%	$2,312	$1.98	$2,336	$2.00
Renovated
One Bedroom	40	1,056	87.5%	$2,387	$2.26	$2,400	$2.27
Two Bedroom	18	1,176	94.4%	$2,738	$2.33	$2,750	$2.34
Three Bedroom	4	1,359	100.0%	$3,235	$2.38	$3,250	$2.39
Townhome	6	1,347	100.0%	$3,115	$2.31	$3,100	$2.30
Total / Wtd. Avg.	68	1,131	91.2%	$2,609	$2.29	$2,604	$2.30
Total / Wtd. Avg.	160	1,154	94.4%	$2,434	$2.10	$2,450	$2.12

(1)	Based on the underwritten rent roll dated March 24, 2026.
(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The Princeton Gardens Property is located in the Mercer County apartment submarket of Northern New Jersey. According to the appraisal, as of the second quarter of 2025, average rents in the Mercer County submarket were $2,255 per month, compared to the Northern New Jersey average of $2,490 per month. According to the appraisal, as of the same period, the Mercer County submarket occupancy rate was 92.4%, while the overall Northern New Jersey market was 94.7%.

Princeton, New Jersey benefits from major highways serving the area including Interstate 287 and the New Jersey Turnpike (Interstate 95), with additional access via local county routes. Residents benefit from proximity to Princeton Junction Station, approximately 10 miles south of the Princeton Gardens Property, which provides NJ Transit and Amtrak service along the Northeast Corridor. Newark Liberty International Airport is roughly 30 miles away from the Princeton Gardens Property, offering regional and national connectivity. Princeton’s multifamily market is supported by an affluent resident base, with 2025 average household income within a one-, three- and five-mile radius of the Property being $200,510, $233,385 and $236,629, respectively.

The following table presents certain information relating to appraisal-identified properties with comparable rents to the Princeton Gardens Property:

Summary of Comparable Rents(1)

Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit
Princeton Gardens	NAP	1977	94.4%(2)	160	$2,434(2)
Princeton Lakeview	5.3 miles	2000	96.0%	120	$1,848
Deer Creek Apartments	6.1 miles	1975	95.8%	288	$2,368
Addison at Princeton Meadow	8.5 miles	1980	92.0%	440	$2,350
Hunters Glen	8.5 miles	1977	98.9%	896	$2,143
Green Hill Manor Apartments	5.6 miles	2007	97.5%	282	$2,707
Southridge Woods	7.2 miles	1998	99.0%	910	$2,353

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated March 24, 2026.

Appraisal. The appraisal concluded to an “as is” value for the Princeton Gardens Property of $59,250,000 as of October 13, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 21, 2025, there was no evidence of any recognized environmental conditions at the Princeton Gardens Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-71

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$41,250,000
101 Blue Spring Road and 101	Princeton Gardens	Cut-off Date LTV:	69.6%
Princeton Avenue		UW NCF DSCR:	1.34x
Princeton, NJ 08540		UW NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Princeton Gardens Property:

Cash Flow Analysis(1)
	2024	2025	TTM 2/28/2026	UW	UW per Unit
Gross Potential Rent(2)	$4,040,573	$4,480,125	$4,542,581	$4,675,572	$29,222
Vacancy	($211,564)	($139,352)	($162,044)	($263,001)	($1644)
Credit Loss	($33,881)	($21,997)	($21,997)	($22,640)	($142)
Concessions	($39,350)	($22,600)	($16,800)	$0	$0
Net Rental Income	$3,755,779	$4,296,177	$4,341,741	$4,389,931	$27,437
Other Income	$255,714	$255,712	$275,080	$326,128	$2,038
Effective Gross Income	$4,011,493	$4,551,889	$4,616,820	$4,716,058	$29,475

Real Estate Taxes	$353,177	$359,667	$360,749	$362,913	$2,268
Insurance	$98,420	$112,706	$114,397	$116,304	$727
Other Expenses	$975,648	$969,860	$985,654	$989,859	$6,187
Total Expenses	$1,427,245	$1,442,233	$1,460,800	$1,469,075	$9,182

Net Operating Income(3)	$2,584,249	$3,109,656	$3,156,021	$3,246,983	$20,294
Replacement Reserves	$0	$0	$0	$54,400	$340
Net Cash Flow	$2,584,249	$3,109,656	$3,156,021	$3,192,583	$19,954

Occupancy %(4)	94.8%	96.9%	96.4%	93.9%
NOI DSCR	1.08x	1.30x	1.32x	1.36x
NCF DSCR	1.08x	1.30x	1.32x	1.34x
NOI Debt Yield	6.3%	7.5%	7.7%	7.9%
NCF Debt Yield	6.3%	7.5%	7.7%	7.7%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 24, 2026.
(3)	The increase in 2025 Net Operating Income from 2024 Net Operating Income is primarily attributable to rental rate increases following renovations that occurred after the Borrower Sponsors acquired the Princeton Gardens Property in December 2022.
(4)	UW Occupancy % is based on economic occupancy while historical figures represent physical occupancy.

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit $31,285 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $30,629).

Insurance Reserve – At origination, the Borrower was required to deposit $20,353 for insurance. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual insurance premiums (initially estimated to be $10,177); provided, however, so long as no event of default has occurred and is continuing and the lender has been provided proof that a blanket insurance policy is in place and is being maintained, monthly insurance deposits will not be required.

Replacement Reserve – At origination, the Borrower was required to deposit $35,000 for replacement reserves. On a monthly basis, the Borrower is required to make deposits of $4,675 (approximately $351 per unit, per annum) to be used for capital expenditures.

Required Repairs Reserve – At origination, the Borrower was required to deposit $38,375 for immediate repairs to be completed in accordance with the Princeton Gardens Mortgage Loan documents.

Lockbox and Cash Management. The Princeton Gardens Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within two business days of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with the Princeton Gardens Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with the Princeton Gardens Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.10x (tested quarterly), unless within five business days of notice, the Borrower deposits the amount that, if applied to the outstanding principal balance of the Princeton Gardens Mortgage Loan, would result in the debt service coverage ratio being equal to or greater than 1.10x, either in the form of (a) cash to be held in a trigger avoidance reserve and disbursed to the Borrower upon the cure of such Trigger Event or (b) a letter of credit in accordance with the Princeton Gardens Mortgage Loan documents. A Trigger Event will terminate (x) with respect to clause (i) above,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-72

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$41,250,000
101 Blue Spring Road and 101	Princeton Gardens	Cut-off Date LTV:	69.6%
Princeton Avenue		UW NCF DSCR:	1.34x
Princeton, NJ 08540		UW NOI Debt Yield:	7.9%

upon a cure of the event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.10x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-73

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$40,000,000
20 Franklin Lane	The Exchange on Franklin	Cut-off Date LTV:	67.6%
Manalapan, NJ 07726		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-74

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$40,000,000
20 Franklin Lane	The Exchange on Franklin	Cut-off Date LTV:	67.6%
Manalapan, NJ 07726		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	7.8%

MAP © 2026 CARTIFACT
DATA © OSM/ESRI/GEOBOUNDARIES
Raceway Park
OLD BRIDGE AIRPORT
9
TENNENT ROAD
18
Pine Brook Golf Course
Marlboro Elementary School
Frank J Dugan Elementary School
Marlboro Jewish Center Nursery School
Englishtown Auction
Englishtown
Manalapan Township
Taylor Mills Elementary School
The Exchange on Franklin
20 Franklin Lane
Manalapan, NJ 07726
Manalapan High School
ENGLISHTOWN-FREEHOLD ROAD
C Richard Applegate Elementary School
Monmouth Battlefield State Park
Freehold Borough High School
Battleground Country Club
Freehold
Freehold Raceway Mall
Freehold Raceway
SOUTH STREET
33
CentraState Medical Center
MONMOUTH ROAD
Laura Donovan Elementary School
ELTON ADELPHIA ROAD
NY
Parsippany
NJ
Newark
New York
JFK INT'L AIRPORT
Edison
Princeton
Trenton
Freehold
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-75

Mortgage Loan No. 9 The Exchange on Franklin

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$40,000,000			Location:	Manalapan, NJ 07726
Cut-off Date Balance:	$40,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Low Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Justin Gmelich and John Giunco			Year Built/Renovated:	2024/NAP
Guarantors:	Justin Gmelich and John Giunco			Size:	168 Units
Mortgage Rate:	5.74300%			Cut-off Date Balance Per Unit:	$238,095
Note Date:	9/2/2025			Maturity Date Balance Per Unit:	$238,095
Maturity Date:	9/6/2030			Property Manager:	Willow Bridge Eastern
Term to Maturity:	60 Months				Management Corporation
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI(2):	$3,134,030
Seasoning:	9 Months			UW NCF:	$3,092,030
Prepayment Provisions:	L(33),D(23),O(4)			UW NOI Debt Yield:	7.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	7.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.33x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2)(3):	$2,769,391 (T3 Ann. 3/31/2026)
				2nd Most Recent NOI(4):	$2,135,368 ( TTM 3/31/2026)
				3rd Most Recent NOI(4):	NAV
Reserves(1)				Most Recent Occupancy:	93.5% (4/5/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
Tax Reserve	$298,667	$36,890	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance Reserve	$19,703	$19,703	NAP	Appraised Value (as of):	$59,200,000 (8/1/2025)
Replacement Reserve	$0	$2,800	NAP	Appraised Value Per Unit:	$352,381
				Cut-off Date LTV Ratio:	67.6%
				Maturity Date LTV Ratio:	67.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$40,000,000	100.0%	Loan Payoff:	$30,188,348	75.5%
			Return of Equity:	$8,702,115	21.8%
			Closing Costs:	$791,167	2.0%
			Upfront Reserves:	$318,370	0.8%
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) additional incremental leasing, (ii) burn-off of concessions provided through the initial lease-up of The Exchange on Franklin Property (as defined below) and (iii) reduced expected operating expenses anticipated upon stabilization.
(3)	Most Recent NOI is representative of trailing 3-month annualized revenues and trailing 12-month expenses. Most Recent NOI reflects trailing three-month annualized revenues given the Exchange on Franklin Property has recently completed their initial lease-up after having received final certificate of occupancy in January 2025.
(4)	Historical financials and occupancy are not available as The Exchange on Franklin Property was constructed in 2024 and received its final certificate of occupancy in January 2025.

The Mortgage Loan. The ninth largest mortgage loan (“The Exchange on Franklin Mortgage Loan”) is a $40,000,000 mortgage loan secured by a first priority fee mortgage encumbering a 168 unit, low rise apartment community located in Manalapan, New Jersey (“The Exchange on Franklin Property”).

The Borrower and the Borrower Sponsors. The borrower for The Exchange on Franklin Mortgage Loan is Manalapan Residential Development, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and non-recourse carveout guarantors for The Exchange on Franklin Mortgage Loan are John Giunco and Justin Gmelich (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with The Exchange on Franklin Mortgage Loan.

John Giunco and Justin Gmelich are the founders of JG Squared, a developer and owner of multifamily projects within New Jersey. JG Squared owns approximately 1,200 units across seven projects, inclusive of The Exchange on Franklin Property. John Giunco is the Chairman of the Real Estate, Land Use, and Development Practice group at Giordano, Halleran & Ciesla, a law firm in Central New Jersey, and has been a real estate developer in New Jersey for over 40 years. Justin Gmelich also works as the Co-Chief Investment Officer at Millennium Management. The Guarantors are repeat agency borrowers.

The Property. The Exchange on Franklin Property is a recently built, low rise apartment community located in Manalapan, New Jersey. The Exchange on Franklin Property is comprised of 168 units, of which 117 (69.6%) are rented at fair market and 51 (30.4%) are classified as affordable housing. Unit inventory is comprised of 78 one-bedroom units, 78 two-bedroom units and 12 three-bedroom units, with an aggregate average unit size of 957 square feet. The average underwritten rent for the affordable units is $1,305, while the fair market units have an average underwritten rent of $2,810. The Exchange

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-76

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$40,000,000
20 Franklin Lane	The Exchange on Franklin	Cut-off Date LTV:	67.6%
Manalapan, NJ 07726		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	7.8%

on Franklin Property was built in 2024 and obtained its final certificate of occupancy in January 2025. As of April 5, 2026, The Exchange on Franklin Property was 93.5% leased with no concessions having been offered since October 2025. Units feature 9-foot ceilings, stainless steel appliances, smart home technology, quartz countertops, backsplashes, a washer/dryer, walk-in closets, carpeted bedrooms and a balcony/patio in every unit. Community amenities include a clubhouse with a lounge, pool, a fitness center, fire pits and a coffee bar.

The Borrower Sponsors acquired the development site for The Exchange on Franklin Property in 2021 for approximately $4.6 million, and delivered The Exchange on Franklin Property in August 2024. The Exchange on Franklin Property received all of its certificates of occupancy on the various buildings by January 2025. The total development cost basis was approximately $43.7 million and following The Exchange on Franklin Mortgage Loan origination, the Borrower Sponsors will have approximately $4.9 million of equity remaining.

The Exchange on Franklin Property is subject to a 30-year deed restriction, ending in February 2054, that requires 51 of the 168 units at The Exchange on Franklin Property to be designated as affordable housing pursuant to the New Jersey affordable housing guidelines. Specifically, (i) seven units are required to be rented to households whose income is no greater than 30% of the area median income (“AMI”), (ii) 19 units are required to be rented to households whose income is equal to 50% of the AMI and (iii) 25 units are required to be rented to households whose income is no greater than 80% of the AMI. Annual rent increases are tied to regional income levels published by the New Jersey Housing and Mortgage Finance Agency.

The following table presents certain information relating to the residential unit mix of The Exchange on Franklin Property:

Unit Mix(1)
Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Fair Market
One Bedroom	68	772	88.2%	$2,526	$3.28	$2,600	$3.37
Two Bedroom	48	1,180	95.8%	$3,164	$2.68	$3,100	$2.63
Three Bedroom	1	1,122	100.0%	$3,570	$3.18	$3,600	$3.21
Total/Wtd. Avg.	117	942	91.5%	$2,810	$2.96	$2,814	$2.99
Affordable
One Bedroom	10	731	90.0%	$1,100	$1.51	$1,096	$1.50
Two Bedroom	30	1,028	100.0%	$1,284	$1.25	$1,300	$1.26
Three Bedroom	11	1,122	100.0%	$1,532	$1.37	$1,506	$1.34
Total/Wtd. Avg.	51	990	98.0%	$1,305	$1.31	$1,304	$1.32
Total / Wtd. Avg.	168	957	93.5%	$2,331	$2.42	$2,356	$2.46

(1)	Based on the underwritten rent roll dated April 5, 2026.
(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The Exchange on Franklin Property is located in Manalapan, New Jersey within the West Monmouth County submarket, which posted a vacancy rate, average effective rent and total inventory of 6.00%, $2,459 and 3,451 units, respectively, as of the third quarter of 2025. During the same period, it is reported that there were 360 additional units under construction within the submarket.

The West Monmouth County submarket is positioned within central New Jersey, approximately 40 miles south of New York City and approximately 60 miles east of Philadelphia. The 2025 estimated population within a one-, three- and five-mile radius of The Exchange on Franklin Property was 6,743, 52,832 and 116,739, respectively, and the average household income within the same radii was $226,504, $204,342 and $187,453, respectively. Access to Route 9, NJ-18 and NJ-33 provide the ability for residents at The Exchange on Franklin Property to reach nearby shopping, recreation and employment centers.

The following table presents certain information relating to appraisal-identified properties with comparable rents to The Exchange on Franklin Property:

Summary of Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit(2)
The Exchange on Franklin	NAP	2024	93.5%(3)	168	$3,164(4)
99 Bridge	5.1 miles	2021	96.0%	150	$3,189
Avalon Old Bridge	5.9 miles	2020	100.0%	252	$2,809
Matawan Town Center	9.2 miles	2021	100.0%	51	$2,642
Oak Tree Plaza	8.8 miles	2023	100.0%	36	$2,854
The Lofts at Monroe Parke	6.7 miles	2020	96.0%	79	$3,075
Beacon Hill Apartments	7.4 miles	2024	96.0%	285	$3,165

(1)	Source: Appraisal.
(2)	Avg. Rent Per Unit is based on the market rent for two bedroom units as set forth in the appraisal unless stated otherwise.
(3)	Information based on the underwritten rent roll dated April 5, 2026.
(4)	Based on the average in place rents for fair market two-bedroom units at The Exchange on Franklin Property as of the underwritten rent roll dated April 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-77

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$40,000,000
20 Franklin Lane	The Exchange on Franklin	Cut-off Date LTV:	67.6%
Manalapan, NJ 07726		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	7.8%

Appraisal. The appraisal concluded to an “as is” value for The Exchange on Franklin Property of $59,200,000 as of August 1, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated August 5, 2025, there was no evidence of any recognized environmental conditions at The Exchange on Franklin Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Exchange on Franklin Property:

Cash Flow Analysis(1)(2)
	TTM 3/31/2026	T3 Ann. 3/31/2026 (3)	UW	UW per Unit
Gross Potential Rent(4)	$4,668,482	$4,717,468	$4,746,444	$28,253
Vacancy	($649,011)	($257,402)	($258,983)	($1,542)
Credit Loss	($12,905)	($46,216)	($13,121)	($78)
Concessions	($176,010)	$0	$0	$0
Net Rental Income	$3,830,556	$4,413,850	$4,474,340	$26,633
Other Income	$220,275	$271,004	$271,004	$1,613
Effective Gross Income	$4,050,831	$4,684,854	$4,745,344	$28,246

Real Estate Taxes	$527,834	$527,834	$432,714(5)	$2,576
Insurance	$171,517	$171,517	$163,453	$973
Other Expenses	$1,216,112	$1,216,112	$1,015,148	$6,043
Total Expenses	$1,915,463	$1,915,463	$1,611,315	$9,591

Net Operating Income(5)	$2,135,368	$2,769,391	$3,134,030	$18,655
Replacement Reserves	$0	$0	$42,000	$250
Net Cash Flow	$2,135,368	$2,769,391	$3,092,030	$18,405

Occupancy %(6)	86.1%	94.5%	94.3%
NOI DSCR	0.92x	1.19x	1.35x
NCF DSCR	0.92x	1.19x	1.33x
NOI Debt Yield	5.3%	6.9%	7.8%
NCF Debt Yield	5.3%	6.9%	7.7%

(1)	Historical financial and occupancy information is not available because The Exchange on Franklin Property was constructed in 2024 and received its final certificate of occupancy in January 2025.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	T3 Ann. 3/31/2026 Net Operating Income is representative of trailing 3-month annualized revenues as of March 31, 2026 and trailing 12-month expenses as of March 31, 2026. T3 Ann. Net Operating Income reflects trailing three-month annualized revenues given the Exchange on Franklin Property has recently completed their initial lease-up after having received final certificate of occupancy in January 2025.
(4)	UW Gross Potential Rent is based on the underwritten rent roll dated April 5, 2026.
(5)	The increase in UW Net Operating Income from TTM 3/31/2026 Net Operating Income is primarily attributable to: (i) additional incremental leasing, (ii) burn-off of concessions provided through the initial lease-up of The Exchange on Franklin Property and (iii) reduced expected operating expenses anticipated upon stabilization.
(6)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

RE Tax Reserve – At origination, the Borrower was required to deposit $298,667 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $36,890).

Insurance Reserve – At origination, the Borrower was required to deposit $19,703 for insurance. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual insurance premiums (initially estimated to be $19,703); provided, however, so long as no event of default has occurred and is continuing and the lender has been provided proof that a blanket insurance policy is in place and is being maintained, monthly insurance deposits will not be required.

Replacement Reserve – On a monthly basis, the Borrower is required to make deposits of $2,800 to be used for capital expenditures.

Lockbox and Cash Management. The Exchange on Franklin Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with The Exchange on Franklin Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with The Exchange on Franklin Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-78

Multifamily – Low Rise	Loan #9	Cut-off Date Balance:	$40,000,000
20 Franklin Lane	The Exchange on Franklin	Cut-off Date LTV:	67.6%
Manalapan, NJ 07726		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	7.8%

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.10x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of the event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-79

Multifamily – Student Housing	Loan #10	Cut-off Date Balance:	$37,000,000
2421 Jackson Bluff Road	The Boulevard at Tallahassee	Cut-off Date LTV:	61.7%
Tallahassee, FL 32304		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-80

Multifamily – Student Housing	Loan #10	Cut-off Date Balance:	$37,000,000
2421 Jackson Bluff Road	The Boulevard at Tallahassee	Cut-off Date LTV:	61.7%
Tallahassee, FL 32304		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	9.4%

The Boulevard at Tallahassee
2421 Jackson Bluff Road
Tallahassee, FL 32304
Tallahassee
Jacksonville
Orlando
Tampa
Miami
LAKESHORE
HARTSFIELD PLANTATION
PENNY LANE
Tallahassee Mall
SENIC HEIGHTS
Northwood Centre
Capital West
LEVY PARK
Lake Ella Plaza
OLD TOWN
CAMPUS CIRCLE
Ocala Corners
Tallahassee Community College
Florida State University
University Village
Doak Campbell Stadium
Florida State Capitol
MABRY MANOR
ELBERTA EMPIRE
DOWNTOWN
Florida A&M
Florida State Rec Center
Capital City Country Club
Seminole Golf Course
CALLEN
APALACHEE RIDGE ESTATES
LIBERTY PARK
Springsax Park
Capital Park
Jake Gaither Golf Course
TALLAHASSEE INTERNATIONAL AIRPORT
WILSON GREEN
OAK RIDGE
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-81

Mortgage Loan No. 10 The Boulevard at Tallahassee

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$37,000,000			Location:	Tallahassee, FL 32304
Cut-off Date Balance:	$37,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Ronald Gatehouse, Pratima Gatehouse, Paul Levine, Cheryl Levine, Philip Smith and Beejan Savabi			Year Built/Renovated:	2003/NAP
				Size:	924 Beds
				Cut-off Date Balance Per Bed(2):	$40,043
Guarantors:	Ronald Gatehouse, Pratima Gatehouse, Paul Levine, Cheryl Levine, Philip Smith and Beejan Savabi			Maturity Date Balance Per Bed(2):	$40,043
				Property Manager:	MDL Tallahassee BLVD LLC (Borrower-related)

Mortgage Rate:	5.80000%			Underwriting and Financial Information
Note Date:	11/21/2025			UW NOI:	$3,465,825
Maturity Date:	12/6/2030			UW NCF:	$3,286,569
Term to Maturity:	60 Months			UW NOI Debt Yield:	9.4%
Amortization Term:	0 Months			UW NCF Debt Yield:	8.9%
IO Period:	60 Months			UW NOI Debt Yield at Maturity:	9.4%
Seasoning:	6 Months			UW NCF DSCR:	1.51x
Prepayment Provisions:	L(11),YM1(42),O(7)			Most Recent NOI:	$3,730,957 (TTM 2/28/2026)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$3,097,961 (12/31/2025)
Additional Debt Type:	NAP			3rd Most Recent NOI:	$3,045,981 (12/31/2024)
Additional Debt Balance:	NAP			Most Recent Occupancy:	98.7% (2/28/2026)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	99.2% (12/31/2025)
Reserves(1)				3rd Most Recent Occupancy:	99.5% (12/31/2024)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$60,000,000 (9/22/2025)
RE Taxes:	$109,364	$54,682	NAP	Appraised Value Per Bed:	$64,935
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	61.7%
Replacement Reserve:	$0	$15,400	NAP	Maturity Date LTV Ratio:	61.7%
Immediate Repairs Reserve:	$48,563	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$37,000,000	100.0%	Loan Payoff:	$29,953,086	81.0%
			Return of Equity:	$5,581,107	15.1%
			Closing Costs:	$1,307,881	3.5%
			Upfront Reserves:	$157,926	0.4%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily attributable to (i) incremental rental rate increases and (ii) reduced bad debt expense.

The Mortgage Loan. The tenth largest mortgage loan (“The Boulevard at Tallahassee Mortgage Loan”) is a $37,000,000 mortgage loan secured by a first priority fee mortgage encumbering a 924-bed, student housing community located in Tallahassee, Florida (“The Boulevard at Tallahassee Property”).

The Borrower and the Borrower Sponsors. The borrower for The Boulevard at Tallahassee Mortgage Loan is CD/Park7 Tallahassee Owner LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and non-recourse carveout guarantors for The Boulevard at Tallahassee Mortgage Loan are Ronald Gatehouse, Pratima Gatehouse, Paul Levine, Cheryl Levine, Philip Smith and Beejan Savabi (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with The Boulevard at Tallahassee Mortgage Loan.

The Borrower Sponsors are the principals of Park7 Group. Prior to Park7 Group, the Borrower Sponsors were the key principals of Copper Beach Townhome Communities. From 2000 to 2010, this team grew Copper Beech into one of the largest student housing owners in the United States, with more than 16,000 beds across 32 properties in 12 states. In 2013, the entire portfolio was sold to Campus Crest, a public real estate company. Since its formation in 2010, Park7 Group has completed 17 student housing projects totaling 12,521 beds. They currently own and manage 5,685 beds with a further 706 beds in their pipeline. The Borrower Sponsors and Park7 Group are past agency borrowers.

The Property. The Boulevard at Tallahassee Property is a 924 bed student housing community in Tallahassee, Florida spread across 264 units. Unit inventory is comprised of 132 three-bedroom units and 132 four-bedroom units, with an average unit size of 1,603 square feet or approximately 458 square feet per bed. As of February 28, 2026, The Boulevard at Tallahassee Property was 98.7% leased with an average rent of approximately $637 per bed per month. Units are fully furnished and feature private bathrooms for each bedroom. Community amenities include an indoor fitness center, two resort style pools, a sand volleyball court, a full size basketball court, outdoor grills, outdoor lounge spaces, covered parking, gated access, a club room, a pool table,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-82

Multifamily – Student Housing	Loan #10	Cut-off Date Balance:	$37,000,000
2421 Jackson Bluff Road	The Boulevard at Tallahassee	Cut-off Date LTV:	61.7%
Tallahassee, FL 32304		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	9.4%

a gaming center, a computer lab, a yoga studio and private study lounges. The Boulevard at Tallahassee Property has 1,026 parking spaces, resulting in a ratio of 1.1 parking spaces per bed.

The Boulevard at Tallahassee Property serves three major campuses in the area, including Florida State University, Florida A&M University and Tallahassee State Community College, with each of the schools having seen recent enrollment increases. Florida State University saw an increase in enrollment of 1.5% from the 2024 to 2025 school years. The Boulevard at Tallahassee Property has historically performed at or above 95.0% occupancy over the past five years except for the 2024-2025 school year which saw an approximately 11.9% increase in rents year-over-year that resulted in an occupancy of 84.3%. Subsequently, the Borrower Sponsors reduced rents (though rents remain approximately 7.9% above the 2023-2024 school year) and occupancy recovered.

The following table presents certain information relating to the residential unit mix of The Boulevard at Tallahassee Property:

Unit Mix(1)

Unit Type	# of Beds	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Three Bed	396	503	98.7%	$650	$1.29	$675	$1.34
Four Bed	528	424	98.7%	$627	$1.48	$650	$1.53
Total / Wtd. Avg.	924	458	98.7%	$637	$1.39	$661	1.44

(1)	Based on the underwritten rent roll dated February 28, 2026.
(2)	Market Rent per the appraisal’s market rent conclusions.

The Market. The Boulevard at Tallahassee Property is located in the University submarket of Tallahassee. The Boulevard at Tallahassee Property is positioned well within proximity to Florida State University, Florida A&M University and Tallahassee State College, which are responsible for demand at The Boulevard at Tallahassee Property. Average rents in the submarket for Florida State University are $675 per bed for three bedroom units and $650 per bed for four bedroom units. The weighted average occupancy of the comparable set is 96.3%. The Boulevard at Tallahassee Property benefits from US Route 90 and US Route 27, providing access to the greater Tallahassee metropolitan area, while also benefitting from public transportation lines. According to the appraisal, The Boulevard at Tallahassee Property is poised to maintain its strong occupancy figures going forward, due to continued growth in enrollment at nearby universities. As of 2025, the population within a one, three- and five-mile radius of The Boulevard at Tallahassee Property was 13,264, 85,146 and 146,806, respectively.

According to the appraisal, there are approximately 4,603 beds coming online in the Florida State University market from August 2026 through August 2027. The appraisal notes that this is mitigated by a projected increase in enrollment that will generate demand to offset the new supply.

The following table presents certain information relating to appraisal-identified comparable properties to The Boulevard at Tallahassee Property:

Summary of Comparable Multifamily Properties(1)

Property Name	Distance to Property	Year Built	Occupancy	No. Beds	Avg. Rent Per Bed
The Boulevard at Tallahassee	NAP	2003	98.7%(2)	924	$637(2)
University Village - The Village	1.3 miles	1992	95.0%	288	$669
Redpoint Tallahassee	1.8 miles	2012	99.0%	728	$864
Villa Dylano	1.0 miles	1966	91.0%	252	$925
University Village - The Pavilion	1.5 miles	1991	99.0%	204	$617
Whitehall Apartments	1.5 miles	1992	93.0%	132	$712
Polo Club Tallahassee	1.7 miles	1998	95.0%	351	$756

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated February 28, 2026.

Appraisal. The appraisal concluded to an “as is” value for The Boulevard at Tallahassee Property of $60,000,000 as of September 22, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 29, 2025, there was no evidence of any recognized environmental conditions at The Boulevard at Tallahassee Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-83

Multifamily – Student Housing	Loan #10	Cut-off Date Balance:	$37,000,000
2421 Jackson Bluff Road	The Boulevard at Tallahassee	Cut-off Date LTV:	61.7%
Tallahassee, FL 32304		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Boulevard at Tallahassee Property:

Cash Flow Analysis(1)
	2024	2025	TTM 2/28/2026	UW	UW per Bed
Gross Potential Rent(2)	$6,019,680	$6,569,100	$7,247,625	$7,061,130	$7,642
Vacancy	($28,320)	($49,800)	($486,971)	($353,057)	($382)
Credit Loss	($99,217)	($250,449)	$12,477	($198,896)	($215)
Concessions	($3,593)	($7,048)	($41,864)	$0	$0
Net Rental Income	$5,888,550	$6,261,803	$6,731,267	$6,509,177	$7,045
Other Income	$246,401	$303,693	$492,644	$492,644	$533
Effective Gross Income	$6,134,950	$6,565,497	$7,223,910	$7,001,821	$7,578

Real Estate Taxes	$525,786	$572,973	$600,503	$661,508	$716
Insurance	$322,099	$475,365	$343,159	$325,504	$352
Other Expenses	$2,241,083	$2,419,198	$2,549,291	$2,548,984	$2,759
Total Operating Expenses	$3,088,969	$3,467,536	$3,492,954	$3,535,996	$3,827

Net Operating Income(3)	$3,045,981	$3,097,961	$3,730,957	$3,465,825	$3,751
Replacement Reserves	$0	$0	$0	$179,256	$194
Net Cash Flow	$3,045,981	$3,097,961	$3,730,957	$3,286,569	$3,557

Occupancy (%)(4)	99.5%	99.2%	93.3%	92.2%
NOI DSCR	1.40x	1.42x	1.71x	1.59x
NCF DSCR	1.40x	1.42x	1.71x	1.51x
NOI Debt Yield	8.2%	8.4%	10.1%	9.4%
NCF Debt Yield	8.2%	8.4%	10.1%	8.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent and is based on the underwritten rent roll dated February 28, 2026.
(3)	The increase in TTM 2/28/2026 Net Operating Income from 2025 Net Operating Income is primarily attributable to (i) incremental rental rate increases and (ii) reduced bad debt expense.
(4)	UW Occupancy represents economic occupancy while historical occupancy represent physical occupancy.

Escrows and Reserves.

RE Tax Reserve - At origination, the Borrower was required to deposit $109,364 for real estate taxes. On a monthly basis, the Borrower is required to make deposits of one-twelfth of the projected annual real estate taxes (initially estimated to be $54,682).

Insurance Reserve - On a monthly basis, the Borrower is required to make monthly deposits in an amount equal to one-twelfth of the projected annual insurance premiums; provided, however, so long as no event of default has occurred and lender has been provided proof that an acceptable blanket insurance policy, is in place and is being maintained, monthly insurance deposits will not be required.

Replacement Reserve - On a monthly basis, the Borrower is required to make deposits of $15,400 to be used for capital expenditures.

Immediate Repairs Reserve – At origination, the Borrower was required to deposit $48,563 to perform immediate repairs.

Lockbox and Cash Management. The Boulevard at Tallahassee Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the Borrower will be required to establish a lockbox account and cash management account and deposit, or cause to be deposited, all rents into the lockbox account within two business days of receipt. During the continuance of a Trigger Event, all rents deposited into the lockbox account will be swept into the cash management account daily to be held and applied in accordance with The Boulevard at Tallahassee Mortgage Loan documents. If no Trigger Event is continuing, funds in the lockbox account will be disbursed to the Borrower. During the continuance of a Trigger Event, excess cash will be held in accordance with The Boulevard at Tallahassee Mortgage Loan documents.

A “Trigger Event” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the prior trailing 12-month period being less than 1.10x (tested quarterly). A Trigger Event will terminate (x) with respect to clause (i) above, upon a cure of the event of default and (y) with respect to clause (ii) above, when the debt service coverage ratio has been equal to or greater than 1.10x for two consecutive calendar quarters.

Additional Subordinate and Mezzanine Indebtedness. None.

Release of Property. None.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-84

Mortgage Loan No. 11 Coventry Green Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$36,300,000			Location:	Clarence, NY 14221
Cut-off Date Balance:	$36,300,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.9%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Timothy Leboeuf, Gerald Kelly and Brett Fitzpatrick			Year Built/Renovated:	2000/NAP
Guarantors:	Timothy Leboeuf, Gerald Kelly and Brett Fitzpatrick			Size:	216 Units
Mortgage Rate:	5.70000%			Cut-off Date Balance Per Unit:	$168,056
Note Date:	3/31/2026			Maturity Date Balance Per Unit:	$168,056
Maturity Date:	4/6/2031			Property Manager:	Symphony Property
Term to Maturity:	60 Months				Management, LLC
Amortization Term:	0 Months				(Borrower-related)
IO Period:	60 Months			Underwriting and Financial Information
Seasoning:	2 Months			UW NOI:	$2,940,422
Prepayment Provisions:	L(23),YM1(33),O(4)			UW NCF:	$2,886,422
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.1%
Additional Debt Type:	NAP			UW NCF Debt Yield:	8.0%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	8.1%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.38x
				Most Recent NOI:	$2,726,362 (TTM 2/28/2026)
				2nd Most Recent NOI:	$2,756,794 (12/31/2025)
Reserves				3rd Most Recent NOI:	$2,739,095 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.5% (3/3/2026)
Tax Reserve:	$126,941	$31,735	NAP	2nd Most Recent Occupancy:	94.3% (12/31/2025)
Insurance Reserve:	$89,989	$8,181	NAP	3rd Most Recent Occupancy:	95.7% (12/31/2024)
Replacement Reserve:	$325,000	$4,500	NAP	Appraised Value (as of):	$49,100,000 (2/12/2026)
Immediate Repairs:	$20,000	$0	NAP	Appraised Value Per Unit:	$227,315
Other Reserve(1):	$17,600	$0	NAP	Cut-off Date LTV Ratio:	73.9%
				Maturity Date LTV Ratio:	73.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$36,300,000	100.0%	Loan Payoff:	$19,308,237	53.2%
			Return of Equity:	$15,062,261	41.5%
			Closing Costs:	$1,349,973	3.7%
			Upfront Reserves:	$579,530	1.6%
Total Sources:	$36,300,000	100.0%	Total Uses:	$36,300,000	100.0%

(1)	The borrower was required to deposit $17,600 for recommended testing for radon in proximity to the Coventry Green Apartments Property (as defined below). In the event that the radon tests require further action for mitigation, the borrower will be required to deposit $2,500 per test with the lender within ten days of receipt of the radon test results.

The Mortgage Loan. The eleventh largest mortgage loan (the “Coventry Green Apartments Mortgage Loan”) is a $36,300,000 mortgage loan secured by a first priority fee mortgage encumbering 216-unit, garden style multifamily property located in Clarence, New York (the “Coventry Green Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower for the Coventry Green Apartments Mortgage Loan is Coventry Green Apartments LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and non-recourse carveout guarantors for the Coventry Green Apartments Mortgage Loan are Timothy Leboeuf, Gerald Kelly and Brett Fitzpatrick (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the Coventry Green Apartments Mortgage Loan.

The Borrower Sponsors are the principals of Symphony Property Management (“Symphony”), a Buffalo, New York based developer and property management firm. Symphony was founded in 1985 and continues to expand its portfolio through both strategic acquisitions and ground-up development projects, currently owning and operating a portfolio of medical offices, multifamily properties and approximately 150,000 square feet of retail space. All of Symphony’s portfolio is managed in-house from acquisition and development through stabilization. Timothy Leboeuf, a principal of Symphony, leads the company’s real estate investment, development and property management platform. Gerald E. Kelly has 20 years of private real estate investment experience across multiple asset classes and ownership in more than 1,000 multifamily units. Brett Fitzpatrick has over 25 years of experience in real estate development, ownership, and property management, and is a managing member. Symphony is a repeat agency borrower.

The Property. The Coventry Green Apartments Property is a 216-unit, garden-style apartment complex located in Clarence, New York. Unit inventory at the Coventry Green Apartments Property consists of 32 one-bedroom, 140 two-bedroom and 44 three-bedroom units, which have an average unit size of 1,088 square feet. As of March 3, 2026, the Coventry Green Apartments Property was 93.5% leased. Units feature in-unit washers and dryers, stainless

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-85

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$36,300,000
4045 Coventry Green Circle	Coventry Green Apartments	Cut-off Date LTV:	73.9%
Clarence, NY 14221		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	8.1%

steel appliances, spacious closets and a fireplace and balcony in select units. Community amenities include a fitness center, an outdoor pool, a clubhouse and pet-friendly areas. The Coventry Green Apartments Property also features 447 parking spaces resulting in parking ratio of 2.07 spaces per unit.

The Coventry Green Apartments Property was originally built in 2000 and was acquired by the Borrower Sponsors in 2002. Since 2023, the Borrower Sponsors have invested approximately $1.2 million ($5,381 per unit) across elective improvements such as appliance replacements, carpeting and flooring, roofing and HVAC improvements. The Borrower Sponsors anticipate investing approximately $7.9 million ($36,343 per unit) into further improvements including unit renovations and HVAC improvements for all units, in addition to exterior and amenity improvements. The Borrower Sponsors anticipate renovating units at a rate of approximately six units per month upon turnover. The Coventry Green Apartments Mortgage Loan documents prohibit more than 10 units from being offline for renovation at any point throughout the Coventry Green Apartments Mortgage Loan term. To the extent any work has commenced on any unit, the Borrower Sponsors are required to complete the work, which is a recourse obligation of the Guarantors.

The following table presents certain information relating to the residential unit mix of the Coventry Green Apartments Property:

Unit Mix(1)

Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
One Bedroom	32	800	100.0%	$1,720	$2.15	$1,713	$2.14
Two Bedroom	140	1,100	92.1%	$1,907	$1.73	$2,020	$1.84
Three Bedroom	44	1,257	93.2%	$2,249	$1.79	$2,229	$1.77
Total / Wtd. Avg.	216	1,088	93.5%	$1,947	$1.81	$2,017	$1.85

(1)	Based on the underwritten rent roll dated March 3, 2026.
(2)	Market Rent is based on the appraisal’s market rent conclusions.

The Market. The Coventry Green Apartments Property is located in the Buffalo suburb of Clarence, New York. The surrounding neighborhood primarily consists of single-family residential homes with a median home value of $239,584 and median household income of $74,719 with some multifamily and retail uses along major thoroughfares. Primary access is provided via Interstate 290, New York State Route 5 (Main Street), and Transit Road (NY Route 78). The Buffalo metropolitan area supports a diverse employment base, with industries including healthcare, education, advanced manufacturing, and professional services. Major employers include Kaleida Health, M&T Bank and the University at Buffalo. According to the appraisal, as of the end of 2025, the Buffalo apartment market had 25,999 units across 230 buildings with a vacancy rate of 5.7% and average asking rents of $1,307 per month.

The Coventry Green Apartments Property is located within North Suburbs multifamily submarket which accounts for approximately 36% of the Buffalo apartment market (9,225 units). According to the appraisal, as of year-end 2025, the North Suburbs multifamily submarket vacancy rate was 4.9% and average asking rents were $1,308 per month.

The following table presents certain information relating to appraisal-identified properties with comparable rents to the Coventry Green Apartments Property:

Summary of Comparable Rents(1)
Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit
Coventry Green Apartments	NAP	2000	93.5%(2)	216(2)	$1,947(2)
Renaissance Place	4.2 miles	1997	95.0%	153	$2,305
Fireside Luxury Apartments(3)	0.3 miles	2017	94.5%	112	$2,320
Country Club Manor	3.2 miles	1988	100.0%	220	$1,653
Drexel Hill Apartments	3.7 miles	1967	96.5%	200	$1,779
Windsong Place	1.9 miles	1993	95.5%	308	$2,007

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated March 3, 2026.
(3)	Properties are owned by the Borrower Sponsors.

Appraisal. The appraisal concluded to an “as is” value for the Coventry Green Apartments Property of $49,100,000 as of February 12, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 20, 2026 (the “ESA”), there was no evidence of any recognized environmental conditions at the Coventry Green Apartments Property. However, the ESA noted that the Coventry Green Apartments Property is located within a radon zone. The Coventry Green Apartments Mortgage Loan documents are structured with a $17,600 radon reserve and require the Borrower to provide results of radon testing at the Coventry Green Apartments Property within 30 days following loan origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-86

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$36,300,000
4045 Coventry Green Circle	Coventry Green Apartments	Cut-off Date LTV:	73.9%
Clarence, NY 14221		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Coventry Green Apartments Property:

Cash Flow Analysis(1)
	2024	2025	TTM 2/28/2026	UW	UW per Unit
Gross Potential Rent(2)	$4,706,283	$4,982,815	$5,010,415	$5,052,181	$23,390
Vacancy	($203,852)	($285,568)	($284,464)	($286,835)	($1,328)
Credit Loss	($12,805)	($43,953)	($14,728)	($14,851)	($69)
Concessions	($13,117)	($6,000)	($8,200)	($8,268)	($38)
Net Rental Income	$4,476,509	$4,647,294	$4,703,023	$4,742,227	$21,955
Other Income	$261,594	$213,901	$196,787	$232,478	$1,076
Effective Gross Income	$4,738,103	$4,861,195	$4,899,810	$4,974,705	$23,031

Real Estate Taxes	$381,884	$374,342	$525,316	$380,027	$1,759
Insurance	$91,240	$93,017	$93,075	$93,495	$433
Other Operating Expenses	$1,525,884	$1,637,042	$1,555,057	$1,560,761	$7,226
Total Operating Expenses	$1,999,008	$2,104,401	$2,173,448	$2,034,283	$9,418

Net Operating Income	$2,739,095	$2,756,794	$2,726,362	$2,940,422	$13,613
Replacement Reserves	$0	$0	$0	$54,000	$250
Net Cash Flow	$2,739,095	$2,756,794	$2,726,362	$2,886,422	$13,363
a
Occupancy %(3)	95.7%	94.3%	94.3%	93.9%
NOI DSCR	1.31x	1.31x	1.30x	1.40x
NCF DSCR	1.31x	1.31x	1.30x	1.38x
NOI Debt Yield	7.5%	7.6%	7.5%	8.1%
NCF Debt Yield	7.5%	7.6%	7.5%	8.0%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 3, 2026.
(3)	UW Occupancy represents economic occupancy while historical occupancy represents physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-87

Mortgage Loan No. 12 Sherwood Acres

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,500,000			Location:	Baton Rouge, LA 70816
Cut-off Date Balance:	$33,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Craig Koenigsberg			Year Built/Renovated:	1978/2012
Guarantor:	Craig Koenigsberg			Size:	604 Units
Mortgage Rate:	5.95000%			Cut-off Date Balance Per Unit:	$55,464
Note Date:	10/30/2025			Maturity Date Balance Per Unit:	$55,464
Maturity Date:	11/6/2030			Property Manager:	CLK Multifamily Management,
Term to Maturity:	60 Months				LLC (Borrower-related)
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI(2):	$3,530,658
Seasoning:	7 Months			UW NCF:	$3,379,658
Prepayment Provisions:	L(31),D(25),O(4)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	10.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.5%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.67x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$3,103,065 (TTM 3/31/2026)
				2nd Most Recent NOI(2):	$3,127,795 (12/31/2025)
Reserves				3rd Most Recent NOI(2):	$2,756,850 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.7% (3/27/2026)
Tax Reserve:	$254,698	$21,225	NAP	2nd Most Recent Occupancy:	92.5% (12/31/2025)
Insurance Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2024)
Replacement Reserve:	$900,000	$12,600	NAP	Appraised Value (as of):	$44,700,000 (8/14/2025)
Immediate Repairs:	$269,188	$0	NAP	Appraised Value Per Unit:	$74,007
Other Reserve(1):	$2,850,000	$0	NAP	Cut-off Date LTV Ratio:	74.9%
				Maturity Date LTV Ratio:	74.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$33,500,000	100.0%	Loan Payoff:	$28,360,113	84.7%
			Upfront Reserves:	$4,273,886	12.8%
			Closing Costs:	$558,662	1.7%
			Return of Equity:	$307,338	0.9%
Total Sources:	$33,500,000	100.0%	Total Uses:	$33,500,000	100.0%

(1)	At origination, the borrower was required to make an upfront deposit of $2,850,000 for capital repairs.
(2)	The increases in UW NOI from Most Recent NOI and 2nd Most Recent NOI from 3rd Most Recent NOI are primarily attributable to: (i) additional incremental leasing and (ii) increases to other income through the implementation of an amenity fee.

The Mortgage Loan. The twelfth largest mortgage loan (the “Sherwood Acres Mortgage Loan”) is a $33,500,000 mortgage loan secured by a first priority fee mortgage encumbering a 604 unit, garden-style apartment community located in Baton Rouge, Louisiana (the “Sherwood Acres Property”).

The Borrower and the Borrower Sponsor. The borrower for the Sherwood Acres Mortgage Loan is C-K Sherwood Acres LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsor and non-recourse carveout guarantor for the Sherwood Acres Mortgage Loan is Craig Koenigsberg (the “Borrower Sponsor” and “Guarantor”). The Guarantor also provided an environmental indemnity in connection with the Sherwood Acres Mortgage Loan.

Craig Koenigsberg is the founder of CLK Properties a multifamily owner-operator which was started in 1980. CLK Properties has a multifamily portfolio comprised of over 18,000 units across more than 80 properties. CLK Properties’ ownership largely consists of garden-style apartment communities across 15 states, with a focus on the Southeast and Midwest United States. The Borrower Sponsor currently has a portfolio of over 3,000 units across nine assets in Louisiana and is a repeat agency borrower with over $1.4 billion of debt outstanding with Freddie Mac and Fannie Mae on a combined basis. Craig Koenigsberg is also the borrower sponsor and non-recourse carveout guarantor for the St. Germaine Apartments Mortgage Loan.

The Property. The Sherwood Acres Property is a 604 unit, garden-style apartment community located in Baton Rouge, Louisiana that consists of 60 buildings across more than 26 acres. Unit inventory is comprised of 348 one-bedroom and 256 two-bedroom units, with an aggregate average unit size of 844 square feet. The aggregate average in place rent of $815 per unit per month as of the underwritten rent roll dated March 27, 2026. As of March 27, 2026, the Sherwood Acres Property was 90.7% occupied. Units feature an all-electric appliance package including a range/own, dishwasher and refrigerator along with wood cabinets and vinyl flooring in the kitchen. Community amenities at the Sherwood Acres Property include a gym, pool and laundry facilities has along with 1,081 surface parking spaces, resulting in a parking ratio of 1.79 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-88

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$33,500,000
12757 Coursey Boulevard	Sherwood Acres	Cut-off Date LTV:	74.9%
Baton Rouge, LA 70816		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.5%

The Borrower Sponsor acquired the Sherwood Acres Property in September 2001. Originally built in 1978, the Sherwood Acres Property was subsequently renovated in 2012. The Borrower Sponsor has invested approximately $2.0 million ($3,366 per unit) since 2021. Upon the Sherwood Acres Mortgage Loan origination, there was a $2.85 million upfront capex reserve to be used towards identified repairs.

The following table presents certain information relating to the residential unit mix of the Sherwood Acres Property:

Unit Mix(1)
Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
One Bedroom	348	700	90.5%	$747	$1.07	$740	$1.06
Two Bedroom	256	1,040	91.0%	$907	$0.87	$882	$0.85
Total / Wtd. Avg.	604	844	90.7%	$815	$0.96	$800	$0.95

(1)	Based on the underwritten rent roll dated March 27, 2026.
(2)	Market Rent is based on the appraisal’s market rent conclusions.

The Market. The Sherwood Acres Property is located within the East Baton Rouge Parish — a suburban submarket approximately six miles northeast of the Baton Rouge central business district and roughly eight miles from the Louisiana State University campus. The Sherwood Acres Property is located on a major roadway and is surrounded by various commercial corridors. Primary access is provided by Interstate 12 and Interstate 10 to the south, U.S. Highway 190 and Airline Highway (LA Hwy. 61) to the north/east. The Sherwood Acres Property is also approximately five miles southeast of the Baton Rouge Airport. As of the second quarter of 2025 the East Baton Rouge Parish apartment submarket contains approximately 12,374 units, representing 27.9% of the overall metropolitan statistical area inventory. As of the second quarter of 2025, occupancy measured 86.0%, up slightly from 85.3% the previous quarter and year-over-year, and slightly above the overall market occupancy of 85.8%. The area recorded positive net absorption of 98 units for the quarter (96 units year-to-date) with no new completions reported, indicating improving demand amid stable supply. The submarket’s average asking rent of $1,060 per unit is below the overall market average of $1,202 per unit as of the second quarter of 2025.

The following table presents certain information relating to appraisal-identified properties with comparable rents to the Sherwood Acres Property:

Summary of Comparable Multifamily Properties(1)

Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit
Sherwood Acres	NAP	1978	90.7%(2)	604	$815(2)
Gates at Citiplace	6.2 miles	1996	95.0%	369	$1,333
21 South at Parkview	1.0 miles	1974	92.0%	264	$993
Devonshire Apartments	2.2 miles	1973	93.0%	100	$1,039
Towne Oaks	4.6 miles	1968	93.0%	96	$850
Fox Hill Apartments	9.2 miles	1978	85.0%	258	$845
Broadmoor Plantation Apartments	5.0 miles	1975	85.0%	301	$849

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated March 27, 2026.

Appraisal. The appraisal concluded to an “as is” value for the Sherwood Acres Property of $44,700,000 as of August 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2025, there was no evidence of any recognized environmental conditions at the Sherwood Acres Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-89

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$33,500,000
12757 Coursey Boulevard	Sherwood Acres	Cut-off Date LTV:	74.9%
Baton Rouge, LA 70816		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sherwood Acres Property:

Cash Flow Analysis(1)
	2024	2025	TTM 3/31/2026	UW	UW per Unit
Gross Potential Rent(2)	$5,786,665	$5,784,005	$5,823,150	$5,939,845	$9,834
Vacancy	($538,232)	($434,995)	($498,732)	($508,727)	($842)
Credit Loss	($111,588)	($108,661)	($109,526)	($71,278)	($118)
Concessions	($22,486)	($23,764)	($25,886)	($37,828)	($63)
Net Rental Income	$5,114,359	$5,216,585	$5,189,006	$5,322,012	$8,811
Other Income	$378,439	$500,853	$523,158	$748,271	$1,239
Effective Gross Income	$5,492,798	$5,717,438	$5,712,164	$6,070,283	$10,050

Real Estate Taxes	$237,814	$228,514	$277,124	$249,704	$413
Insurance	$437,967	$342,343	$323,615	$286,699	$475
Other Operating Expenses	$2,060,167	$2,018,786	$2,008,360	$2,003,222	$3,317
Total Operating Expenses	$2,735,948	$2,589,643	$2,609,099	$2,539,625	$4,205

Net Operating Income(3)	$2,756,850	$3,127,795	$3,103,065	$3,530,658	$5,845
Replacement Reserves	$0	$0	$0	$151,000	$250
Net Cash Flow	$2,756,850	$3,127,795	$3,103,065	$3,379,658	$5,595

Occupancy %(4)	90.7%	92.5%	90.7%(5)	89.6%
NOI DSCR	1.36x	1.55x	1.54x	1.75x
NCF DSCR	1.36x	1.55x	1.54x	1.67x
NOI Debt Yield	8.2%	9.3%	9.3%	10.5%
NCF Debt Yield	8.2%	9.3%	9.3%	10.1%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 27, 2026.
(3)	The increases in UW Net Operating Income from TTM 3/31/2026 Net Operating Income and 2025 Net Operating Income from 2024 Net Operating Income are primarily attributable to: (i) additional incremental leasing and (ii) increases to Other Income through the implementation of an amenity fee.
(4)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.
(5)	Based on the underwritten rent roll dated March 27, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-90

Mortgage Loan No. 13 St. Germaine Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Harvey, LA 70058
Cut-off Date Balance:	$33,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Craig Koenigsberg			Year Built/Renovated:	1982/2006
Guarantor:	Craig Koenigsberg			Size:	552 Units
Mortgage Rate:	5.70000%			Cut-off Date Balance Per Unit:	$59,783
Note Date:	10/22/2025			Maturity Date Balance Per Unit:	$59,783
Maturity Date:	11/6/2030			Property Manager:	CLK Multifamily Management,
Term to Maturity:	60 Months				LLC (Borrower-related)
Amortization Term:	0 Months
IO Period:	60 Months			Underwriting and Financial Information
Seasoning:	7 Months			UW NOI:	$3,490,229
Prepayment Provisions:	L(31),D(25),O(4)			UW NCF:	$3,304,205
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	10.6%
Additional Debt Type:	NAP			UW NCF Debt Yield:	10.0%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	10.6%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.73x
				Most Recent NOI:	$3,172,252 (TTM 2/28/2026)
				2nd Most Recent NOI:	$3,227,368 (12/31/2025)
				3rd Most Recent NOI:	$3,243,994 (12/31/2024)
Reserves				Most Recent Occupancy:	90.8% (3/27/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.5% (12/31/2025)
Tax Reserve:	$329,466	$27,456	NAP	3rd Most Recent Occupancy:	88.6% (12/31/2024)
Insurance Reserve:	$0	Springing	NAP	Appraised Value (as of):	$59,200,000 (8/13/2025)
Replacement Reserve:	$0	$18,400	NAP	Appraised Value Per Unit:	$107,246
Immediate Repairs Reserve:	$18,750	$0	NAP	Cut-off Date LTV Ratio:	55.7%
Other Reserve(1):	$50,000	$0	NAP	Maturity Date LTV Ratio:	55.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$33,000,000	100.0%	Loan Payoff:	$28,542,462	86.5%
			Return of Equity:	$3,449,457	10.5%
			Closing Costs:	$609,865	1.8%
			Upfront Reserves:	$398,216	1.2%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	The borrower was required to deposit $50,000 at origination for a roof repair reserve.

The Mortgage Loan. The thirteenth largest mortgage loan (the “St. Germaine Apartments Mortgage Loan”) is a $33,000,000 mortgage loan secured by a first priority fee mortgage encumbering 552-unit, garden-style multifamily property located in Harvey, Louisiana (the “St. Germaine Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower for the St. Germaine Apartments Mortgage Loan is Coolidge - CLK St. Germaine LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The Borrower Sponsor and non-recourse carveout guarantor for the St. Germaine Apartments Mortgage Loan is Craig Koenigsberg (the “Borrower Sponsor” and “Guarantor”). The Guarantor also provided an environmental indemnity in connection with the St. Germaine Apartments Mortgage Loan.

Craig Koenigsberg is the founder of CLK Properties, a multifamily owner-operator which was started in 1980. CLK Properties has a multifamily portfolio comprised of over 18,000 units across more than 80 properties. CLK Properties’ ownership largely consists of garden-style apartment communities across 15 states, with a focus on the Southeast and Midwest United States. The Borrower Sponsor currently has a portfolio of over 3,000 units across nine assets in Louisiana and is a repeat agency borrower with approximately $1.4 billion of debt outstanding with Freddie Mac and Fannie Mae on a combined basis. Craig Koenigsberg is also the borrower sponsor and non-recourse carveout guarantor for the Sherwood Acres Mortgage Loan.

The Property. The St. Germaine Apartments Property is a 552 unit garden-style apartment complex located in Harvey, Louisiana. Unit inventory at the St. Germaine Apartments Property consists of 276 one-bedroom and 276 two-bedroom units, which have an average unit size of 780 square feet. As of March 27, 2026, the St. Germaine Apartments Property was 90.8% leased. Units feature in-unit washers and dryers, stainless steel appliances, spacious closets and select units feature fireplaces and balconies. Community amenities include a fitness center, outdoor pool, clubhouse and pet-friendly areas. The St. Germaine Apartments Property also features 853 parking spaces, resulting in a parking ratio of 1.55 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-91

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$33,000,000
2201 Manhattan Boulevard	St. Germaine Apartments	Cut-off Date LTV:	55.7%
Harvey, LA 70058		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	10.6%

The St. Germaine Apartments Property was originally built in 1982 was acquired by the Borrower Sponsor in 2002 and went under a full renovation in 2006. Since 2022, the Borrower Sponsor has invested approximately $797,170 ($1,444 per unit) across elective improvements such as targeting landscaping, foundation, roofing and unit turns.

The following table presents certain information relating to the residential unit mix of the St. Germaine Apartments Property:

Unit Mix(1)

Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
One Bedroom	276	680	92.0%	$878	$1.29	$885	$1.30
Two Bedroom	276	880	89.5%	$1,054	$1.20	$1,105	$1.26
Total / Wtd. Avg.	552	780	90.8%	$965	$1.24	$995	$1.28

(1)	Based on the underwritten rent roll dated March 27, 2026.
(2)	Market Rent is based on the appraisal’s market rent conclusions.

The Market. The St. Germaine Apartments Property is located in Harvey, Jefferson Parish, Louisiana within the New Orleans–Metairie metropolitan statistical area (“MSA”). The appraisal reports the New Orleans–Metairie MSA has a population of approximately 983,380 as of 2024. The appraisal further indicates the area includes approximately 469,675 employees with a 5.1% unemployment rate and identifies Health Care/Social Assistance, Educational Services, and Accommodation/Food Services as the top industries.

The St. Germaine Apartments Property is located along Manhattan Boulevard, a primary commercial corridor in the Westbank area with national retail and services and proximity to Downtown New Orleans via the Westbank Expressway and Crescent City Connection.. Demand drivers cited for the area include healthcare (Ochsner Health, Tulane Medical Center, LSU Health), retail and services along Manhattan Boulevard, and construction/trade employment tied to the Port of New Orleans.

The St. Germaine Apartments Property is located within the Westbank/Jefferson Parish submarket, which reported an occupancy of approximately 93.4% as of the second quarter of 2025 and average asking rent of $1,169 per unit, with no completions reported in the trailing four quarters.

The following table presents certain information relating to appraisal-identified properties with comparable rents to the St. Germaine Apartments Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit
St. Germaine Apartments	NAP	1982	90.8%(2)	552	$965 (2)
Summerfield	2.7 miles	1973	95.1%	224	$1,276
Stonebridge Manor	3.1 miles	1984	85.0%	264	$1,201
Windsor at Manhattan	1.6 miles	2022	92.5%	360	$1,725
Oak Alley	2.9 miles	1970	98.0%	148	$1,344
Gates on Manhattan	1.6 miles	1973	94.5%	276	$1,219
Baywood	2.7 miles	1984	92.5%	514	$1,088

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated March 27, 2026.

Appraisal. The appraisal concluded to an “as is” value for the St. Germaine Apartments Property of $59,200,000 as of August 13, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2025, there was no evidence of any recognized environmental conditions at the St. Germaine Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-92

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$33,000,000
2201 Manhattan Boulevard	St. Germaine Apartments	Cut-off Date LTV:	55.7%
Harvey, LA 70058		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the St. Germaine Apartments Property:

Cash Flow Analysis(1)
	2024	2025	TTM 2/28/2026	UW	UW per Unit
Gross Potential Rent(2)	$6,270,081	$6,466,640	$6,450,249	$6,410,776	$11,614
Vacancy	($715,361)	($743,621)	($708,558)	($615,527)	($1,115)
Credit Loss	($99,221)	($174,410)	($170,045)	($96,162)	($174)
Concessions	$0	($45,756)	($65,156)	($64,757)	($117)
Net Rental Income	$5,455,499	$5,502,853	$5,506,490	$5,634,330	$10,207
Other Income	$666,791	$599,885	$593,323	$658,882	$1,194
Effective Gross Income	$6,122,290	$6,102,738	$6,099,813	$6,293,212	$11,401

Real Estate Taxes	$312,998	$338,568	$394,059	$323,006	$585
Insurance	$684,185	$586,576	$560,536	$516,192	$935
Other Operating Expenses	$1,881,113	$1,950,226	$1,972,966	$1,963,785	$3,558
Total Operating Expenses	$2,878,296	$2,875,370	$2,927,561	$2,802,983	$5,078

Net Operating Income	$3,243,994	$3,227,368	$3,172,252	$3,490,229	$6,323
Replacement Reserves	$0	$0	$0	$186,024	$337
Net Cash Flow	$3,243,994	$3,227,368	$3,172,252	$3,304,205	$5,986

Occupancy %(3)	88.6%	88.5%	89.0%	87.9%
NOI DSCR	1.70x	1.69x	1.66x	1.83x
NCF DSCR	1.70x	1.69x	1.66x	1.73x
NOI Debt Yield	9.8%	9.8%	9.6%	10.6%
NCF Debt Yield	9.8%	9.8%	9.6%	10.0%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent based on the underwritten rent roll dated March 27, 2026.
(3)	UW Occupancy % is based on economic occupancy while historical occupies represent physical occupancies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-93

Mortgage Loan No. 14 Ibex Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$32,500,000			Location:	Smyrna, GA 30080
Cut-off Date Balance:	$32,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	George H. Connell, III and Frederic G. Dawson, III			Year Built/Renovated:	1966/2020
Guarantors:	George H. Connell, III and Frederic G. Dawson, III			Size:	240 Units
Mortgage Rate:	5.81500%			Cut-off Date Balance Per Unit:	$135,417
Note Date:	12/5/2025			Maturity Date Balance Per Unit:	$135,417
Maturity Date:	12/6/2030			Property Manager:	Asset Living Southeast, LLC
Term to Maturity:	60 Months
Amortization Term:	0 Months			Underwriting and Financial Information
IO Period:	60 Months			UW NOI:	$2,509,052
Seasoning:	6 Months			UW NCF:	$2,449,052
Prepayment Provisions:	L(11),YM1(45),O(4)			UW NOI Debt Yield:	7.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	7.7%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.28x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,283,627 (TTM 2/28/2026)
				2nd Most Recent NOI(1)(2):	$2,596,638 (12/31/2024)
				3rd Most Recent NOI(1):	$1,772,874 (12/31/2023)
Reserves				Most Recent Occupancy:	95.4% (4/13/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	89.6% (12/31/2024)
Tax Reserve:	$110,908	$36,969	NAP	3rd Most Recent Occupancy:	81.5% (12/31/2023)
Insurance Reserve:	$63,596	$21,199	NAP	Appraised Value (as of):	$45,800,000 (10/16/2025)
Replacement Reserve:	$0	$7,000	NAP	Appraised Value Per Unit:	$190,833
Immediate Repairs Reserve:	$8,750	$0	NAP	Cut-off Date LTV Ratio:	71.0%
				Maturity Date LTV Ratio:	71.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$32,500,000	85.3%	Loan Payoff:	$37,367,588	98.0%
Borrower Sponsor Equity:	$5,612,522	14.7%	Closing Costs:	$561,680	1.5%
			Upfront Reserves:	$183,255	0.5%
Total Sources:	$38,112,522	100.0%	Total Uses:	$38,112,522	100.0%

(1)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributable to: (i) additional incremental leasing, (ii) lower expected operating expenses and (iii) increased occupancy.
(2)	Year-end 2025 financial statements and occupancy were not made available by the loan sponsor given timing of origination in December 2025.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Ibex Park Mortgage Loan”) is a $32,500,000 mortgage loan secured by a first priority fee mortgage encumbering a 240-unit garden style, multifamily property located in Smyrna, Georgia (the “Ibex Park Property”).

The Borrower and the Borrower Sponsors. The borrower for the Ibex Park Mortgage Loan is 1400 Galleria Lane Southeast Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Borrower”). The borrower sponsors and the non-recourse carveout guarantors for the Ibex Park Mortgage Loan are George H. Connell, III and Frederic G. Dawson, III (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the Ibex Park Mortgage Loan.

The Guarantors are the founding partners of Castlegate Property Group (“Castlegate”), a vertically integrated real estate investor, manager, and developer of multifamily properties based in Atlanta, Georgia. Currently, Castlegate operates eight properties throughout the Atlanta metropolitan area, including the Ibex Park Property and has developed, renovated, constructed and/or managed over 4,500 multifamily units through acquisition, investments and construction. Castlegate is a repeat agency borrower.

The Property. The Ibex Park Property is a 240 unit garden style, multifamily property located in Smyrna, Georgia. Unit inventory at the Ibex Park Property consists of 64 one-bedroom units, 112 two-bedroom units and 64 three-bedroom units, which have an average unit size of 1,031 square feet. As of April 13, 2026, the Ibex Park Property was 95.4% leased. The unit mix is further categorized as renovated, classic with washer/dryer upgrades and unrenovated units (the “Classic” units). The Ibex Park Property has a total of 166 renovated units, 18 units with washer/dryer upgrades and 56 classic units. Renovated units include tile backsplash, washers/dryers (either stackable or all-in-one), vinyl flooring, new carpeting in the bedrooms, granite countertops, white cabinets with hardware pulls, updated lighting packages and plumbing fixtures. Classic units have black appliances, white cabinets with knob pulls, laminate countertops, older style lighting, wood flooring in the kitchens and carpet in the bedrooms. Community amenities include a pool, clubhouse, and laundry room. The Ibex Park Property has 442 surface parking spaces, resulting in a parking ratio of 1.84 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-94

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$32,500,000
1400 Galleria Lane	Ibex Park	Cut-off Date LTV:	71.0%
Smyrna, GA 30080		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.7%

Following the acquisition of the Ibex Park Property in December 2021, the Borrower Sponsors invested approximately $6.4 million ($26,539 per unit) into fully renovating 166 units and completing capital expenditure projects such as roof repairs, repainting, landscaping and updating the clubhouse/leasing office. Following origination of the Ibex Park Mortgage Loan, the Borrower Sponsors have a total of $22.6 million of equity remaining.

The following table presents certain information relating to the residential unit mix of the Ibex Park Property:

Unit Mix(1)

Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Renovated
One Bedroom	48	811	97.9%	$1,240	$1.53	$1,349	$1.66
Two Bedroom	76	1,048	92.1%	$1,454	$1.39	$1,533	$1.46
Three Bedroom	42	1,223	97.6%	$1,928	$1.58	$2,035	$1.66
Total/Wtd. Avg.	166	1,024	95.2%	$1,514	$1.48	$1,607	$1.57
Classic + Washer/Dryer
Two Bedroom	13	1,048	92.3%	$1,391	$1.33	$1,425	$1.36
Three Bedroom	5	1,223	100.0%	$1,618	$1.32	$1,700	$1.39
Total/Wtd. Avg.	18	1,097	94.4%	$1,458	$1.33	$1,501	$1.37
Classic
One Bedroom	16	811	93.8%	$1,216	$1.50	$1,299	$1.60
Two Bedroom	23	1,048	95.7%	$1,411	$1.35	$1,440	$1.37
Three Bedroom	17	1,223	100.0%	$1,654	$1.35	$1,675	$1.37
Total/Wtd. Avg.	56	1,033	96.4%	$1,433	$1.39	$1,471	$1.42
Total / Wtd. Avg.	240	1,031	95.4%	$1,490	$1.44	$1,567	$1.52

(1)	Based on the underwritten rent roll dated April 13, 2026.
(2)	Market Rent is based on the appraisal’s market rent conclusions.

The Market. The Ibex Park Property is located in Smyrna, Georgia within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”) and the Smyrna submarket. According to the appraisal, as of the third quarter of 2025, the Atlanta MSA reported occupancy of 94.3% and average asking rents of $1,605 per unit per month. The Smyrna submarket consists of approximately 15,877 units and, as of the same period, reported occupancy of 95.0% and average asking rents of $1,534 per unit per month.

The Ibex Park Property is located approximately 14 miles northwest of the Atlanta central business district and proximate to an interchange between Interstates 75 and 285 in an established mixed-use area with a concentration of residential, office, and retail uses. The surrounding area includes retail nodes, including Cumberland Mall and the Cobb Galleria Centre, and is within the Vinings/Cobb Galleria area. The Ibex Park Property is proximate to the Cumberland/Galleria office cluster which is characterized as a large office submarket. Over 50 large companies are located within the Cumberland/Galleria area, supported by regional access and transportation infrastructure. Access to the area is supported by Interstates 75 and 285 and several primary thoroughfares, with additional connectivity via Cobb Community Transit and links to MARTA.

The following table presents certain information relating to appraisal-identified properties with comparable rents to the Ibex Park Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	Units	Avg. Rent Per Unit
Ibex Park	NAP	1966	95.4%(2)	240	$1,490(2)
Walton Grove	1.0 miles	1963	96.0%	180	$1,725
The Park At Vinings	1.5 miles	1979	95.0%	484	$1,701
Kinstone River	3.1 miles	1973	96.0%	370	$1,580
Arrive Vinings	2.8 miles	1971	94.0%	464	$1,476
Kenwood Creek	1.7 miles	1972	95.0%	300	$1,386
Wyndcliff Galleria	1.7 miles	1975	93.0%	400	$1,385
The Edison	1.6 miles	1972	92.0%	416	$1,276

(1)	Source: Appraisal.
(2)	Information based on the underwritten rent roll dated April 13, 2026.

Appraisal. The appraisal concluded to an “as is” value for the Ibex Park Property of $45,800,000 as of October 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 22, 2025, there was no evidence of any recognized environmental conditions at the Ibex Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-95

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$32,500,000
1400 Galleria Lane	Ibex Park	Cut-off Date LTV:	71.0%
Smyrna, GA 30080		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ibex Park Property:

Cash Flow Analysis(1)
	2023	2024	TTM 2/28/2026	UW	UW per Unit
Gross Potential Rent(2)	$4,299,119	$4,612,075	$4,368,620	$4,284,900	$17,854
Vacancy	($793,207)	($480,846)	($463,022)	($255,785)	($1,066)
Credit Loss	($47,771)	($82,726)	($53,517)	($42,849)	($179)
Concessions	($74,421)	($57,998)	($70,388)	($42,849)	($179)
Net Rental Income	$3,383,720	$3,990,505	$3,781,693	$3,943,417	$16,431
Other Income	$349,007	$448,382	$445,418	$472,344	$1,968
Effective Gross Income	$3,732,727	$4,438,887	$4,227,111	$4,415,761	$18,399

Real Estate Taxes	$497,932	$369,910	$434,934	$435,152	$1,813
Insurance	$138,701	$198,961	$232,054	$242,272	$1,009
Other Operating Expenses	$1,323,221	$1,273,378	$1,276,496	$1,229,284	$5,122
Total Operating Expenses	$1,959,853	$1,842,249	$1,943,484	$1,906,708	$7,945

Net Operating Income(3)	$1,772,874	$2,596,638	$2,283,627	$2,509,052	$10,454
Replacement Reserves	$0	$0	$0	$60,000	$250
Net Cash Flow	$1,772,874	$2,596,638	$2,283,627	$2,449,052	$10,204

Occupancy %(4)	81.5%	89.6%	89.4%	92.0%
NOI DSCR	0.93x	1.36x	1.19x	1.31x
NCF DSCR	0.93x	1.36x	1.19x	1.28x
NOI Debt Yield	5.5%	8.0%	7.0%	7.7%
NCF Debt Yield	5.5%	8.0%	7.0%	7.5%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated April 13, 2026.
(3)	The increase in 2024 Net Operating Income from 2023 Net Operating Income is primarily attributable to: (i) additional incremental leasing, (ii) lower expected operating expenses and (iii) increased occupancy.
(4)	UW Occupancy represents economic occupancy while historical occupancy represents physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-96

Mortgage Loan No. 15 MetroVue at Journal Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MF1			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,500,000			Location:	Jersey City, NJ 07306
Cut-off Date Balance:	$29,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.0%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Onkar Singh and Arvinder Minhas			Year Built/Renovated:	2024/NAP
Guarantors:	Onkar Singh and Arvinder Minhas			Size:	124 Units
Mortgage Rate:	6.39400%			Cut-off Date Balance Per Unit:	$237,903
Note Date:	1/22/2025			Maturity Date Balance Per Unit:	$237,903
Maturity Date:	2/6/2030			Property Manager:	GN Management, Inc.
Term to Maturity:	60 Months				(Borrower-related)
Amortization Term:	0 Months
IO Period:	60 Months			Underwriting and Financial Information
Seasoning:	16 Months			UW NOI:	$2,476,401
Prepayment Provisions:	L(40),D(15),O(5)			UW NCF:	$2,445,401
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.4%
Additional Debt Type:	NAP			UW NCF Debt Yield:	8.3%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	8.4%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.28x
				Most Recent NOI:	$2,326,229 (TTM 2/28/2026)
				2nd Most Recent NOI(1):	NAV
				3rd Most Recent NOI(1):	NAV
Reserves				Most Recent Occupancy:	96.8% (3/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(1):	NAV
Tax Reserve:	$105,135	$52,567	NAP	3rd Most Recent Occupancy(1):	NAV
Insurance Reserve:	$49,850	$6,851	NAP	Appraised Value (as of):	$54,200,000 (4/22/2026)
Replacement Reserve:	$0	$2,600	NAP	Appraised Value Per Unit:	$437,097
Immediate Repair Reserve:	$11,875	$0	NAP	Cut-off Date LTV Ratio:	54.4%
				Maturity Date LTV Ratio:	54.4%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$29,500,000	100.0%	Loan Payoff:	$23,202,572	78.7%
			Upfront Reserves:	$3,916,860	13.3%
			Return of Equity:	$1,321,314	4.5%
			Closing Costs:	$1,059,254	3.6%
Total Sources:	$29,500,000	100.0%	Total Uses:	$29,500,000	100.0%

(1)	Historical financials and occupancy are not available because the MetroVue at Journal Square Property (as defined below) was constructed in 2024 and received its final certificate of occupancy in October 2024.

The Mortgage Loan. The fifteenth largest mortgage loan (the “MetroVue at Journal Square Mortgage Loan”) is a $29,500,000 loan secured by a first priority fee mortgage encumbering a 124-unit, 13-story, high-rise apartment building located in Jersey City, New Jersey (the “MetroVue at Journal Square Property”).

The Borrower and the Borrower Sponsors. The borrower for the MetroVue at Journal Square Mortgage Loan is 161 Van Wagenen Ave LLC, a New Jersey limited liability company and single purpose entity with one independent director held in its sole member. The borrower sponsors and non-recourse carveout guarantors for the MetroVue at Journal Square Mortgage Loan are Onkar Singh and Arvinder Minhas (the “Borrower Sponsors” and “Guarantors”). The Guarantors also provided an environmental indemnity in connection with the MetroVue at Journal Square Mortgage Loan.

The Guarantors founded GN Management, Inc. in 2015 and have since completed more than 50 projects, ranging from residential/multifamily developments to luxury commercial spaces. The Borrower Sponsors currently own 17 properties, 14 of which are located in Jersey City, New Jersey.

The Property. The MetroVue at Journal Square Property is a recently built, 124-unit, 13-story high-rise apartment building located in Jersey City, New Jersey. The MetroVue at Journal Square Property is comprised of 106 (85.5%) fair market units and 18 (14.5%) affordable units. Unit inventory is comprised of 18 studio units, 98 one-bedroom units, seven two-bedroom units and one three-bedroom unit with an average unit size of 635 square feet. The weighted average underwritten rent for the affordable units is $2,273 per month, while the fair market units have a weighted average underwritten rent of $2,713 per month. As of March 31, 2026, MetroVue at Journal Square Property was 96.8% leased. Unit features include vinyl tile flooring and appliance packages including dishwashers, microwaves, refrigerators, gas range stoves and in-unit washer and dryers. Units also feature quartz countertops with undermount LED lights, wall-to-wall bathroom tile with LED mirrors, central heating and air conditioning and key fob entries. Community amenities include 24-hour

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-97

Multifamily - High Rise	Loan #15	Cut-off Date Balance:	$29,500,000
161 Van Wagenen Avenue	MetroVue at Journal Square	Cut-off Date LTV:	54.4%
Jersey City, NJ 07306		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.4%

access, concierge, valet parking, a fitness center, resident lounge, rooftop deck, dog park, a basketball and pickleball court, shuttle service to Journal Square, a major transportation hub with access to Manhattan, and co-working spaces.

The Borrower Sponsors purchased the land for the MetroVue at Journal Square Property in for $3.1 million. Construction began in December 2022 and was completed in September 2024 when the MetroVue at Journal Square Property received its certificate of occupancy. The total development cost basis was approximately $38.6 million and following origination of the MetroVue at Journal Square Mortgage Loan; the Borrower Sponsors will have approximately $9.1 million of equity remaining.

The following table presents certain information relating to the residential unit mix of the MetroVue at Journal Square Property:

Unit Mix(1)
Unit Type	# of Units	Avg. Unit Size (Square Feet)	Occupancy %	Average In-Place Rent	Average In-Place Rent ($/SF/Month)	Market Rent(2)	Market Rent/SF(2)
Fair Market
Studio	14	484	100.0%	$2,410	$4.98	$2,468	$5.10
One Bedroom	85	643	97.6%	$2,695	$4.18	$2,829	$4.40
Two Bedroom	6	869	100.0%	$3,368	$3.88	$3,656	$4.21
Three Bedroom	1	1,146	100.0%	$4,550	$3.97	$4,584	$4.00
Total / Wtd. Avg	106	640	98.1%	$2,713	$4.24	$2,845	$4.45
Affordable
Studio	4	490	75.0%	$2,017	$4.00	$2,025	$4.14
One Bedroom	13	633	92.3%	$2,280	$3.60	$2,280	$3.60
Two Bedroom	1	801	100.0%	$2,950	$3.68	$2,950	$3.68
Total / Wtd. Avg	18	611	88.9%	$2,273	$3.67	$2,261	$3.70
Total / Wtd. Avg.	124	635	96.8%	$2,654	$4.16	$2,760	$4.34

(1)	Based on the underwritten rent roll dated March 31, 2026.
(2)	Market Rent is based on the appraisal’s market rent conclusions.

The Market. The MetroVue at Journal Square Property is located in Jersey City, New Jersey within the Journal Square submarket, approximately four miles southwest of Midtown Manhattan. Primary vehicular access is via Interstate 78 to the east and Route 139 to the north. Interstate 78 feeds directly into the Holland Tunnel, which provides direct access to Lower Manhattan. The primary neighborhood roadways include Montgomery Street to the south and John Fitzgerald Kennedy Boulevard to the west, which has access to the surrounding neighborhoods and Downtown Jersey City. The neighborhood and the MetroVue at Journal Square Property runs a complementary 6am to 10pm shuttle service, providing residents with access to the Journal Square Port Authority Trans-Hudson train station located 0.4 miles away. Additionally, the MetroVue at Journal Square Property is walking distance to numerous restaurants, arts and entertainment options, and various nightlife venues.

The first quarter of 2026 occupancy rate for the Journal Square submarket was 94.2%, which is greater than the county rate of 93.6% and above the overall market’s rate of 91.3%. As of the first quarter of 2026, the Journal Square Submarket had an average Class A multifamily rental rate of $4,125 per month, compared to the broader Northern New Jersey market’s $3,283 per month. From 2015 to 2019, rent increases averaged nearly 2.5% annually. Throughout 2021 to 2025, absorption in the marketplace kept pace with deliveries, with 9,180 units absorbed per 8,957 units delivered.

The following table presents certain information relating to appraisal-identified comparable properties to the MetroVue at Journal Square Property:

Summary of Comparable Multifamily Properties(1)
Property Name	Distance to Property	Year Built	Occupancy	No. Units	Avg. Rent Per Unit(2)
MetroVue at Journal Square	NAP	2024	96.8%(3)	124	$2,654(3)
Le Leo	0.7 miles	2022	99.0%	99	$2,940
Overlook Flats	0.9 miles	2023	97.0%	297	$3,125
345 Baldwin	1.1 miles	2023	99.0%	116	$2,755
9 Homestead Place	0.9 miles	2023	94.0%	432	$2,770
Journal Squared III	0.8 miles	2024	98.0%	598	$3,445
55 Jordan	0.7 miles	2021	97.0%	267	$2,400

(1)	Source: Appraisal.
(2)	Avg. Rent Per Unit is based on the appraisal’s comparison of one-bedroom units and the weighted average rent for one-bedroom units in the underwritten rent roll dated March 31, 2026.

(3)	Information based on the underwritten rent roll dated March 31, 2026.

Appraisal. The appraisal concluded to an “as is” value for the MetroVue at Journal Square Property of $54,200,000 as of April 22, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2025, there was no evidence of any recognized environmental conditions at the MetroVue at Journal Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-98

Multifamily - High Rise	Loan #15	Cut-off Date Balance:	$29,500,000
161 Van Wagenen Avenue	MetroVue at Journal Square	Cut-off Date LTV:	54.4%
Jersey City, NJ 07306		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the MetroVue at Journal Square Property:

Cash Flow Analysis(1)(2)
	TTM 2/28/2026	UW	UW per Unit
Gross Potential Rent(3)	$3,614,048	$3,936,651	$31,747
Vacancy	$0	($196,833)	($1,587)
Credit Loss	$0	$0	$0
Concessions	($243,253)	($157,466)	($1,270)
Net Rental Income	$3,370,795	$3,582,352	$28,890
Other Income	$184,569	$184,569	$1,488
Effective Gross Income	$3,555,365	$3,766,921	$30,378

Real Estate Taxes	$662,640	$653,800	$5,273
Insurance	$84,929	$82,965	$669
Other Operating Expenses	$481,566	$553,755	$4,466
Total Operating Expenses	$1,229,135	$1,290,520	$10,407

Net Operating Income(4)	$2,326,229	$2,476,401	$19,971
Replacement Reserves	$0	$31,000	$250
Net Cash Flow	$2,326,229	$2,445,401	$19,721

Occupancy %(5)	96.8%(6)	91.0%
NOI DSCR	1.22x	1.29x
NCF DSCR	1.22x	1.28x
NOI Debt Yield	7.9%	8.4%
NCF Debt Yield	7.9%	8.3%

(1)	Historical financials and occupancy are not available because the MetroVue at Journal Square Property was constructed in 2024 and received its final certificate of occupancy in October 2024.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 31, 2026.
(4)	The increase in UW Net Operating Income from TTM 2/28/2026 Net Operating Income is primarily attributable to: (i) additional incremental leasing and (ii) burn-off of concessions provided through the initial lease-up of the MetroVue at Journal Square Property.
(5)	UW Occupancy represents economic occupancy while historical occupancy represents physical occupancy.
(6)	Based on the underwritten rent roll dated March 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-99